As filed with the Securities and Exchange Commission on June 22, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOSCRIP, INC.
(Exact name of registrant as specified in its charter)

Delaware	5912	05-0489664
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

*and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrants as specified in their charters)

100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Barry A. Posner
Executive Vice President, Secretary and General Counsel
100 Clearbrook Road,
Elmsford, New York 10523
(914) 460-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

E. William Bates, II
Adam M. Freiman
King & Spalding LLP
1185 Avenue of the Americas
New York, NY 10036-4003
(212) 556-2100

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Each Class of	Amount to be	Offering	Proposed Maximum Aggregate	Registration
Securities to be Registered	Registered	Price per Note	Offering Price	Fee
10 1/4% Senior Notes due 2015	$225,000,000(1)	100%	$225,000,000(1)	$16,042.50
Guarantees of 10 1/4% Senior Notes due 2015	—	—	—	(2)

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*Schedule A — Table of Subsidiary Guarantors

State or Other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Exact Name of Subsidiary Guarantor	Organization	Identification No.

Applied Health Care, LLC	Delaware	76-0391906
BioScrip Infusion Management, LLC	Delaware	26-1225438
BioScrip Infusion Services, Inc.	California	48-1283527
BioScrip Infusion Services, LLC	Delaware	52-1959962
BioScrip Nursing Services, LLC	New York	13-4201328
BioScrip PBM Services, LLC	Delaware	30-0208041
BioScrip Pharmacy (NY), Inc.	New York	11-3160053
BioScrip Pharmacy Services, Inc.	Ohio	34-1633456
BioScrip Pharmacy, Inc.	Minnesota	41-1841437
Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy	New York	26-1170850
Cedar Creek Home Health Care Agency, Inc.	Tennessee	62-1358032
Chronimed, LLC	Minnesota	41-1515691
CHS Holdings, Inc. f/k/a/ Camelot Acquisition Corp.	Delaware	27-1909780
Critical Homecare Solutions, Inc.	Delaware	20-5346819
Deaconess Enterprises, LLC	Ohio	31-1201829
Deaconess HomeCare, LLC	Delaware	31-1496561
East Goshen Pharmacy, Inc.	Pennsylvania	23-2499158
Elk Valley Health Services, Inc.	Tennessee	62-1204869
Elk Valley Home Health Care Agency, Inc.	Tennessee	62-1193854
Elk Valley Professional Affiliates, Inc.	Tennessee	62-1193858
Gericare, Inc.	Tennessee	62-1160679
Infusion Partners of Brunswick, LLC	Georgia	59-2966597
Infusion Partners of Melbourne, LLC	Georgia	58-2021377
Infusion Partners, LLC	Ohio	58-2102954
Infusion Solutions, Inc.	New Hampshire	02-0390589
Knoxville Home Therapies, LLC	Tennessee	62-1620048
National Health Infusion, Inc.	Florida	65-0722240
Natural Living, Inc. d/b/a BioScrip Pharmacy	New York	13-2921279
New England Home Therapies, Inc.	Massachusetts	04-3519473
Option Health, Ltd.	Illinois	42-1436658
Professional Home Care Services, Inc.	Delaware	06-1353066
Regional Ambulatory Diagnostics, Inc.	Ohio	31-1362349
Scott-Wilson, Inc.	Kentucky	61-1163044
South Mississippi Home Health, Inc.	Mississippi	64-0736426
South Mississippi Home Health, Inc. — Region I	Mississippi	64-0736425
South Mississippi Home Health, Inc. — Region II	Mississippi	64-0736424
South Mississippi Home Health, Inc. — Region III	Mississippi	64-0935599
Specialty Pharma, Inc.	Delaware	36-4512148
Wilcox Medical, Inc.	Vermont	03-0303137

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2010

Prospectus

Offer to Exchange
Up to $225,000,000 aggregate principal amount
of our 10 1/4% Senior Notes due 2015
(which we refer to as the new notes)
and the guarantees thereof which have been registered
under the Securities Act of 1933, as amended,
for a like amount of our outstanding
10 1/4% Senior Notes due 2015
(which we refer to as the old notes)
and the guarantees thereof.

The New Notes:

The terms of the new notes are substantially identical to the old notes, except that some of the transfer restrictions, registration rights and additional interest provisions relating to the old notes will not apply to the new notes as a result of the exchange and registration contemplated by this exchange offer.

•	Maturity — The new notes will mature on October 1, 2015.

•	Interest — The new notes will bear interest at a rate of 10 1/4% per annum. We will pay interest on the new notes semi-annually, in arrears, on April 1 and October 1 of each year, beginning on October 1, 2010.

•	Guarantees — The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our existing and future direct and indirect domestic restricted subsidiaries, including all of our domestic subsidiaries in existence on , 2010.

•	Ranking — In connection with our acquisition of Critical Homecare Solutions Holdings, Inc., or CHS, we entered into a new senior secured credit facility that provides for a $100.0 million senior secured term loan facility, or the Term Loan, and a $50.0 million senior secured revolving credit facility, or the Revolver. We refer to the Revolver and the Term Loan together as the New Credit Facility. The new notes and the guarantees will rank equal in right of payment to all of our and the guarantors’ future senior unsecured indebtedness and rank senior in right of payment to all of our future subordinated indebtedness. The new notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured indebtedness, including the indebtedness under the New Credit Facility.

•	Optional Redemption — On or after April 1, 2013, we may redeem some or all of the new notes at the redemption prices set forth under “Description of Notes,” plus accrued and unpaid interest to the date of redemption. Prior to April 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes (including new notes and old notes) at the premium set forth under “Description of Notes,” plus accrued and unpaid interest on the new notes to the redemption date, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the new notes at any time prior to April 1, 2013, by paying a “make whole” premium.

•	Change of Control Offer — If we experience certain change-of-control events, the holders of the new notes will have the right to require us to purchase their new notes at a price in cash equal to 101% of the principal amount thereof then outstanding, plus accrued and unpaid interest to the date of purchase.

•	Asset Sale Offer — Upon certain asset sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the new notes at 100% of the principal amount thereof then outstanding, plus accrued and unpaid interest to the date of purchase.

•	The new notes will not be listed on any securities exchange or included in any automated quotation system.

The Exchange Offer:

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless extended.

•	The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, or that there are no governmental proceedings that would, in our judgment, reasonably impair our ability to proceed with the exchange offer.

•	Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	Tenders of old notes may be withdrawn at any time before the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

The exchange offer involves risks. See “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to BioScrip, Inc., 100 Clearbrook Road, Elmsford, NY 10523, Attention: Corporate Secretary, telephone number (914) 460-1600.

In order to obtain timely delivery, you must request the information no later than          , 2010, which is five business days before the expiration date of the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our best efforts to keep the registration statement of which this prospectus forms a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the new notes. We have also agreed that we will make a reasonable number of copies of this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Industry and Market Data

We have obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

Trademarks and Service Marks

This prospectus may include trade names and trademarks of other companies. Our use or display of other parties’ trade names, trademarks or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name or trademark owners.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar forms of these words and expressions. The forward-looking statements contained in this prospectus reflect our current views about future events, are based on assumptions, and are subject to known and unknown risks and uncertainties. These forward looking statements may include, but are not limited to:

•	our expectations regarding our financial condition or results of operations in future periods;

•	our future sources of, and needs for, liquidity and capital resources;

•	our expectations regarding economic and business conditions;

•	our expectations regarding the size and growth of the market for our products and services;

•	our business strategies and our ability to grow our business;

•	the implementation or interpretation of current or future regulations and legislation, particularly governmental oversight of our business;

•	our ability to maintain contracts and relationships with our customers;

•	our sales and marketing efforts;

•	the status of material contractual arrangements, including the negotiation or re-negotiation of such arrangements;

•	the future capital expenditures required to be made by us to support and grow our business;

•	our ability to successfully complete the integration of CHS and its subsidiaries into our overall business and realize the anticipated cost saving and other synergies of the acquisition;

•	our revenues following the merger;

•	our high level of indebtedness;

•	our ability to hire and retain key employees; and

•	the outcome of lawsuits and governmental inquiries and investigations.

Many important factors could cause our actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements, including the factors listed below. Many of the factors that will determine future events or achievements are beyond our ability to control or predict. Certain of these are important factors that could cause actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements, including, but not limited to:

•	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, specialty pharmaceutical distribution organizations;

•	unfavorable general economic and market conditions;

•	reductions in federal and state reimbursement;

•	delays or suspensions of federal and state payments for services provided;

•	efforts to reduce healthcare costs and alternative health care financing;

•	existence of complex laws and regulations relating to our business;

ii

•	satisfying financial covenants contained in our New Credit Facility;

•	availability of financing sources;

•	declines and other changes in revenue due to expiration of short-term contracts;

•	our ability to hire and retain key employees;

•	network lock-outs and decisions to in-source by health insurers;

•	unforeseen problems arising from contract terminations;

•	the outcome of lawsuits and governmental investigations;

•	difficulties in the implementation and conversion of our new pharmacy system;

•	increases or other changes in our acquisition cost for our products;

•	increased competition from our competitors, including competitors with greater financial, technical, marketing and other resources, which could have the effect of reducing prices and margins;

•	the significant indebtedness incurred in completing the acquisition may limit our ability to execute our business strategy in the future and increase the risk of default under our debt obligations; and

•	changes in industry pricing benchmarks, particularly “average wholesale price,” could adversely impact prices we get reimbursed by our customers, including state Medicaid programs, and the associated margins.

The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. The reader should not place undue reliance on forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled “Risk Factors” beginning on page 15. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

SUMMARY

You should read the following summary together with the more detailed information appearing in this prospectus, as well as the financial statements and related notes thereto included in or incorporated by reference into this prospectus. In this prospectus, references to “BioScrip,” the “Company,” “we,” “us,” and “our” refer to BioScrip, Inc. and its subsidiaries on a consolidated basis; references to “CHS” refer to Critical Homecare Solutions Holdings, Inc. and its subsidiaries on a consolidated basis; and BioScrip’s acquisition of CHS is referred to as the “merger” or the “acquisition.” In this prospectus, we sometimes collectively refer to the acquisition, the offering of the old notes, our entry into the New Credit Facility and the related transactions as the “Transactions” and we refer to this offering as the “exchange offer.” Additionally, we refer to the agreement pursuant to which we agreed to acquire CHS as the “Merger Agreement.”

Our Company

We are a leading national provider of specialty pharmacy and home care products and services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications. Our services are designed to improve clinical outcomes for chronic and acute healthcare conditions while controlling overall healthcare costs. As of May 31, 2010, we had a total of 127 locations in 27 states plus the District of Columbia, including 32 community pharmacy locations, 32 home nursing locations, three mail service facilities and 60 home infusion locations, including 17 contract affiliated infusion pharmacies.

On March 25, 2010, we acquired CHS, a privately held leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. CHS was principally owned by funds managed by Kohlberg & Company, L.L.C., or Kohlberg. Our acquisition of CHS created one of the largest independent specialty pharmacy and home infusion providers in the United States, with a national network of specialty and home infusion pharmacies and services with 120 points of service in 27 states plus the District of Columbia. As a result of the acquisition, we expect to cross-sell all of our pharmacy service offerings and our homecare services, enabling accelerated pull-through opportunities with our existing payors, as well as the addition of more than 450 payor relationships from CHS. The acquisition also significantly expands our national footprint with the addition of a strong regional and local management team. In addition to broadening our clinical services organization and expertise, the acquisition of CHS also increases our focus on higher margin therapies. As we integrate CHS into our operations, we expect to expand our overall profit and operating margins. In connection with our acquisition of CHS, we issued $225.0 million aggregate principal amount of the old notes and entered into the New Credit Facility.

Below is a brief discussion of our business and operations as reported in our financial statements on a segment basis. Immediately upon consummating the acquisition of CHS, we began integrating the operations of CHS into BioScrip. We believe that our operations, organizational structure and related segment reporting may change as a result of the acquisition. We are currently evaluating how to review and evaluate the operating performance of and allocate resources to the operating units following the acquisition of CHS.

Prior to our acquisition of CHS, we historically operated in two primary segments — Specialty Pharmacy Services and Traditional Pharmacy Services. Through our Specialty Pharmacy Services segment, we deliver comprehensive support, dispensing/distribution of specialized pharmaceuticals, patient care management, data reporting and a range of other complex therapy management services to patients with certain chronic health conditions or multiple conditions. Specialty drugs are high-cost injectable, infusible, inhalable or oral drugs that require special handling (such as refrigeration) or compounding prior to administration, and sometimes require close professional monitoring during the course of administration and often throughout treatment. Our pharmacies are full-service, carrying both traditional and specialty medications and able to treat patients with a variety of medical conditions. We believe that care management programs deliver superior clinical outcomes through enhanced medication compliance and patient retention, as has been demonstrated in third-party clinical studies.

In our Traditional Pharmacy Services segment, we mainly provide traditional mail order pharmacy fulfillment, and to a lesser extent we administer prescription discount card programs and fully-funded pharmacy benefit management services. These services are marketed to plan sponsors and are designed to promote cost-effective, clinically appropriate pharmacy services through our mail service distribution facility. Prescription discount card programs are administered on behalf of commercial plan sponsors, typically third party administrators, or TPAs, whereby revenue is derived on a per claim basis from the dispensing network pharmacy.

Through our home health business, most of which we acquired from our acquisition of CHS, we provide home infusion therapy, respiratory therapy and home medical equipment, skilled nursing and therapy visits, private duty nursing services, rehabilitation services, hospice and medical social services to patients primarily in the eastern United States in the home through our home health locations. Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community- and home-based care environment. Our core services are provided in coordination with and under the direction of the patient’s physician. Our home health professionals, including pharmacists, nurses, respiratory therapists and physical therapists, work with the physician to develop a plan of care suited to the patient’s specific needs. Whether in the home, physician office, ambulatory infusion center or other alternate site of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, HIV/AIDS, cancer, iron overload, multiple sclerosis, organ transplants, rheumatoid arthritis, immune deficiencies and congestive heart failure.

Industry Overview

The U.S. healthcare industry is large and growing. According to the Centers for Medicare and Medicaid, or CMS, the U.S. federal agency which administers Medicare, Medicaid and the Children’s Health Insurance Program, spending on healthcare in the United States was estimated to be $2.5 trillion in 2009, or approximately 17.6% of U.S. gross domestic product, and is projected to grow at a rate of 6.3% per annum, to almost $4.4 trillion by 2018, or approximately 20.3% of U.S. gross domestic product. Healthcare industry growth is driven by several factors, including aging demographics, increased use of prescription drugs, continued development and adoption of new medical technologies and the continued lengthening of expected life spans. Additionally, according to research by Johns Hopkins University and the Population Division, U.S. Census Bureau, the number of Americans living with at least one chronic condition, acute illness or infectious disease, the treatment of which account for approximately 83% of total healthcare expenditures in the United States, is projected to grow from an estimated 141 million Americans in 2010, or approximately 45% of the U.S. population, to a projected 171 million Americans by 2030.

The specialty pharmacy industry is also large and fast growing, with an estimated $60 billion in aggregate expenditures in 2008 and a projected growth rate of 15-20% per annum in the years from 2009 through 2012. That growth rate is twice the national growth rate of traditional pharmacy expenditures. Growth in the specialty pharmacy market is being driven by a number of factors, including new product launches, new indications for existing products, aging demographic trends and an increase in the incidence of chronic medical conditions.

Additionally, projected growth in the specialty pharmacy industry is partially attributable to the introduction of new products from the significant specialty drug pipeline. According to a report by the Pharmaceutical Research and Manufacturers of America, there are estimated to be 633 specialty drugs in the U.S. Food and Drug Administration’s late stage development pipeline addressing more than 100 diseases. The majority of these are aimed at cancer and related conditions with a significant number of drugs needing to be infused and the vast majority requiring accompanying clinical programs.

The home healthcare sector is a rapidly growing component of the U.S. healthcare industry which encompasses segments such as home nursing, infusion therapy, respiratory therapy and durable medical equipment. Home health, which CMS estimates to be an approximately $70 billion component of estimated 2009 healthcare spending in the United States, is projected to grow at 7.6% per annum from 2009 to 2018. Growth in the home health sector is driven by many factors, including aging demographic trends, an increase in the incidence of chronic medical conditions, increasing costs of institutional (such as hospitals) care, strong patient preferences for home care and improved technology.

Home health is a critical element in controlling healthcare costs, as it provides payors with a lower cost alternative to traditional hospitalization, especially within infusion therapy. The cost is, on average, 97.5% less than a traditional short-term acute care hospital-based treatment and 76.6% less than treatment received in a typical skilled nursing facility. According to research by Johns Hopkins University and the Population Division, U.S. Census Bureau, as a result of the aging of the U.S. population, increased incidence of chronic illnesses and various other demographic trends, a larger number of patients tend to be on multiple therapy regimens, which underscores the importance of customized and integrated clinical care management programs that support all drug delivery technologies.

Medicare currently provides limited reimbursement coverage for home infusion therapy and does not currently reimburse home infusion therapy providers for professional services, specialized equipment or supplies required to properly administer infusion pharmaceuticals in a home setting. The lack of broad Medicare coverage has historically forced patients to rely on hospitals and other settings for treatment. Given the significant value proposition of receiving infusion pharmaceuticals in the home setting compared to an acute care hospital or skilled nursing facility, home infusion therapy is one of the few segments of the healthcare industry that is expected to benefit from Medicare reimbursement reform.

Because of these favorable trends in both the specialty pharmacy, particularly home and alternate site infusion, and home health industries, almost all of the larger, independent specialty pharmacy and home infusion providers have been acquired over the last several years by the large national pharmacy benefit managers, or PBMs, and national retail pharmacy chains. For example, since 2004, Medco Health Solutions purchased Accredo Health Group, Express Scripts purchased CuraScript, Walgreens purchased OptionCare and Apria Healthcare Group purchased Coram. We believe that these larger competitors have left a void in the market for an independent provider having an extensive local presence that promotes high touch, clinically focused programs. This recent consolidation has also increased the number of experienced management professionals looking for an independent platform to employ their years of clinically focused experience and management skills.

Our Strengths

We believe that our company has a number of competitive strengths, including:

Attractive Independent and Local Competitive Position with Significant National Platform and Infrastructure

As of May 31, 2010, we had a total of 127 locations in 27 states plus the District of Columbia, including 32 community pharmacy locations, 32 home nursing locations, three mail service facilities and 60 home infusion locations, including 17 contract affiliated infusion pharmacies. Our model combines local presence with effective, comprehensive clinical programs for multiple therapies and all delivery technologies (oral, injectable and infusible). We also have the capabilities and payor relationships to distribute specialty pharmaceuticals to all 50 states. We have more than 1,000 MCO relationships and are one of the few home health and specialty pharmacy providers that can offer a truly national, integrated and comprehensive approach to MCOs, which generally favor fully integrated vendors who can provide high-touch specialty pharmacy solutions to their patients.

Diversified Payor Base with Limited Reliance on Government Payors

On a combined basis, approximately 71% and 67% of our pro forma revenue for the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, was from non-government payors. Additionally, although Medicare and Medicaid represent a larger percentage of our overall revenues as a result of our acquisition of CHS, we believe that we further diversified our overall business exposure to revenue concentration, as our overall exposure to Medicare and Medicaid is diversified among various therapies and conditions, thereby minimizing risk in any one therapy area. Regarding commercial payors, no single payor represented more than 13% of our pro forma revenue for both the year ended December 31, 2009 or the three months ended March 31, 2010, with the top five payors comprising 31% of our pro forma revenue for either the year ended December 31, 2009 and the three months ended March 31, 2010. Most of our top payors, including the top payor, are PBMs, which have a diversified base of end users. Our diverse range of disease-state therapy regimens offered through our clinical management programs allows us to further mitigate reimbursement risk. We believe that our historical under-penetration of the Medicare and Medicaid markets provides us with significant opportunities for growth with limited risk.

Effective Care Management Clinical Programs that Produce Positive Clinical Outcomes

We have diversified, comprehensive and effective clinical programs across numerous therapeutic areas, including: chronic kidney disease; Crohn’s disease; deep vein thrombosis; Gaucher’s disease; growth hormone deficiency; hemophilia; Hepatitis C; HIV/AIDS; immune deficiency; infertility; multiple sclerosis; oncology; osteoarthritis; psoriasis; rheumatoid arthritis; organ transplant; ulcerative colitis; respiratory syncytical virus; infection control; and nutrition abnormalities. We have clinical programs that are designed to improve patient adherence and retention. We handle all specialty pharmaceutical delivery technologies, oral, injectable and infusible. We believe that we have earned a positive reputation among all of our stakeholders — patients, physicians, payors and pharmaceutical manufacturers — by providing superior service and favorable clinical outcomes. We believe that our independent platform provides the specialty pharmaceuticals and the necessary programs and services for better and more efficient clinical outcomes for our clients.

Attractive and Diversified Therapeutic Coverage within the Home Infusion Market

Our infusion business provides high value traditional infusion therapies with accompanying clinical management and home care. Our infusion product offerings and services are designed to treat chronic conditions, such as total parenteral nutritional, cancer and hemophilia, which comprise over 19% of our pro forma infusion revenue for both the year ended December 31, 2009 and the three months ended March 31, 2010, and have significantly higher margins than our specialty infusion products and services. In addition to the long-term treatment associated with these chronic conditions, these conditions require ongoing caregiver counseling and education regarding patient treatment and ongoing monitoring to encourage patients to comply with the prescribed therapy, including programs for enteral and total parenteral nutrition and pediatric infusion. Our clinical management programs offer a number of multiple disease-state therapy regimens, increasing the number of opportunities to cross-sell services and technologies.

Experienced Management Team with Recognized Financial Sponsor Support

We have a strong and well-respected management team with a diverse background in the healthcare industry, with a common focus on the specialty pharmacy and home infusion industries. The team also has prior experience at leading healthcare companies such as OptionCare, Coram Healthcare, Hemophilia Resources of America, Caremark and Walgreens. Combined, the team has over 200 years of relevant industry experience and over 75 years of combined tenure at BioScrip. Our President and Chief Operating Officer, Richard Smith, has over 17 years of home health experience in increasingly senior positions at various public and private healthcare companies, and is overseeing the integration of the CHS platform into our existing network. After the acquisition, several key members of the CHS management team have continued with our company and will support achievement of our long-term strategic goals. Also following the acquisition, funds managed by Kohlberg and other minority stockholders, which we refer to as the Former CHS Stockholders, beneficially own approximately 30% of our common equity (inclusive of warrants and options), and Kohlberg is the largest single beneficial owner of our shares. Upon completion of the acquisition, Kohlberg appointed two members to our Board of Directors. Kohlberg is a leading U.S. private equity firm.

Our Strategy

Since our acquisition of CHS, our management has been implementing both its strategic plan as well as a detailed merger integration plan to achieve and expand the synergistic benefits of the acquisition. Management has also commenced executing on its plan to seize organic revenue growth opportunities by cross-selling products and services through our expanded geographic footprint and payor contract base. Our long-term goal is to be the leading independent provider of specialty pharmacy and home health services in the United States. We intend to achieve these goals and objectives as follows:

Continuing to Focus on Core High-Value Therapies

We will continue to focus on delivering high value therapies, such as anti-infective, total parenteral and enteral nutrition therapies, as well as expanding our portfolio of high-value chronic therapies. We have significant clinical experience in managing patients afflicted with these conditions, which we deliver on a local basis to patients in their homes due to the complexity and frequency of pharmaceutical administration and need for continued professional monitoring. In other cases, where appropriate, we deliver oral, injectable and infusible products on a national or regional basis.

Continuing to Operate a Local Clinical Model that Emphasizes Customized Care Management

Our infusion branches utilize a coordinated team approach, comprised of nurses, therapists and pharmacists designed to administer locally and monitor the medical care of our patient population that frequently suffers from chronic diseases. These local teams provide customized patient care management, which we believe assures patient responsiveness to their plan of care, better quality care and a personal touch that our patients have come to expect.

Focusing on the Integration of CHS’s Business

Our team has extensive experience managing and integrating infusion businesses. We have worked closely with CHS’s former management to implement a seamless transition through a detailed, cross-functional integration plan led by Richard Smith, our President and Chief Operating Officer. We believe that the complexity of a systems integration is mitigated by the fact that all of our and CHS’s infusion locations use the same clinical management and accounts receivables software and that the reimbursement, pharmacy and clinical teams are experienced working with that software. We have not experienced, and do not anticipate, any systems disruption or patient disruptions, because no facilities will be merged except for a small BioScrip satellite branch. Local CHS businesses continue to operate under their brands used prior to the acquisition, and field operations will be left intact. This strategy is intended to minimize revenue risk and disruptions to our business.

Achieving Cost Synergies and Targeting Cross-Selling Opportunities

We anticipate cost savings synergies and margin expansion from the acquisition of CHS. By combining our and CHS’s platforms, we intend to eliminate significant overlap and redundancy in corporate overhead and infrastructure in order to achieve annualized cost savings of approximately $5.0 million. We also have begun combining CHS’s purchasing volume with our purchasing volume, leveraging the increased scale of our operations, purchasing volume and medication distribution in order to achieve contractual annualized cost of revenue synergies of approximately $3.0 million. In addition to these cost savings, we believe that there are potential significant synergies that can be achieved through up-selling and cross-selling products and services, as described below.

Leveraging Our Combined Relationships with National MCOs

Our business requires us to maintain strong relations with local and regional referral sources, patients and managed care payors. We intend to leverage our collective current relationships, geographic coverage, clinical expertise and reputation, as well as corporate infrastructure, regulatory expertise and contacts, in order to expand our relationships with national MCOs and pursue national contracts with these organizations. Our sales and marketing strategy focuses on continuing and ultimately expanding these relationships. Additionally, we have begun to focus on organic revenue growth opportunities by cross-selling products and services through our expanded geographic footprint and payor contract base. In addition to BioScrip’s more than 600 payor relationships, we gained over 450 new MCO relationships through our acquisition of CHS. These new contracts will increase our opportunity to cross-sell all services on a national level and showcase clinically proven care management programs, which we believe will accelerate pull-through opportunities as new treatment and pharmaceutical technologies become available. CHS also offers clinical disease management for home care therapies, providing the opportunity to enhance our relationships with, and make the combined company attractive to, MCOs. As a result of the acquisition, we have approximately 140 sales representatives and over 1,000 MCO relationships.

Selectively Pursuing Acquisitions of Other Independent Home Infusion Therapy Providers in Contiguous and Other Strategic Markets

We believe that a substantial portion of the home infusion market consists of small, independent home infusion providers, and we believe that industry dynamics in the currently fragmented home infusion market favor consolidated providers and the operational efficiencies that come with scale. Following the integration of CHS, we plan to selectively pursue strategic add-on acquisitions of other independent home care providers with established track records in markets contiguous to our existing operations. We believe acquisitions in contiguous markets can be efficiently integrated into our existing operations and added to our existing managed care contracts and payor and patient platforms.

Post-Acquisition Accounting Treatment

The aggregate consideration paid by us in connection with the merger was provisionally allocated to CHS’s assets and liabilities based on their fair values, with any excess being treated as goodwill. These amounts are subject to change as additional information on asset and liability valuations becomes available. We have consolidated CHS’s assets, liabilities and results of operations with our assets, liabilities and results of operations after the consummation of the merger.

Corporate Information

BioScrip was incorporated in Delaware on March 22, 1996 under the name MIM Corporation and changed its name to BioScrip, Inc. in 2005. Our principal executive offices are located at 100 Clearbrook Road, Elmsford, New York 10523 and our telephone number is (914) 460-1600. BioScrip’s common stock has been publicly traded since 1996 and is listed on the Nasdaq Global Market under the symbol “BIOS.”

The Exchange Offer

The following summary contains basic information about the exchange offer and is not intended to be complete. For a more detailed description of the terms and conditions of the exchange offer, please refer to the section entitled “The Exchange Offer.”

The Exchange Offer	We are offering to exchange $1,000 principal amount of the new notes, which have been registered under the Securities Act, for each $1,000 principal amount of the old notes, which have not been registered under the Securities Act. We issued the old notes on March 25, 2010.

In order to exchange your old notes, you must promptly tender them before the expiration date (as described in this prospectus). All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the new notes on or promptly after the expiration date.

You may tender your old notes for exchange in whole or in part in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration Rights Agreement	We sold the old notes on March 25, 2010 to Jefferies & Company, Inc., the initial purchaser. Simultaneously with that sale, we signed a registration rights agreement with the initial purchaser relating to the old notes that requires us to conduct the exchange offer.

Subject to certain limitations, you have the right under the registration rights agreement to exchange your old notes for new notes. The exchange offer is intended to satisfy such right. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

For a description of the procedures for tendering old notes, see “The Exchange Offer — Procedures for Tendering Old Notes.”

Consequences of Failure to Exchange	If you do not exchange your old notes for new notes in the exchange offer, you will still have the restrictions on transfer provided in the old notes and in the indenture that governs both the old notes and the new notes. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act and applicable state securities laws. We do not plan to register the old notes under the Securities Act. See “Risk Factors — Risks Related to the Exchange Offer — If you do not exchange your old notes for new notes, your ability to sell your old notes will be restricted.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2010, unless we extend it. In that case, the expiration date will be the latest date and time to which we extend the exchange offer.

See “The Exchange Offer — Expiration Date; Extensions; Amendments.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. For more information, see “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you hold old notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC. See “The Exchange Offer — Procedures for Tendering Old Notes.” If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be. By accepting the exchange offer, you will represent to us that, among other things:

• any new notes that you receive will be acquired in the ordinary course of your business;

• you are not engaging in or intending to engage in a distribution of the new notes and you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the new notes;

• if you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the new notes; and

• you are not our “affiliate” as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Withdrawal Rights	You may withdraw the tender of your old notes at any time before the expiration date. To do this, you should deliver a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described in the section “The Exchange Offer — Withdrawal Rights.”

Exchange Agent	The exchange agent for the exchange offer is U.S. Bank National Association. The address, telephone number and facsimile number of the exchange agent are provided in the section “The Exchange Offer — Exchange Agent,” as well as in the letter of transmittal.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes. See the section “Use of Proceeds.”

United States Federal Income Tax Consequences	Your exchange of the old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any taxable gain or loss as a result of the exchange. See the section “Material United States Federal Income Tax Considerations.”

Summary Description of the New Notes

The summary below describes the principal terms of the new notes. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. Certain of the terms described below are subject to important limitations and exceptions. See the section entitled “Description of Notes” in this prospectus for a more detailed description of the terms of the new notes and the indenture governing the new notes. In this subsection, “we,” “us” and “our” refer only to BioScrip, Inc., as issuer of the notes, and not to any of our subsidiaries.

Issuer	BioScrip, Inc.

Securities Offered	$225.0 million aggregate principal amount of 10 1/4% Senior Notes due 2015.

Maturity Date	October 1, 2015.

Interest Rate	We will pay interest on the new notes at an annual interest rate of 10 1/4%.

Interest Payment Dates	We will make interest payments on the new notes semi-annually in arrears on each April 1 and October 1, beginning on October 1, 2010. Interest will accrue from the issue date of the old notes.

Guarantees	The new notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our existing and future direct and indirect domestic restricted subsidiaries, including all of our domestic subsidiaries in existence on , 2010.

Ranking	The new notes and the guarantees will rank equal in right of payment with all of our and the guarantors’ future senior unsecured indebtedness and rank senior in right of payment to all of our and the guarantors’ future subordinated indebtedness. The new notes and the guarantees will be effectively subordinated to our and the guarantors’ existing and future secured indebtedness, including the indebtedness under the New Credit Facility.

Optional Redemption	On or after April 1, 2013, we may redeem some or all of the new notes at the redemption prices set forth under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest to the date of redemption. Prior to April 1, 2013, we may redeem up to 35% of the aggregate principal amount of the notes (including new notes and old notes) at the premium set forth under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings. In addition, we may, at our option, redeem some or all of the new notes at any time prior to April 1, 2013, by paying the “make whole” premium set forth under “Description of Notes — Optional Redemption.”

Change of Control Offer	If we undergo a Change of Control (as defined in “Description of Notes — Certain Definitions”), the holders of the new notes will have the right to require us to purchase their new notes at a price in cash equal to 101% of their principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Asset Sale Proceeds	Upon certain Asset Sales (as defined in “Description of Notes — Certain Definitions”), we may be required to use the net proceeds to offer to purchase new notes at 100% of their principal amount, plus accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the new notes, among other things, limits our ability and the ability of our domestic restricted subsidiaries to:

• incur or guarantee additional indebtedness or issue certain preferred stock;

• transfer or sell assets;

• make certain investments;

• pay dividends or distributions, redeem subordinated indebtedness or make other restricted payments;

• create or incur liens;

• incur dividend or other payment restrictions affecting certain subsidiaries;

• issue capital stock of our subsidiaries;

• consummate a merger, consolidation or sale of all or substantially all of our assets; and

• enter into transactions with affiliates.

These covenants will be subject to a number of important exceptions and qualifications. See “Description of Notes — Certain Covenants.”

Book-Entry Form	Initially, the new notes will be represented by one or more global notes in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of DTC.

No Public Market	The new notes will not be listed on any securities exchange or included in any automated quotation system.

For more information about the new notes, see “Description of Notes” in this prospectus.

You should refer to “Risk Factors” for an explanation of certain risks related to investing in the new notes.

Selected Historical Consolidated Financial Data

The following table sets forth our selected historical consolidated financial data. The selected historical consolidated financial data as of and for the fiscal years ended December 31, 2005, 2006, 2007, 2008 and 2009 have been derived from our audited consolidated financial statements as of such dates and for such periods, which, in the case of our audited consolidated financial statements as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009, are incorporated by reference into this prospectus. The selected historical consolidated financial data as of and for the three months ended March 31, 2009 and 2010 have been derived from our unaudited consolidated financial statements as of such dates and for such periods which are incorporated by reference into this prospectus and which, in our opinion, reflect all adjustments, consisting of normal accruals, necessary for a fair presentation of the information as of the dates and for such periods presented. Our results of operations for the three months ended March 31, 2010 may not be indicative of results that may be expected for the full year. The selected consolidated financial data presented below should be read in conjunction with, and is qualified by reference to, our historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus.

As of March 31, 2010, we do not have any independent assets or operations and, as a result, our direct and indirect subsidiaries (other than minor subsidiaries), each being 100% owned by us, are fully and unconditionally, jointly and severally providing guarantees on a senior unsecured basis to the new notes. We and each of our guarantor subsidiaries are subject to restrictive covenants under the New Credit Facility. The New Credit Facility ranks senior to each subsidiary’s guarantee of the new notes and could restrict our ability to obtain funds from the guarantor subsidiaries.

						Three Months Ended
	Fiscal Year Ended December 31,					March 31,
	2005(1)	2006(2)	2007	2008	2009	2009	2010
	(In thousands, except ratios and per share amounts)

Statement of Operations Data:
Revenue(3)	$1,072,895	$1,151,940	$1,197,732	$1,401,911	$1,329,525	$325,749	$335,068
Cost of revenue	956,519	1,033,884	1,060,717	1,259,741	1,171,703	289,759	296,150

Gross profit	$116,376	$118,056	$137,015	$142,170	$157,822	$35,990	$38,918
Merger related expenses(4)	4,575	58	—	—	1,774	—	5,040
Selling, general and administrative expenses	96,630	115,258	120,147	125,202	131,946	30,327	36,354
Bad debt expense	12,814	12,443	5,119	4,667	8,636	1,380	3,650
Amortization of intangibles	6,395	6,538	2,898	1,936	—	—	176
Goodwill and intangible impairment(5)	25,165	—	—	93,882	—	—	—
Interest expense, net	392	3,018	3,270	2,711	1,920	594	3,169

(Loss) income before income taxes	$(29,595)	$(19,259)	$5,581	$(86,228)	$13,546	$3,689	$(9,471)
Tax (benefit) provision	(5,748)	19,030	2,264	(12,196)	(40,553)	404	(2,302)

Net (loss) income(6)(7)	$(23,847)	$(38,289)	$3,317	$(74,032)	$54,099	$3,285	$(7,169)

Net (loss) income per basic share	(0.70)	(1.03)	0.09	(1.93)	1.39	0.08	(0.18)
Net (loss) income per diluted share	(0.70)	(1.03)	0.09	(1.93)	1.36	0.08	(0.18)
Weighted average shares outstanding used in computing:
basic (loss) income per share	34,129	37,304	37,647	38,417	38,985	38,709	40,825
diluted (loss) income per share	34,129	37,304	38,491	38,417	39,737	38,787	40,825

								Three Months Ended
	Fiscal Year Ended December 31,							March 31,
	2005(1)	2006(2)	2007		2008	2009		2009		2010
	(In thousands, except ratios and per share amounts)

Balance Sheet Data (at period end):
Cash and cash equivalents	$1,521	—	—		—	—		—		$37,245
Receivables, less allowance for doubtful accounts	127,880	135,139	128,969		158,649	151,113		144,612		179,212
Inventory	25,873	33,471	33,598		45,227	51,256		39,040		60,406
Property and equipment, net	9,232	10,409	11,742		14,748	15,454		14,714		22,514
Working capital	67,488	37,023	49,213		58,844	91,078		63,210		178,766
Line of credit	7,427	52,895	33,778		50,411	30,389		36,114		—
Deferred tax asset valuation allowance establishment or reversal(7)	—	(25,664)	—		—	44,839		—		—
Total assets(5)	298,629	305,456	296,822		246,957	287,220		227,177		714,563
Total debt	7,427	52,895	33,778		50,411	30,389		36,114		319,318
Stockholders’ equity	195,765	161,833	166,203		95,537	155,793		99,566		256,288
Other Data:
Ratio of earnings to fixed charges(8)	—	—	2.71	x	—	8.06	x	7.21	x	—
Pro forma ratio of earnings to fixed charges(8)(9)						1.41	x			—
Net debt(10)	5,906	52,895	33,778		50,411	30,389		36,114		282,073
EBITDA(11)	(19,288)	(5,387)	15,941		(77,124)	20,499		5,394		(4,642)
Adjusted EBITDA(11)	(14,713)	(2,800)	18,945		(72,539)	25,692		6,170		2,685

(1)	Includes Chronimed, Inc. beginning March 2005.

(2)	Includes Intravenous Therapy Services, Inc. beginning March 2006.

(3)	Certain PBM customer contracts ended in or prior to 2007. Revenue related to these contracts was $154.8 million, $76.8 million and $15.0 million in 2005, 2006 and 2007, respectively. Revenue in 2008 includes Competitive Acquisition Program, or CAP, revenue of $71.2 million. The CAP program ended December 31, 2008. Revenue in 2008 also includes UHC HIV/AIDS and solid organ transplant services of $116.6 million from contracts which ended in the first half of 2009. 2009 revenue includes $23.3 million related to these UHC HIV/AIDS contracts.

(4)	Expenses in 2009 and the three months ended March 31, 2010 reflect merger and integration expenses related to our acquisition of CHS on March 25, 2010. Expenses in 2005 and 2006 reflect merger, integration and re-branding expenses related to our acquisition of Chronimed, Inc. on March 12, 2005.

(5)	2005 includes a $6.6 million charge related to write-off of non-compete agreements, trade names and customer lists due to our rebranding strategy in the Specialty Pharmacy Services segment, and an $18.6 million charge related to goodwill impairment in the Traditional Pharmacy Services segment. 2008 includes a $90.0 million charge related to an impairment of goodwill and a $3.9 million charge related to the write-off of intangible assets.

(6)	2005 includes a $4.3 million charge, net of tax, to reflect an increase in the allowance for doubtful accounts receivable created by lower than expected collections during the integration period following our acquisition of Chronimed, Inc.

(7)	2006 includes a $25.7 million income tax charge for the establishment of a valuation allowance recorded against deferred tax assets. 2009 includes a $44.8 million tax benefit relating to the reversal of the valuation allowance on deferred tax assets.

(8)	Calculated as income (loss) before income taxes, plus fixed charges, divided by fixed charges. Fixed charges include interest costs incurred and estimated interest within rental expense. Earnings before taxes were insufficient to cover fixed charges by $30.0 million, $22.3 million and $88.9 million for the fiscal years ended December 31, 2005, 2006 and 2008, respectively. Earnings before taxes were insufficient to cover fixed charges by $12.6 million for the three months ended March 31, 2010 and by $16.9 million for the three month pro forma period ended March 31, 2010.

(9)	Reflects the ratio of earnings to fixed charges after giving effect to the Transactions.

(10)	Net debt is defined as total debt less cash and cash equivalents.

(11)	EBITDA represents net income before interest expense, net, tax benefit provision, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted for acquisition and integration related costs (excluding finance fees), bad debt expense associated with the termination of the CAP program on December 31, 2009, a civil settlement with the U.S. Office of The Inspector General, or OIG, and stock-based compensation expense.

EBITDA and Adjusted EBITDA are supplemental measures of our performance and our ability to service debt that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of our liquidity.

Our measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA and Adjusted EBITDA in this prospectus because we believe that such information is used by certain investors as one measure of a company’s historical ability to service debt. We believe this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA and Adjusted EBITDA when reporting their financial results. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Some of these limitations are:

• they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• they do not reflect changes in, or cash requirements for, our working capital needs;

• they do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

• although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

• they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

• other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. Please see our financial statements, including the related notes, as well as the unaudited pro forma combined financial information of BioScrip, contained or incorporated by reference into this prospectus.

The following tables reconcile our net income to EBITDA and Adjusted EBITDA for the periods presented:

						Three Months Ended
	Fiscal Year Ended December 31,					March 31,
	2005	2006	2007	2008	2009	2009	2010
	(In thousands)

Net (loss) income	$(23,847)	$(38,289)	$3,317	$(74,032)	$54,099	$3,285	$(7,169)
Interest expense, net	392	3,018	3,270	2,711	1,920	594	3,169
Tax (benefit) provision	(5,748)	19,030	2,264	(12,196)	(40,553)	404	(2,302)
Depreciation and amortization	9,915	10,854	7,090	6,393	5,033	1,111	1,660

EBITDA	$(19,288)	$(5,387)	$15,941	$(77,124)	$20,499	$5,394	$(4,642)

Acquisition and integration related costs, excluding finance fees	4,575	58	—	—	1,774	—	5,040
Bad debt expense related to CAP contract termination	—	—	—	—	—	—	1,483
OIG settlement	—	—	—	795	—	—	—
Stock-based compensation expense	—	2,529	3,004	3,790	3,419	776	804

Adjusted EBITDA	$(14,713)	$(2,800)	$18,945	$(72,539)	$25,692	$6,170	$2,685

RISK FACTORS

Any investment in the new notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to invest in the new notes. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Business

We may not realize the anticipated benefits of our acquisition of CHS because of integration difficulties.

Integrating the operations of the businesses of CHS successfully or otherwise realizing any of the anticipated benefits of the merger with CHS, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. The failure to meet these integration challenges could seriously harm our financial condition and results of operations.

Realizing the benefits of the merger will depend in part on the integration of information technology, or IT, operations and personnel. These integration activities are complex and time-consuming and we may encounter unexpected difficulties or incur unexpected costs, including:

•	our inability to achieve the cost savings and operating synergies anticipated in the merger, including synergies relating to increased purchasing efficiencies and a reduction in costs associated with the merger, which would prevent us from achieving the positive earnings gains expected as a result of the merger;

•	diversion of management attention from ongoing business concerns to integration matters;

•	difficulties in consolidating and rationalizing IT platforms and administrative infrastructures;

•	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations where management may determine consolidation is desirable;

•	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality customer service;

•	challenges in demonstrating to customers of BioScrip and to customers of CHS that the merger will not result in adverse changes in customer service standards or business focus; and

•	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters.

We may not successfully integrate the operations of the businesses of CHS in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits and synergies of the merger with CHS to the extent, or in the time frame, anticipated. The anticipated net reductions in costs and expenses are projections that are uncertain, and are based on assumptions and preliminary information which may prove to be inaccurate. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine operations.

If we are unable to manage our growth profitably after the merger is completed, our business and financial results could suffer.

Our future financial results will depend in part on our ability to profitably manage our growth on a combined basis with CHS. Management will need to maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems. We expect to spend approximately $3.0 million of integration-related capital expenditures in the first 12 months after completion of the merger and to incur $5.0 million of integration-

related expenses during that 12-month period. If the integration-related expenses and capital expenditure requirements are greater than anticipated, or if we are unable to manage our growth profitably after the merger, our financial condition and results of operations may suffer.

A shortage of qualified registered nursing staff and other caregivers could adversely affect our ability to attract, train and retain qualified personnel and could increase operating costs after the merger.

Our business relies significantly on its ability to attract and retain caregivers who possess the skills, experience and licenses necessary to meet the requirements of its patients. We compete for personnel with other providers of the services we provide. Our ability to attract and retain caregivers after the merger will depend on several factors, including our ability to provide these caregivers with attractive assignments and competitive benefits and salaries. There can be no assurance that we will be successful in any of these areas. In addition, there are occasional shortages of qualified healthcare personnel in some of the markets in which we operate. As a result, we may face higher costs to attract caregivers and we may have to provide them with more attractive benefit packages than originally anticipated, either of which could cause our profitability to decline. Finally, if we expand our operations into geographic areas where healthcare providers historically have unionized or unionization occurs in our existing geographic areas, we cannot assure you that negotiating collective bargaining agreements will not have a negative effect on our ability to timely and successfully recruit qualified personnel. If we are unable to attract and retain caregivers, the quality of our services may decline and we could lose patients and referral sources.

Subject to certain limitations, the Former CHS Stockholders and certain former optionholders of CHS may sell our common stock beginning September 26, 2010, which could cause our stock price to decline.

The shares of our common stock that the Former CHS Stockholders and certain former optionholders of CHS received in connection with the merger with CHS are restricted, but such Former CHS Stockholders and former optionholders may sell the shares of our common stock under certain circumstances. We have entered into a stockholders’ agreement with the Former CHS Stockholders and certain former optionholders of CHS, pursuant to which we have agreed to register their shares of our common stock with the SEC in order to facilitate sales of those shares. The sale of a substantial number of our shares by such parties or our other stockholders within a short period of time could cause our stock price to decline, making it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.

The continuing pressure on the global credit and financial markets could materially and adversely affect our business and results of operations.

The ongoing global financial crisis continues to result in severely diminished liquidity and credit availability, volatility in consumer confidence, declines in economic growth, increases in unemployment rates and an ongoing uncertainty about market stability. The effect of these actions could reduce enrollment in governmental programs or benefits available to be enrolled.

Limited or expensive access to credit could also reduce the ability of the patients we serve to pay deductibles and co-insurance. Higher unemployment rates and significant employment layoffs and downsizings may lead to lower numbers of patients enrolled in employer-provided plans. The adverse economic conditions could also cause employers to stop offering, or limit, certain healthcare coverage, or the program designs associated with the coverage, as an employee benefit or cause them to offer this coverage on a voluntary, employee-funded basis as a means to reduce their operating costs, leaving the patient’s ability to pay in question and increasing the likelihood that compliance to drug therapies will be interrupted.

During an economic downturn, federal and state budgets could be adversely affected, resulting in reduced or delayed reimbursements or payments by the federal and state government healthcare coverage programs in which we participate, including Medicare, Medicaid and other federal or state assistance plans, and changes adversely affecting our revenues and financial results could be implemented to agreements already negotiated with the government. Government programs could also slow or temporarily suspend payments on Medicaid obligations, negatively impacting our cash flow and increase our working capital needs and interest payments.

Competition in the pharmaceutical and home healthcare services industries could reduce profit margins.

The pharmaceutical and home healthcare services industries are very competitive. Our competitors include large and well-established companies that may have greater financial, marketing and technological resources than we do.

The specialty pharmacy industry is highly competitive. Some of our competitors are under common control with, or ownership by, pharmaceutical wholesalers and distributors, MCOs, PBMs or retail pharmacy chains and may be better positioned with respect to the cost-effective distribution of pharmaceuticals. In addition, some of our competitors may have secured long-term supply or distribution arrangements for prescription pharmaceuticals necessary to treat certain chronic disease states on price terms substantially more favorable than the terms currently available to us. As a result of such advantageous pricing, we may be less price competitive than some of these competitors with respect to certain pharmaceutical products. Our competitive position could also be adversely affected by any inability to obtain access to new biotech pharmaceutical products.

Changes in industry pricing benchmarks could adversely affect our financial performance.

Contracts with our clients generally use certain published benchmarks to establish pricing for the reimbursement of prescription medications dispensed by us. These benchmarks include average wholesale price, which we refer to as AWP, wholesale acquisition cost, which we refer to as WAC, and average manufacturer price. Most of our contracts utilize the AWP benchmark.

As a result of the settlement of class-action lawsuits brought against First DataBank and Medi-Span, effective September 26, 2009, First DataBank and Medi-Span agreed to reduce the mark-up factor applied to WAC, on which AWP is based, from 1.25 to 1.20 for the approximately 1,400 drug codes that were the subject of the lawsuits. These AWP publishers also similarly reduced the mark-up factor on all other national drug codes on which they had marked up AWP. This voluntary reduction affected approximately 18,000 national drug codes. First DataBank and Medi-Span also have indicated that, within the next two years, they will discontinue publication of AWP information. In response to this change, a number of PBMs and third-party payors made adjustments to existing contracts with network pharmacy providers in order to preserve the economic structure of those agreements. The majority of the state Medicaid agencies and certain national health insurers did not make any such adjustments, the consequence of which is lowered reimbursement levels. The impact of the AWP settlement was to reduce our gross margins beginning in the fourth quarter of 2009. We estimated the impact of this change on our revenues and gross margins to be approximately $6.8 million on an annual basis.

Client demands for enhanced service levels or possible loss or unfavorable modification of contracts with clients or providers could pressure our margins.

As our clients face the continued rapid growth in prescription drug costs, they may demand additional services and enhanced service levels to help mitigate the increase in spending. We operate in a very competitive environment, and we may not be able to increase our fees to compensate for these increased services, which could put pressure on our margins.

Our contracts with clients generally do not have terms longer than three years and often may be terminated by the client on relatively short notice. From time to tome, our clients will generally seek bids from other PBM or specialty providers in advance of the expiration of their contracts. If several of these clients elect not to extend their relationship with us, and we are not successful in generating sales to replace the lost business, our future business and operating results could be materially and adversely affected. In addition, we believe the managed care industry is undergoing substantial consolidation, and another party that is not our client could acquire some of our managed care clients. In such case, the likelihood such client would renew its contract with us could be reduced.

There are approximately 56,000 retail pharmacies in the United States. All major retail chain pharmacies and a vast majority of independent pharmacies participate in our pharmacy network. The top ten retail pharmacy chains represent approximately 65% of the total number of stores and over 80% of prescriptions filled in our network. Our contracts with retail pharmacies, which are non-exclusive, are generally terminable on relatively short notice. If one or more of the top pharmacy chains elects to terminate its relationship with us, our members’ access to retail pharmacies and our business could be materially adversely affected. In addition, many large pharmacy chains either own PBMs today, or could attempt to acquire a PBM in the future. Ownership of PBMs by retail pharmacy chains could have material adverse effects on our relationships with such pharmacy chains and on our consolidated results of operations, consolidated financial position and/or consolidated cash flow from operations.

Existing and new government legislative and regulatory action could adversely affect our business and financial results.

We are subject to numerous federal, state and local laws and regulations. See “Government Regulation” in this prospectus. Changes in these regulations may require extensive changes to our systems and operations that may be difficult to implement. Untimely compliance or noncompliance with applicable laws and regulations could adversely affect the continued operation of our business, including, but not limited to: imposition of civil or criminal penalties; suspension of payments from government programs; loss of required government certifications or approvals; loss of authorizations to participate in or exclusion from government reimbursement programs, such as the Medicare and Medicaid programs; or loss of licensure. The regulations to which we are subject include, but are not limited to, Anti-Kickback laws; federal and state self-referral laws; the Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA; regulations of the U.S. Food and Drug Administration, or FDA, U.S. Federal Trade Commission and U.S. Drug Enforcement Administration; and regulations of various state regulatory authorities. In that regard, our business, financial position and results of operations could be affected by one or more of the following:

•	federal and state laws and regulations governing the purchase, distribution, management, dispensing and reimbursement of prescription drugs and related services, whether at retail, wholesale or mail, and applicable licensing requirements;

•	the frequency and rate of approvals by the FDA of new brand named and generic drugs, or of over-the-counter status for brand name drugs;

•	FDA regulation affecting the retail or PBM industry;

•	rules and regulations issued pursuant to HIPAA and the Health Information Technology for Economic and Clinical Health Act, which we refer to as the HITECH Act, and other federal and state laws affecting the use, disclosure and transmission of health information, such as state security breach laws and state laws limiting the use and disclosure of prescriber information;

•	administration of the Medicare Prescription Drug Benefit Plan, including legislative changes and/or the CMS rulemaking and interpretation;

•	government regulation of the development, administration, review and updating of formularies and drug lists;

•	state laws and regulations establishing or changing prompt payment requirements for payments to retail pharmacies;

•	federal and state laws governing the reimbursement of home health services and licensed health agencies;

•	managed care reform and plan design legislation; and

•	direct regulation of pharmacies or PBMs by regulatory and quasi-regulatory bodies.

Pending and future litigation and governmental inquiries or investigations could subject us to significant monetary damages and/or require us to change our business practices.

We are subject to risks relating to litigation and other proceedings in connection with our operations, including the dispensing of pharmaceutical products by our mail service, wholesale operations infusion services and community pharmacies. See “Business — Legal Proceedings” in this prospectus for a list of material proceedings pending against us. We can give no assurance that an adverse outcome in one or more of these suits would not have a material adverse effect on our results of operations, financial position and/or cash flow from operations, or would not require us to make material changes to our business practices. We are presently responding to several subpoenas and requests for information from governmental agencies. We confirm from time to time while responding to these subpoenas and requests that we are not a target or a potential subject of those investigations and requests, but we cannot predict with certainty what the outcome of any of the foregoing might be. In addition to potential monetary liability arising from these suits and proceedings, we are incurring costs in the defense of the suits and in providing documents to government agencies. Many of the current pending claims and associated costs are covered by insurance, but certain other costs are not insured, such as deductibles on each claim and claims outside the scope of our insurance coverage. There can be no assurance that such costs will not increase and/or become material in the future. Pending and future litigation and governmental inquiries or investigations could subject us to significant monetary damages and/or require us to change our business practices.

We may be subject to liability claims for damages and other expenses that are not covered by insurance or which exceed our coverage.

A successful product or professional liability claim in excess of our insurance coverage could harm our financial condition and results of operations. Various aspects of our business may subject us to litigation and liability for damages, including the provision of PBM services and the operation of our pharmacies. For example, a prescription drug dispensing error could result in a patient receiving the wrong or incorrect amount of medication, leading to personal injury or death. Our business, financial condition and results of operations could suffer if we pay damages or defense costs in connection with a claim that is outside the scope or exceeds the coverage of any applicable contractual indemnity or insurance coverage.

We purchase substantially all of our pharmaceutical products from one vendor and a disruption in our purchasing arrangements could adversely impact our business.

We purchase substantially all of our prescription products, subject to certain minimum periodic purchase levels and excluding purchases of therapeutic plasma products, from a single wholesaler, AmerisourceBergen Drug Corporation, which we refer to as ABDC, pursuant to a prime vendor agreement. The term of this agreement extends until August 2014, subject to extension for up to two additional years. Any significant disruption in our relationship with ABDC, or in ABDC’s supply of products to us, would make it difficult and possibly more costly for us to continue to operate our business until we are able to execute a replacement wholesaler agreement. There can be no assurance that we would be able to find a replacement wholesaler on a timely basis or that such wholesaler would be able to fulfill our demands on similar financial terms. If we are unable to identify a replacement on substantially similar financial terms, our results of operations, financial condition and cash flows may be materially adversely affected.

Loss of relationships with one or more pharmaceutical manufacturers and changes in payments made by pharmaceutical manufacturers could adversely affect our business and financial results.

We have contractual relationships with pharmaceutical manufacturers that provide discounts on drugs dispensed from our mail service and community pharmacies, and pay service fees for other programs and services that we provide. Our business and financial results could be adversely affected if:

•	we were to lose relationships with one or more key pharmaceutical manufacturers;

•	discounts decline due to changes in utilization of specified pharmaceutical products by healthcare payors, including MCOs, government-funded and/or operated programs, TPAs and self-funded employer groups, which we collectively refer to as Plan Sponsors, and other clients;

•	legal restrictions are imposed on the ability of pharmaceutical manufacturers to offer rebates, administrative fees or other discounts or to purchase our programs or services; or

•	pharmaceutical manufacturers choose not to offer rebates, administrative fees or other discounts or to purchase our programs or services.

Failure to develop new products, services and delivery channels may adversely affect our business.

We operate in a highly competitive environment. We develop new products and services from time to time to assist our clients. If we are unsuccessful in developing innovative products and services, our ability to attract new clients and retain existing clients may suffer.

Technology is also an important component of our business as we continue to utilize new and better channels to communicate and interact with our clients, members and business partners. If our competitors are more successful than us in employing this technology, our ability to attract new clients, retain existing clients and operate efficiently may suffer.

The success of our business depends on maintaining a well-secured business and technology infrastructure.

We are dependent on our infrastructure, including our information systems, for many aspects of our business operations. A fundamental requirement for our business is the secure storage and transmission of personal health information and other confidential data. Our business and operations may be harmed if we do not maintain our business processes and information systems in a secure manner, and continually maintain and improve the integrity of our confidential information. Although we have developed systems and processes that are designed to protect information against security breaches, failure to protect such information or mitigate any such breaches may adversely affect our operating results. Malfunctions in our business processes, breaches of our IT systems or the failure to maintain effective and up-to-date IT systems could disrupt our business operations, result in customer and member disputes, damage our reputation, expose us to risk of loss or litigation, result in regulatory violations, increase administrative expenses or lead to other adverse consequences.

Problems in the implementation and conversion of our new pharmacy system could result in additional expense.

We have committed significant financial and other resources to migrate to a new pharmacy dispensing, clinical management and accounts receivable management system designed to streamline our business processes, provide improved data reporting, data management and scalability and improve cash posting, billing and collections. Delays in the implementation of this system could result in higher operating costs, additional charges for system design changes or delays in the execution of our strategic plan due to our inability to scale our current operating systems.

Our failure to maintain controls and processes over billing and collecting could have a significant negative impact on our results of operations and financial condition.

The collection of accounts receivable is a significant challenge and requires constant focus and involvement by management and ongoing enhancements to information systems and billing center operating procedures. If we are unable to properly bill and collect our accounts receivable, our results could be materially and adversely affected. While management believes that controls and processes are satisfactory, there can be no assurance that accounts receivable collectability will remain at current levels.

Efforts to reduce healthcare costs and alter healthcare financing practices could adversely affect our business.

During the past several years, the U.S. healthcare industry has been subject to increased governmental regulation at both the federal and state levels. Certain proposals have been made at the federal and state government levels in an effort to control healthcare costs, including proposing to lower reimbursement under Medicaid and Medicare programs. These proposals include “single payor” government funded health care and price controls on prescription drugs. If these or similar efforts are successful our business and operations could be materially adversely affected. In addition, changing political, economic and regulatory influences may affect healthcare financing and reimbursement practices. If the current healthcare financing and reimbursement system changes significantly, our business could be materially adversely affected. Congress recently enacted sweeping legislation to reform the U.S. healthcare system. See “Government Regulation” in this prospectus. In addition, the Obama administration has submitted a 2010 federal budget that emphasizes maintaining patient choice, reducing inefficiencies and costs, increasing prevention programs, improving coverage portability and universality, and improving quality of care. Health reform and administration budget proposals may also increase government involvement in healthcare providers’ reimbursement under Medicare and Medicaid, or otherwise change the way in which our clients do business. Plan Sponsors may react to this environment and the uncertainty surrounding it by reducing or delaying purchases of clinical services, cost control mechanisms and other related services that we provide. We cannot predict what effect, if any, these proposals may have on our business. Other legislative or market-driven changes in the healthcare system that we cannot anticipate could also materially adversely affect our results of operations, financial position and/or cash flow from operations.

Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, when products are withdrawn from the market or when increased safety risk profiles of specific drugs result in utilization decreases.

We process significant volumes of pharmacy claims for brand-name and generic drugs from our mail service and community pharmacies. When products are withdrawn from the market, or when increased safety risk profiles of specific drugs or classes of drugs result in utilization decreases, physicians may cease writing or reduce the numbers of prescriptions written for these higher-risk drugs. In cases where there is no acceptable prescription drug therapeutic equivalent or generic alternative for these prescription drugs, our prescription volumes, and thus our revenues, profitability and cash flows, may decline.

The loss of a relationship with one or more Plan Sponsors could negatively impact our business.

Where we do not have preferred or exclusive arrangements with Plan Sponsors, our contracts for reimbursement with Plan Sponsors are often on a perpetual or “evergreen” basis. These evergreen contracts are subject to termination by a Plan Sponsor’s written notice. The required notice varies by contract and is typically 30 to 90 days. Depending on the amount of revenues generated by any single Plan Sponsor or more than one Plan Sponsor in the aggregate, one or more terminations could have a material and adverse effect on our results of operations and financial performance.

Network lock-outs by health insurers and PBMs could adversely affect our financial results.

Many Plan Sponsors and PBMs continue to create exclusive specialty and other networks which limit a member’s access to a mail service facility or network of preferred pharmacies. To the extent our pharmacies are excluded from these networks, we are unable to dispense medications to those members and bill for prescriptions to those members’ insurance carriers. If Plan Sponsors and PBMs continue to pursue this strategy and we are locked out from dispensing specialty medications to members of exclusive networks, our financial condition and results of operations could be adversely affected.

Our issuance of common stock in the merger will increase the risk that we could experience an “ownership change” in the future that could significantly limit our ability to utilize our net operating losses.

As of March 31, 2010, BioScrip had net operating losses, or NOLs, for U.S. federal income tax purposes of approximately $18.0 million. Our ability to utilize our NOLs to offset future taxable income may be significantly limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. In general, an ownership change will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. A corporation that experiences an ownership change will generally be subject to an annual limitation on its pre-ownership change NOLs equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments). The annual limitation for a taxable year would be increased by the amount of any “recognized built-in gains” for such year and the amount of any unused annual limitation in a prior year.

We did not experience an ownership change upon the issuance of common stock in the merger. However, the issuance of common stock in the merger, together with other issuances of common stock during the applicable three-year period, could cause an ownership change under Section 382 of the Code. As a result, the issuance of our common stock in the merger will increase the risk that BioScrip could experience an ownership change during the three-year period following the merger.

Risks Related to the New Notes

The significant indebtedness incurred to complete the acquisition imposed operating and financial restrictions on us which, together with the resulting debt service obligations, may significantly limit our ability to execute our business strategy and increase the risk of default under our debt obligations.

We incurred an aggregate of approximately $325.0 million of indebtedness (not including up to $50.0 million that would also be available under our new revolving credit facility) in connection with the acquisition. The terms of our new credit facilities require us to comply with certain financial covenants, including a maximum total leverage ratio and a minimum fixed charge coverage ratio. In addition, the terms of our new indebtedness also include certain covenants restricting or limiting our ability to, among other things:

•	incur indebtedness or liens;

•	make investments or capital expenditures;

•	engage in mergers, acquisitions or asset sales;

•	declare dividends or redeem or repurchase capital stock;

•	modify our organizational documents; and

•	change our fiscal year.

These covenants may adversely affect our ability to finance future operations or limit our ability to pursue certain business opportunities or take certain corporate actions. The covenants may also restrict our flexibility in planning for changes in our business and the industry and make us more vulnerable to economic downturns and adverse developments.

Our ability to meet our cash requirements, including our debt service obligations, will be dependent upon our ability to substantially improve our operating performance, which will be subject to general economic and competitive conditions and to financial, business and other factors affecting our operations, many of which are or may be beyond our control. In addition, the New Credit Facility has interest payments that are subject to variable interest rates and are therefore dependent upon future fluctuations in interest rates, which are beyond our control. We expect to use cash flow from operations to pay our expenses and amounts due under the new notes and our other outstanding indebtedness. We cannot provide assurance that our business operations will generate sufficient cash flows from operations to fund these cash requirements and debt service obligations. If our operating results, cash flow or capital resources prove inadequate, or if interest rates increase significantly, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations. If we are unable to service our debt, we could be forced to reduce or delay planned expansions and capital expenditures, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our failure to generate sufficient operating cash flow to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

In addition, the degree to which we may be leveraged as a result of the indebtedness incurred in connection with the merger or otherwise could:

•	materially and adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	make us more vulnerable to general adverse economic, regulatory and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes and opportunities in the markets in which we compete;

•	place us at a competitive disadvantage compared to our competitors that have less debt or could require us to dedicate a substantial portion of our cash flow to service our debt;

•	make it more difficult for us to satisfy our obligations with respect to the new notes;

•	reduce the funds available to us for operations and other purposes;

•	limit our ability to fund the repurchase of the new notes upon a change of control; or

•	restrict us from making strategic acquisitions or exploiting other business opportunities.

The new notes are not secured by our assets or those of our guarantor subsidiaries.

The new notes and the related guarantees are our and our guarantor subsidiaries’ general unsecured obligations and are effectively subordinated in right of payment to all of our and our guarantor subsidiaries’ secured indebtedness and obligations, including all indebtedness under the New Credit Facility. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under those instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt. Accordingly, our secured indebtedness and obligations, including all indebtedness under the New Credit Facility, is effectively senior to the new notes to the extent of the value of the collateral securing that indebtedness. In that event, because the new notes and the guarantees will not be secured by any of our assets, it is possible that our remaining assets might be insufficient to satisfy claims of holders of the new notes in full or at all.

As of March 31, 2010, we had approximately $100.0 aggregate principal amount of secured indebtedness outstanding under the New Credit Facility. Additionally, under the terms of our prime vendor agreement with ABDC, we granted ABDC a secured lien in all of our inventory as well as the proceeds thereof. Any additional borrowings pursuant to our existing or future credit facilities would also be secured indebtedness, if incurred. Although the indenture governing the new notes contains limitations on the amount of additional indebtedness that we may incur, under certain circumstances the amount of such indebtedness could be substantial and, under certain circumstances, such indebtedness may be secured indebtedness.

Despite our substantial indebtedness, we may still incur significantly more debt. This could exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. Although the indenture governing the new notes and the New Credit Facility contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions, including secured debt, could be substantial. The New Credit Facility permits, among other things, revolving credit borrowings of up to $50.0 million. Adding additional debt to current debt levels could exacerbate the leverage-related risks described above.

To service our indebtedness and other obligations, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. A significant reduction in our operating cash flows resulting from changes in economic conditions, increased competition or other events beyond our control could increase the need for additional or alternative sources of liquidity and could have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to service our debt and other obligations.

We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under the New Credit Facility or otherwise in an amount sufficient to enable us to pay our indebtedness, including our indebtedness under the New Credit Facility and the new notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the new notes, on or before the maturity of the debt. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including a default under the New Credit Facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the New Credit Facility and the indenture governing the new notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the New Credit Facility could elect to terminate their commitments thereunder, and cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the New Credit Facility or holders of other indebtedness to avoid being in default. If we breach our covenants under the New Credit Facility or any other indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the New Credit Facility or such other indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The new notes may impose significant operating and financial restrictions, which may prevent us from pursuing our business strategies or favorable business opportunities.

Subject to a number of important exceptions, the indenture governing the new notes and the New Credit Facility may limit our ability to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	transfer or sell assets;

•	make certain investments;

•	pay dividends or distributions, redeem subordinated indebtedness or make other restricted payments;

•	create or incur liens;

•	incur dividend or other payment restrictions affecting certain subsidiaries;

•	issue capital stock of our subsidiaries;

•	consummate a merger, consolidation or sale of all or substantially all of our assets; and

•	enter into transactions with affiliates.

Consequently, the restrictions contained in the indenture governing the new notes and the New Credit Facility may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Additionally, the terms of the New Credit Facility require us to comply with certain financial covenants, including a maximum total leverage ratio and a minimum fixed charge coverage ratio. We cannot assure you that we will meet those tests or that the lenders under the New Credit Facility will waive any failure to meet those tests.

A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under the New Credit Facility or the indenture governing the new notes, as applicable. If any such default occurs, the lenders under the New Credit Facility and the holders of the new notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable. The lenders under the New Credit Facility also have the right in these circumstances to terminate any commitments they have to provide further borrowings. If we were unable to pay such amounts, the lenders under the New Credit Facility could proceed against the collateral pledged to them. We will pledge a substantial portion of our assets to the lenders under the New Credit Facility. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the new notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the new notes.

We may not be able to satisfy our obligations to holders of the new notes upon a Change of Control or Asset Sale.

Upon the occurrence of a Change of Control, holders of the new notes will have the right to require us to purchase the new notes at a price equal to 101% of the principal amount of such new notes, plus any accrued and unpaid interest to the date of purchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

In addition, upon the occurrence of an Asset Sale, holders of the new notes may, under certain circumstances, have the right to require us to purchase a portion of the new notes at a price equal to 100% of the principal amount of such new notes, plus any accrued and unpaid interest to the date of purchase. See “Description of Notes — Repurchase at the Option of Holders — Asset Sales.”

We cannot assure you that, if a Change of Control offer or Asset Sale offer is made, we will have available funds sufficient to pay the Change of Control purchase price or Asset Sale purchase price for any or all of the new notes that might be delivered by holders of the new notes seeking to exercise the Change of Control put right or Asset Sale put right. If we are required to purchase new notes pursuant to a Change of Control offer or Asset Sale offer, we would be required to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. There can be no assurance that we will be able to obtain such financing on acceptable terms to us or at all. Accordingly, none of the holders of the new notes may receive the Change of Control purchase price or Asset Sale purchase price for their new notes. Our failure to make or consummate the Change of Control offer or Asset Sale offer, or to pay the Change of Control purchase price or Asset Sale purchase price when due, will give the holders of the new notes the rights described in “Description of Notes — Events of Default and Remedies.”

In addition, the events that constitute a Change of Control or Asset Sale under the indenture governing the new notes may also be events of default under the New Credit Facility. These events may permit the lenders under the New Credit Facility to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in our specified assets, thereby limiting our ability to raise cash to purchase the new notes and reducing the practical benefit of the offer-to-purchase provisions to the holders of the new notes.

The trading prices of the new notes will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets.

The trading prices of the new notes in the secondary market will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the new notes or the trading market for the new notes, to the extent a trading market for the new notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.

The new notes will be guaranteed by our domestic restricted subsidiaries. The guarantees may be subject to review under U.S. federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or another similar case or lawsuit is commenced by or on behalf of our or a guarantor subsidiary’s unpaid creditors or another authorized party. Under these laws, if a court were to find that, at the time any guarantor subsidiary issued a guarantee of the new notes, either it issued the guarantee to delay, hinder or defraud present or future creditors or it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time:

•	it was insolvent or rendered insolvent by reason of issuing the guarantee;

•	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business;

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature; or

•	it was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment, the judgment is unsatisfied, then the court could void the obligations under the guarantee, subordinate the guarantee of the new notes to other debt or take other action detrimental to holders of the new notes.

We cannot be sure as to the standard that a court would use to determine whether a guarantor subsidiary was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or that the guarantees would not be subordinated to other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor subsidiary, the obligations of the applicable guarantor subsidiary were incurred for less than fair consideration. A court could thus void the obligations under the guarantee, subordinate the guarantee to the applicable guarantor subsidiary’s other debt or take other action detrimental to holders of the new notes. If a court were to void a guarantee, you would no longer have a claim against the guarantor subsidiary. Sufficient funds to repay the new notes may not be available from other sources, including the remaining guarantor subsidiaries, if any. In addition, the court might direct you to repay any amounts that you already received from or are attributable to the guarantor subsidiary.

Each subsidiary guarantee contains a provision intended to limit the guarantor subsidiary’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Our subsidiary guarantors may be unable to fulfill their obligations under their guarantees.

The ability of our subsidiary guarantors to make any required payments under their guarantees depends on our future performance, which will be affected by financial, business, economic, and other factors, many of which we cannot control. Such subsidiaries’ businesses may not generate sufficient cash flow from operations in the future and their anticipated growth in revenue and cash flow may not be realized, either or both of which could result in their being unable to honor their guarantees or to fund other liquidity needs. If such subsidiaries do not have enough money, they may be required to refinance all or part of their then-existing debt, sell assets, or borrow more money. They may not be able to accomplish any of these alternatives on terms acceptable to them, or at all. In addition, the terms of existing or future debt agreements, including the New Credit Facility and the indenture governing the new notes, may restrict such subsidiaries from adopting any of these alternatives. The failure of our subsidiaries to generate sufficient cash flow or to achieve any of these alternatives could materially and adversely affect the value of the new notes and the ability of such subsidiaries to pay the amounts due under their guarantees, if any.

Risks Related to the Exchange Offer

If you do not exchange your old notes for new notes, your ability to sell your old notes will be restricted.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the old notes if they are registered under the Securities Act and applicable state securities laws or offered or sold pursuant to an exemption from those requirements. If you are still holding any old notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have those old notes registered under the Securities Act or to any similar rights under the registration rights agreement, subject to limited exceptions, if applicable. After the exchange offer is completed, we will not be required, and we do not intend, to register the old notes under the Securities Act. In addition, if you do exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes would be adversely affected.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes.

There is no established public market for the new notes. We do not intend to list the new notes on any securities exchange or automated quotation system. We cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. We cannot assure you that the market, if any, for the new notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your new notes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchaser of the old notes. Under the registration rights agreement, we agreed, among other things, to:

•	file a registration statement with the SEC relating to an offer to exchange the old notes for new notes no later than June 23, 2010;

•	use all commercially reasonable efforts to cause the registration statement relating to the exchange offer to be declared effective on or prior to September 21, 2010;

•	use our best efforts to keep the registration statement relating to the exchange offer effective through the consummation of the exchange offer in accordance with its terms; and

•	commence the exchange offer and use all commercially reasonable efforts to exchange new notes for all old notes tendered in the exchange offer on or prior to 30 business days after the date on which the registration statement related to the exchange offer is declared effective.

A copy of the registration rights agreement has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 31, 2010, which report is incorporated by reference elsewhere in this prospectus. See “Incorporation of Certain Documents” and “Where You Can Find More Information.”

The new notes will have terms substantially identical to the old notes except that the new notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable in the circumstances described below. Old notes in an aggregate principal amount of $225,000,000 were issued on March 25, 2010.

In addition, pursuant to the registration rights agreement, under the circumstances set forth below, we will file a shelf registration statement with respect to the resale of the old notes and we will use our commercially reasonable efforts to cause the shelf registration statement to be declared effective on or prior to October 22, 2010, and to keep the shelf registration statement effective until the earlier of March 25, 2012 and the date that all old notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement or there cease to be any outstanding old notes. These circumstances include if:

•	we and the guarantors are not required to file the registration statement related to the exchange offer;

•	we are not permitted to consummate the exchange offer by applicable law or SEC policy; or

•	within 20 business days following the consummation of the exchange offer, any holder of the old notes notifies us that:

•	it is prohibited by applicable law or SEC policy from participating in the exchange offer;

•	it may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus (other than by reason of such holder’s status as an affiliate of BioScrip) and the prospectus contained in the registration statement relating to the exchange offer is not appropriate or available for such resales; or

•	it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates.

The registration statement of which this prospectus forms a part was filed in compliance with our obligations under the registration rights agreement. We will incur additional interest expense if, among other things:

•	neither the registration statement relating to the exchange offer nor the shelf registration statement has been filed on or prior to the applicable filing deadline;

•	neither the registration statement relating to the exchange offer nor the shelf registration statement is declared effective on or prior to the applicable effectiveness deadline; or

•	the exchange offer is not consummated on or before the 30th business day after the effective date of the registration statement relating to the exchange offer.

Each holder of old notes that wishes to exchange such old notes for transferable new notes in the exchange offer will be required to make the following representations:

•	any new notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the new notes;

•	it is not an “affiliate,” as defined in Rule 405 under the Securities Act, of us or any guarantor;

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the new notes; and

•	if such holder is a broker-dealer, that it will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of new notes and cannot rely on the position of the SEC staff set forth in “Exxon Capital Holdings Corporation,” “Morgan Stanley & Co., Incorporated” or similar no-action letters. See “Plan of Distribution.”

Resale of New Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that new notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such new notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such new notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the new notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of new notes. We have agreed to use our best efforts to keep the registration statement of which this prospectus forms a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the new notes. We have also agreed that we will make a reasonable number of copies of this prospectus available to any selling holders of the new notes or broker-dealer for use in connection with any resale of the new notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue a like principal amount of new notes in exchange for each $2,000 principal amount of old notes surrendered under the exchange offer. We will issue $1,000 integral multiple amount of new notes in exchange for each $1,000 integral multiple amount of old notes surrendered under the exchange offer. Old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the new notes will be substantially identical to the form and terms of the old notes except the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $225,000,000 aggregate principal amount of the old notes are outstanding. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral notice (which is subsequently confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us and delivering new notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions to the Exchange Offer.”

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees, or transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer for the old notes will expire at 5:00 p.m., New York City time, on       , 2010, unless we extend it in our sole discretion.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes in connection with the extension of the exchange offer;

•	to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt delivery of new notes for all old notes properly tendered and accepted for exchange in the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made:

•	the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering Old Notes” and “Plan of Distribution;” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to termination of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offer must be satisfied or waived by us prior to acceptance of your notes. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes and any such waiver shall apply to all the registered holders of the notes.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Old Notes

Only a holder of old notes may tender such old notes in the exchange offer. If you are a DTC participant that has old notes which are credited to your DTC account by book-entry and which are held of record by DTC’s nominee, as applicable, you may tender your old notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC.

If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be.

To tender old notes in the exchange offer:

•	you must comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; and

•	the exchange agent must receive a timely confirmation of a book-entry transfer of the old notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted agent’s message, before the expiration date.

Participants in DTC’s ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the exchange agent. With respect to the exchange of the old notes, the term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering old notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•	we may enforce the agreement against such participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations described below in this prospectus are true and correct and when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

If you desire to tender outstanding notes pursuant to the exchange offer and (1) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (2) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution”;

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

•	a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above, together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Book-entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of old notes in any exchange offer, the applicable exchange agent must receive a letter or facsimile notice of withdrawal at its address set forth below under “— Exchange Agent” before the time indicated above. Any notice of withdrawal must:

•	specify the name of the person who deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn including the certificate number or numbers and aggregate principal amount of old notes to be withdrawn or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited and otherwise comply with the procedures of the relevant book-entry transfer facility; and

•	specify the name in which the old notes being withdrawn are to be registered, if different from that of the person who deposited the notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any old notes withdrawn in this manner will be deemed not to have been validly tendered for purposes of the exchange offer. We will not issue new notes for such withdrawn old notes unless the old notes are validly retendered. We will return to you any old notes that you have tendered but that we have not accepted for exchange without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above at any time before the expiration date.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer of old notes.

You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By mail:

U.S. Bank National Association
Corporate Trust Services
Attn: Specialized Finance
60 Livingston Avenue
St. Paul, MN 55107

By facsimile:

(651) 495-8158
Confirm: 1-800-934-6802
Attention: Specialized Finance

Questions:

1-800-934-6802

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for new notes under the exchange offer, including as a result of failing to timely deliver old notes to the exchange agent, together with all required documentation, will remain subject to the restrictions on transfer of such old notes:

•	as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

In addition, holders of old notes who do not exchange their old notes for new notes under the exchange offer will no longer have any registration rights or be entitled to liquidated damages under the registration rights agreement.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the new notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. Any holder who tenders old notes in the exchange offer for the purpose of participating in a distribution of the new notes:

•	cannot rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt or the receipt of any additional proceeds.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared to assist you in your analysis of the financial effects of the Transactions. The unaudited pro forma combined financial information was prepared using the historical audited and unaudited statements of operations of BioScrip and CHS. This information should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and accompanying notes of BioScrip and CHS incorporated by reference into this prospectus.

The accompanying unaudited pro forma combined financial information gives effect to the merger with CHS, including a purchase price of $236 million in cash, which was used to retire approximately $129.0 million of CHS debt and to pay approximately $14.6 million in merger-related expenses incurred by CHS. As of the closing date, the fair value of the BioScrip common stock was $91.6 million and the fair value of the warrants and options was $12.3 and $2.8 million, respectively. Total amounts paid to execute the merger with CHS were $349.8 million. The pro forma adjustments reflect estimates of the fair value of assets and liabilities acquired which may be adjusted during the measurement period allowed under generally accepted accounting principles and, as such, the fair values and their resulting pro forma adjustments are still considered preliminary. The effect of the changes to the pro forma statement of operations could be material. The unaudited pro forma financial information is not necessarily indicative of the combined results of operations that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations that may occur in the future.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2009 assumes that the merger with CHS took place on January 1, 2009 and combines BioScrip’s and CHS’s audited consolidated statements of operations for the twelve months ended December 31, 2009.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2010 combines BioScrip’s unaudited consolidated statement of operations for the three months ended March 31, 2010, which includes six days of operating results of CHS for the period after completion of the merger, and the unaudited results of operations of CHS for the period January 1, 2010 through March 25, 2010, the date the merger was consummated.

BIOSCRIP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	BioScrip	CHS
	Historical	Historical	Preliminary
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma		Pro Forma
	December 31, 2009	December 31, 2009	Adjustments		Combined
	(In thousands, except for per share amounts)

Revenue	$1,329,525	$254,067			$1,583,592
Cost of revenue	1,171,703	124,763			1,296,466

Gross profit	157,822	129,304	—		287,126
Selling, general and administrative expenses	131,946	91,261			223,207
Bad debt expense	8,636	5,790			14,426
Acquisition and integration expenses	1,774	638	(638	)(A)	1,774
Amortization of intangible assets	—	397	2,871	(B)	3,268

Income from operations	15,466	31,218	(2,233)		44,451
Interest expense, net	1,920	7,280	22,248	(C)	31,448

Income before income taxes	13,546	23,938	(24,481)		13,003
Tax (benefit) provision	(40,553)	9,208	(9,672	)(D)	41,017

Net income	$54,099	$14,730	$(14,809)		$54,020
Cumulative preferred stock dividends	—	(1,918)	1,918	(E)	—

Income available to common stockholders	$54,099	$12,812	$(12,891)		$54,020

Net income available to common stockholder per share
Basic	$1.39	$0.14			$1.05
Diluted	$1.36	$0.12			$1.02
Weighted average common shares outstanding:
Basic	38,985	90,898			51,641
Diluted	39,737	105,132			52,703

See accompanying notes to unaudited pro forma combined financial information including Note 6 for an explanation of the preliminary pro forma adjustments

BIOSCRIP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	BioScrip	CHS
	Historical	for the Period from
	Three Months	January 1, 2010	Preliminary
	Ended	through	Pro Forma		Pro Forma
	March 31, 2010	March 25, 2010	Adjustments		Combined
	(In thousands, except for per share amounts)

Revenue	$335,068	$60,779			$395,847
Cost of revenue	296,150	32,340			328,490

Gross profit	38,918	28,439	—		67,357
Selling, general and administrative expenses	36,354	21,567			57,921
Bad debt expense	3,650	1,089			4,739
Acquisition and integration expenses	5,040	14,810	(14,810	)(A)	5,040
Amortization of intangible assets	176	83	558	(B)	817

Loss from operations	(6,302)	(9,110)	14,252		(1,160)
Interest expense, net	3,169	3,033	1,660	(C)	7,862

Loss before income taxes	(9,471)	(12,143)	12,592		(9,022)
Tax (benefit) provision	(2,302)	(3,451)	2,023	(D)	(3,730)

Net loss	$(7,169)	$(8,692)	$10,569		$(5,292)
Cumulative preferred stock dividends	—	(634)	634	(E)	—

Loss available to common stockholders	$(7,169)	$(9,326)	$11,203		$(5,292)

Net loss available to common stockholder per share
Basic	$(0.18)	$(0.10)			$(0.10)
Diluted	$(0.18)	$(0.08)			$(0.10)
Weighted average common shares outstanding:
Basic	40,825	90,898			52,921
Diluted	40,825	106,090			52,921

See accompanying notes to unaudited pro forma combined financial information including Note 6 for an explanation of the preliminary pro forma adjustments

BIOSCRIP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1.	Description of Transaction

On January 24, 2010, the Company entered into the Merger Agreement with CHS Holdings, Inc. (formerly known as Camelot Acquisition Corp.), CHS and the Former CHS Stockholders. CHS was at that time a privately held company that is a leading provider of home infusion and home nursing services and products to patients suffering from chronic and acute medical conditions. Pursuant to the Merger Agreement, at the effective time of the merger, CHS merged with the Merger Sub. As a result of the merger, the separate corporate existence of CHS ceased and CHS Holdings, Inc. continues as the surviving corporation of the merger and as a wholly-owned subsidiary of BioScrip.

On March 25, 2010, upon consummation of the merger, the Company:

•	repaid the outstanding indebtedness of CHS, which was $121.8 million (net of CHS’s cash) at March 25, 2010, and entered into the New Credit Facility;

•	paid cash consideration of $99.6 million and paid merger-related expenses incurred by CHS in connection with the acquisition of $14.6 million;

•	issued 13.1 million shares of BioScrip common stock, of which 2.7 million shares are being held in escrow to fund indemnification claims, if any;

•	issued warrants to acquire 3.4 million shares of BioScrip common stock, exercisable at $10.00 per share and having a five-year term; and

•	rolled over options to acquire 0.7 million shares of BioScrip common stock.

2.	Basis of Presentation

The unaudited pro forma combined financial information is based on the historical financial statements of BioScrip and CHS and prepared and presented pursuant to the regulations of the Securities and Exchange Commission regarding pro forma financial information. The 2010 unaudited pro forma combined financial information includes CHS’s unaudited statement of operations for the period from January 1, 2010 through March 25, 2010, the date the merger was consummated. BioScrip historical financial information includes the unaudited statement of operations for the three months ended March 31, 2010, which includes six days of operating results of CHS for the period after completion of the merger.

The pro forma adjustments include the application of the acquisition method under Accounting Standards Codification (ASC) Topic 805, Business Combinations, with respect to the merger. ASC Topic 805 requires, among other things, that identifiable assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. ASC Topic 805 also allows a measurement period during which fair values may be assessed after the acquisition date.

Under ASC Topic 820, Fair Value Measurements and Disclosures, “fair value” is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be unrelated buyers and sellers in the principal or the most advantageous market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Total merger-related transaction costs incurred by BioScrip were $22.3 million through March 31, 2010, which includes approximately $13.4 million of costs associated with the issuance of debt. Under ASC Topic 805, merger-related transaction costs not associated with the debt, such as advisory, legal, valuation and other

BIOSCRIP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION — (Continued)

professional fees, are excluded from components of consideration and are expensed in the periods in which the costs are incurred. Transaction costs associated with the issuance of debt are amortized over the life of the debt.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2009 includes merger related transaction costs of approximately $1.8 million incurred by BioScrip. The unaudited pro forma combined statement of operations for the three months ended March 31, 2010 includes merger related transaction costs of approximately $5.0 million and finance related fees of approximately $2.25 million incurred by BioScrip during the three months ended March 31, 2010.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The pro forma financial information does not reflect revenue opportunities and cost savings that we expect to realize after the merger with CHS. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the merger with CHS. The pro forma financial information also does not reflect non-recurring charges related to integration activity or exit costs that may be incurred by BioScrip or CHS in connection with the merger.

Certain CHS amounts have been reclassified to conform to BioScrip’s method of financial presentation. These reclassifications had no effect on previously reported net income. There were no material transactions between BioScrip and CHS during the periods presented in the unaudited pro forma combined financial information that would need to be eliminated.

3.	Accounting Policies

Upon completion of the merger, BioScrip began a detailed review of CHS’s accounting policies and procedures. As a result of that review, BioScrip has reclassified certain expenses between cost of revenue and selling, general and administrative expenses. The impact of the reclassification was immaterial to the statement of operations. BioScrip may identify additional differences between the accounting policies and procedures of the two companies that, when conformed, may have a material impact on the future operating results. Further differences from unifying the accounting policies of the combined companies may be identified before BioScrip’s quarterly report on Form 10-Q for the three months ended June 30, 2010 is filed and are not reflected in adjustments to pro forma combined financial information at this time.

4.	Value of Consideration Transferred and Purchase Price to be Allocated

The consideration transferred to effect the merger and the aggregate purchase price to be allocated is presented in the table below.

Fair value of equity consideration:
BioScrip common stock issued (13.1 million shares)	$91,614
BioScrip warrants issued (warrants to acquire 3.4 million shares of common stock)	12,268
Rollover options (716,086 options)	2,802
Cash paid to CHS stockholders	99,626

Total consideration conveyed to CHS stockholders	$206,310
Cash paid for merger-related expenses incurred by CHS	14,566
Assumption and repayment of CHS debt	128,952

Total amounts paid to execute the merger with CHS	$349,828

BIOSCRIP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION — (Continued)

5.	Assets Acquired and Liabilities Assumed

The following is a discussion of the adjustments made in connection with the preparation of the unaudited pro forma combined financial information. Each of these adjustments represents very preliminary estimates of the fair values of CHS’s assets and liabilities and periodic amortization of such adjustments to the extent applicable.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by BioScrip upon the merger, reconciled to the consideration transferred:

(In thousands)

Book value of CHS net assets acquired as of March 25, 2010:
Tangible assets acquired, net	$5,877
Intangible assets acquired	$25,200
Goodwill	$304,185
Debt assumed and repaid	$(128,952)

Equity and cash consideration	$206,310

Goodwill:  Goodwill is calculated as the excess of fair value of the consideration as of the merger date expected to be transferred over the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to an annual impairment test.

Intangible assets:  Intangible assets acquired include trademarks, trade names, customer relationships and certificates of need which were valued at their current fair value as of the date of acquisition.

Income taxes:  No adjustments to the tax basis of CHS’s assets and liabilities are expected as a result of the merger.

6.	Adjustments to Unaudited Pro Forma Combined Statements of Operations:

(A) Reflects the elimination of CHS acquisition and integration expenses incurred in the periods presented.

(B) Amortization of intangible assets adjustments:

	Twelve	Three
	Months	Months
	Ended	Ended
	December 31,	March 31,
	2009	2010
	(In thousands)

Amortization of intangible assets	$3,268	$817
Elimination of CHS amortization of intangible assets	(397)	(259)

Total amortization of intangible assets	$2,871	$558

BIOSCRIP, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION — (Continued)

(C) Interest and deferred financing costs adjustments:

	Twelve	Three
	Months	Months
	Ended	Ended
	December 31,	March 31,
	2009	2010
	(In thousands)

Interest and deferred financing costs	$31,448	$7,862
Elimination of CHS interest and deferred financing costs related to prior debt	(7,280)	(3,033)
Elimination of BioScrip interest and deferred financing costs related to prior line of credit	(1,920)	(3,169)

Total adjustments to interest expense, net	$22,248	$1,660

BioScrip funded the cash component of the merger consideration and repayment of CHS long-term debt by issuing the old notes and entering into the New Credit Facility. The old notes accrue interest at 10.25% per annum and the Term Loan accrues interest at a base rate or Eurodollar rate plus an applicable margin of 3.0%, with the base rate and Eurodollar rate having a floor of 3.0%. As of May 31, 2010, the Term Loan accrued interest at 6.0% per annum.

A change of one percentage point in the rates associated with the Term Loan would result in a change of approximately $1.0 million per annum to the pre-tax pro forma earnings. Costs incurred in connection with the issuance of merger related debt will be deferred and amortized over the term of the debt. The amount of these costs was $13.4 million as of March 31, 2010.

(D) Reflects the income tax effects of pro forma adjustments at the expected combined statutory rate. Fifty percent of the integration expenses are assumed to be non-deductible for income taxes and are excluded from the pro forma adjustment tax effect.

(E) Reflects the elimination of CHS preferred stock dividends.

BUSINESS

Overview

We are a leading national provider of specialty pharmacy and home care products and services that partners with patients, physicians, hospitals, healthcare payors and pharmaceutical manufacturers to provide clinical management solutions and delivery of cost-effective access to prescription medications. Our services are designed to improve clinical outcomes for chronic and acute healthcare conditions while controlling overall healthcare costs. As of May 31, 2010, we had a total of 127 locations in 27 states plus the District of Columbia, including 32 community pharmacy locations, 32 home nursing locations, three mail service facilities and 60 home infusion locations, including 17 contract affiliated infusion pharmacies.

On March 25, 2010, we acquired CHS, a privately held leading provider of home infusion and home nursing products and services to patients suffering from chronic and acute medical conditions. Our acquisition of CHS created one of the largest independent specialty pharmacy and home infusion providers in the United States, with a national network of specialty and home infusion pharmacies and services with over 120 points of service in 27 states plus the District of Columbia. As a result of the acquisition, we expect to cross-sell all of our pharmacy service offerings and our homecare services, enabling accelerated pull-through opportunities with our existing payors, as well as the addition of more than 450 payor relationships from CHS. The acquisition also significantly expands our national footprint with the addition of a strong regional and local management team. In addition to broadening our clinical services organization and expertise, the acquisition of CHS also increases our focus on higher margin therapies. As we integrate CHS into our operations, we expect to expand our overall profit and operating margins. In connection with our acquisition of CHS, we issued $225.0 million aggregate principal amount of the old notes and entered into the New Credit Facility.

Below is a brief discussion of our business and operations as reported in our financial statements on a segment basis. Immediately upon consummating the acquisition of CHS, we began integrating the operations of CHS into BioScrip. We believe that our operations, organizational structure and related segment reporting may change as a result of the acquisition. We are currently evaluating how to review and evaluate the operating performance of and allocate resources to the operating units following the acquisition of CHS.

Prior to our acquisition of CHS, we historically operated in two primary segments — Specialty Pharmacy Services and Traditional Pharmacy Services. Through our Specialty Pharmacy Services segment, we deliver comprehensive support, dispensing/distribution of specialized pharmaceuticals, patient care management, data reporting and a range of other complex therapy management services to patients with certain chronic health conditions or multiple conditions. Specialty drugs are high-cost injectable, infusible, inhalable or oral drugs that require special handling (such as refrigeration) or compounding prior to administration, and sometimes require close professional monitoring during the course of administration and often throughout treatment. Our pharmacies are full-service, carrying both traditional and specialty medications and able to treat patients with a variety of medical conditions. We believe that care management programs deliver superior clinical outcomes through enhanced medication compliance and patient retention, as has been demonstrated in third-party clinical studies.

In our Traditional Pharmacy Services segment, we mainly provide traditional mail order pharmacy fulfillment, and to a lesser extent we administer prescription discount card programs and fully-funded pharmacy benefit management services. These services are marketed to plan sponsors and are designed to promote cost-effective, clinically appropriate pharmacy services through our mail service distribution facility. Prescription discount card programs are administered on behalf of commercial plan sponsors, typically TPAs, whereby revenue is derived on a per claim basis from the dispensing network pharmacy.

Through our home health business, most of which we acquired from our acquisition of CHS, we provide home infusion therapy, respiratory therapy and home medical equipment, skilled nursing and therapy visits, private duty nursing services, rehabilitation services, hospice and medical social services to patients primarily in the eastern United States in the home through our home health locations. Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community- and home-based care environment. Our core services are provided in coordination with and under the direction of the patient’s physician. Our home health professionals, including pharmacists, nurses, respiratory therapists and physical therapists, work with the physician to develop a plan of care suited to the patient’s specific needs. Whether in the home, physician office, ambulatory infusion center or other alternate site of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, HIV/AIDS, cancer, iron overload, multiple sclerosis, organ transplants, rheumatoid arthritis, immune deficiencies and congestive heart failure.

Our Strengths

We believe that our company has a number of competitive strengths, including:

Attractive Independent and Local Competitive Position with Significant National Platform and Infrastructure

As of May 31, 2010, we had a total of 127 locations in 27 states plus the District of Columbia, including 32 community pharmacy locations, 32 home nursing locations, three mail service facilities and 60 home infusion locations, including 17 contract affiliated infusion pharmacies. Our model combines local presence with effective, comprehensive clinical programs for multiple therapies and all delivery technologies (oral, injectable and infusible). We also have the capabilities and payor relationships to distribute specialty pharmaceuticals to all 50 states. We have more than 1,000 MCO relationships and are one of the few home health and specialty pharmacy providers that can offer a truly national, integrated and comprehensive approach to MCOs, which generally favor fully integrated vendors who can provide high-touch specialty pharmacy solutions to their patients.

Diversified Payor Base with Limited Reliance on Government Payors

On a combined basis, approximately 71% and 67% of our pro forma revenue for the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, was from non-government payors. Additionally, although Medicare and Medicaid represent a larger percentage of our overall revenues as a result of our acquisition of CHS, we believe that we further diversified our overall business exposure to revenue concentration, as our overall exposure to Medicare and Medicaid is diversified among various therapies and conditions, thereby minimizing risk in any one therapy area. Regarding commercial payors, no single payor represented more than 13% of our pro forma revenue for either the year ended December 31, 2009 or the three months ended March 31, 2010, with the top five payors comprising 31% of our pro forma revenue for both the year ended December 31, 2009 and the three months ended March 31, 2010. Most of our top payors, including the top payor, are PBMs, which have a diversified base of end users. Our diverse range of disease-state therapy regimens offered through our clinical management programs allows us to further mitigate reimbursement risk. We believe that our historical under-penetration of the Medicare and Medicaid markets provides us with significant opportunities for growth with limited risk.

Effective Care Management Clinical Programs that Produce Positive Clinical Outcomes

We have diversified, comprehensive and effective clinical programs across numerous therapeutic areas, including: chronic kidney disease; Crohn’s disease; deep vein thrombosis; Gaucher’s disease; growth hormone deficiency; hemophilia; Hepatitis C; HIV/AIDS; immune deficiency; infertility; multiple sclerosis; oncology; osteoarthritis; psoriasis; rheumatoid arthritis; organ transplant; ulcerative colitis; respiratory syncytical virus; infection control; and nutrition abnormalities. We have clinical programs that are designed to improve patient adherence and retention. We handle all specialty pharmaceutical delivery technologies, oral, injectable and infusible. We believe that we have earned a positive reputation among all of our stakeholders — patients, physicians, payors and pharmaceutical manufacturers — by providing superior service and favorable clinical outcomes. We believe that our independent platform provides the specialty pharmaceuticals and the necessary programs and services for better and more efficient clinical outcomes for our clients.

Attractive and Diversified Therapeutic Coverage within the Home Infusion Market

Our infusion business provides high value traditional infusion therapies with accompanying clinical management and home care. Our infusion product offerings and services are designed to treat chronic conditions, such as total parenteral nutritional, cancer and hemophilia, which comprise over 19% of our pro forma infusion revenue for both the year ended December 31, 2009 and the three months ended March 31, 2010, and have significantly higher margins than our specialty infusion products and services. In addition to the to the long-term treatment associated with these chronic conditions, these conditions require ongoing caregiver counseling and education regarding patient treatment and ongoing monitoring to encourage patients to comply with the prescribed therapy, including programs for enteral and total parenteral nutrition and pediatric infusion. Our clinical management programs offer a number of multiple disease-state therapy regimens, increasing the number of opportunities to cross-sell services and technologies.

Experienced Management Team with Recognized Financial Sponsor Support

We have a strong and well-respected management team with a diverse background in the healthcare industry, with a common focus on the specialty pharmacy and home infusion industries. The team also has prior experience at leading healthcare companies such as OptionCare, Coram Healthcare, Hemophilia Resources of America, Caremark and Walgreens. Combined, the team has over 200 years of relevant industry experience and over 75 years of combined tenure at BioScrip. Our President and Chief Operating Officer, Richard Smith, has over 17 years of home health experience in increasingly senior positions at various public and private healthcare companies, and is overseeing the integration of the CHS platform into our existing network. After the acquisition, several key members of the CHS management team have continued with our company and will support achievement of our long-term strategic goals. Also following the acquisition, the Former CHS Stockholders beneficially own approximately 30% of our common equity (inclusive of warrants and options), and Kohlberg is the largest single beneficial owner of our shares. Upon completion of the acquisition, Kohlberg appointed two members to our Board of Directors. Kohlberg is a leading U.S. private equity firm.

Our Strategy

Since our acquisition of CHS, our management has been implementing both its strategic plan as well as a detailed merger integration plan to achieve and expand the synergistic benefits of the acquisition. Management has also commenced executing on its plan to seize organic revenue growth opportunities by cross-selling products and services through our expanded geographic footprint and payor contract base. Our long-term goal is to be the leading independent provider of specialty pharmacy and home health services in the United States. We intend to achieve these goals and objectives as follows:

Continuing to Focus on Core High-Value Therapies

We will continue to focus on delivering high value therapies, such as anti-infective, total parenteral and enteral nutrition therapies, as well as expanding our portfolio of high-value chronic therapies. We have significant clinical experience in managing patients afflicted with these conditions, which we deliver on a local basis to patients in their homes due to the complexity and frequency of pharmaceutical administration and need for continued professional monitoring. In other cases, where appropriate, we deliver oral, injectable and infusible products on a national or regional basis.

Continuing to Operate a Local Clinical Model that Emphasizes Customized Care Management

Our infusion branches utilize a coordinated team approach, comprised of nurses, therapists and pharmacists designed to administer locally and monitor the medical care of our patient population that frequently suffers from chronic diseases. These local teams provide customized patient care management, which we believe assures patient responsiveness to their plan of care, better quality care and a personal touch that our patients have come to expect.

Focusing on the Integration of CHS’s Business

Our team has extensive experience managing and integrating infusion businesses. We have worked closely with CHS’s former management to implement a seamless transition through a detailed, cross-functional integration plan led by Richard Smith, our President and Chief Operating Officer. We believe that the complexity of a systems integration is mitigated by the fact that all of our and CHS’s infusion locations use the same clinical management and accounts receivables software and that the reimbursement, pharmacy and clinical teams are experienced working with that software. We have not experienced, and do not anticipate, any systems disruption or patient disruptions, because no facilities will be merged except for a small BioScrip satellite branch. Local CHS businesses continue to operate under their brands used prior to the acquisition, and field operations will be left intact. This strategy is intended to minimize revenue risk and disruptions to our business.

Achieving Cost Synergies and Targeting Cross-Selling Opportunities

We anticipate cost savings synergies and margin expansion from the acquisition of CHS. By combining our and CHS’s platforms, we intend to eliminate significant overlap and redundancy in corporate overhead and infrastructure in order to achieve annualized cost savings of approximately $5.0 million. We also have begun combining CHS’s purchasing volume with our purchasing volume, leveraging the increased scale of our operations, purchasing volume and medication distribution in order to achieve contractual annualized cost of revenue synergies of approximately $3.0 million. In addition to these cost savings, we believe that there are potential significant synergies that can be achieved through up-selling and cross-selling products and services, as described below.

Leveraging Our Combined Relationships with National MCOs

Our business requires us to maintain strong relations with local and regional referral sources, patients and managed care payors. We intend to leverage our collective current relationships, geographic coverage, clinical expertise and reputation, as well as corporate infrastructure, regulatory expertise and contacts, in order to expand our relationships with national MCOs and pursue national contracts with these organizations. Our sales and marketing strategy focuses on continuing and ultimately expanding these relationships. Additionally, we have begun to focus on organic revenue growth opportunities by cross-selling products and services through our expanded geographic footprint and payor contract base. In addition to BioScrip’s more than 600 payor relationships, we gained over 450 new MCO relationships through our acquisition of CHS. These new contracts will increase our opportunity to cross-sell all services on a national level and showcase clinically proven care management programs, which we believe will accelerate pull-through opportunities as new treatment and pharmaceutical technologies become available. CHS also offers clinical disease management for home care therapies, providing the opportunity to enhance our relationships with, and make the combined company attractive to, MCOs. As a result of the acquisition, we have approximately 140 sales representatives and over 1,000 MCO relationships.

Selectively Pursuing Acquisitions of Other Independent Home Infusion Therapy Providers in Contiguous and Other Strategic Markets

We believe that a substantial portion of the home infusion market consists of small, independent home infusion providers, and we believe that industry dynamics in the currently fragmented home infusion market favor consolidated providers and the operational efficiencies that come with scale. Following the integration of CHS, we plan to selectively pursue strategic add-on acquisitions of other independent home care providers with established track records in markets contiguous to our existing operations. We believe acquisitions in contiguous markets can be efficiently integrated into our existing operations and added to our existing managed care contracts and payor and patient platforms.

Post-Acquisition Accounting Treatment

The aggregate consideration paid by us in connection with the merger was provisionally allocated to CHS’s assets and liabilities based on their fair values, with any excess being treated as goodwill. These amounts are subject to change as additional information on asset and liability valuations becomes available. We have consolidated CHS’s assets, liabilities and results of operations with our assets, liabilities and results of operations after the consummation of the merger.

Products and Services

Pharmacy Services

Specialty Pharmacy Services

Specialty Pharmacy Services are provided locally through our BioScrip community pharmacies for patients requiring infused medications either in the home or at a variety of sites including our ambulatory treatment centers and regionally through our infusion pharmacies.

We own and operate 95 specialty pharmacies, which include community pharmacies, mail order pharmacies and infusion pharmacies. While all of our locations are able to carry both traditional and specialty medications and are able to treat people with a variety of diseases and medical conditions, we focus on serving patient populations with chronic and acute health conditions, including:

•	Dermatology

•	Psoriasis

•	Endocrinology

•	Growth Hormones, Thyroid Cancer

•	Hematology

•	Sickle Cell Anemia/Thalassemia, Myelodysplastic Syndromes, Bleeding Disorders/Hemophilia

•	Neurology

•	Multiple Sclerosis, Neuropathies

•	Oncology

•	In office infusions, Oral Oncolytics, supportive medications

•	Rheumatology/Orthopedic

•	Rheumatoid Arthritis, Osteoarthritis, Osteoporosis

•	Transplant

•	Solid Organ, Bone Marrow Transplant

•	Virology

•	HIV/AIDS, Hepatitis A, B & C, RSV

The patients we service typically have prescription or medical drug coverage through commercial insurance, Medicare, Medicaid and/or other governmental programs, and we are primarily reimbursed by the patient’s insurer at a contracted rate or our “usual and customary” rate for the specific drug and/or service provided to the customer. Our Specialty Pharmacy Services programs are designed to optimize the therapeutic outcomes for patients while achieving Plan Sponsors’ and/or pharmaceutical manufacturer’s program goals. These goals include appropriate utilization of therapies, improved patient compliance and adherence rates, reduced expenditures through discounted drug rates and utilization reporting. Our software and data management tools permit Plan Sponsors, pharmaceutical manufacturers and physicians to: (i) access utilization data to manage better healthcare outcomes and (ii) measure cost, utilization, prescribing and other pharmacy trends.

Medication Dispensing and Distribution.  We carry a full range of prescription medications and are able to dispense nearly all prescription medications for acute and chronic diseases and conditions. As a specialty pharmacy provider our mail and community pharmacy locations carry high cost, hard to find and hard to handle medications that are generally more expensive or more complex than medications carried by retail or traditional pharmacies.

Special shipping and handling techniques in compliance with a manufacturer’s specific requirements are often employed, including refrigerated shipping with dry-ice packs. When necessary, we provide the drug product along with supplies and equipment needed for administration.

Our pharmacies also deliver medications to physicians’ offices for patient in-office administration. The majority of our business is patient-specific dispensing, whereby we receive a prescription for a medication and bill the appropriate party or parties for reimbursement of the drug, which may include Plan Sponsors, manufacturers and/or the patient. In some instances we deliver drugs on a wholesale basis directly to qualified healthcare professionals or institutions, including physicians and in some cases other specialty pharmacy providers or wholesalers.

Billing and Coordination of Benefits.  Our pharmacies offer comprehensive billing, patient reimbursement and coordination of benefits, which we refer to as COB, services under both a patient’s pharmacy and medical benefits. Our pharmacy locations are contracted with nearly all federal and state governmental benefit programs including Medicare, Medicaid, and state benefit programs such as AIDS Drug Assistance Programs, as well as other Ryan White-funded programs. In addition, our pharmacies participate in most of the pharmacy networks, as well as with MCOs directly.

Our comprehensive COB services help patients with multiple sources of insurance and/or government assistance handle complex insurance billing and reimbursement challenges. Retail pharmacies and many of our competitors in the specialty pharmacy arena do not typically provide COB services; we believe providing these services differentiates us from our competitors. We facilitate comprehensive assistance to patients through third party sources in order to identify financial assistance programs and obtain funding for patients who are unable to afford their out-of-pocket expenditures, including co-payments. We also work with a variety of assistance organizations and pharmaceutical manufacturers to obtain this type of funding on behalf of our patients. Co-payments and coinsurance payments are diligently pursued for collection as required unless approved financial hardship exemptions are in effect.

Specialty Therapy Management.  We design and administer clinical programs to maximize the benefits of pharmaceutical utilization as a tool in achieving pharmaceutical therapy goals for certain targeted disease states. Our programs focus on preventing high-risk adverse events through the appropriate use of pharmaceuticals while eliminating unnecessary or duplicate therapies. Key components of these programs include patient education and training, integration of care between pharmacy and medical health disciplines, monitoring of patient compliance, measurement of the care process and quality, and providing feedback for continuous improvement in achieving therapy goals. The goal of these services is to improve patient outcomes and lower overall healthcare costs.

Our bioscripcaretm patient care programs are designed to address the changing nature of chronic patient care by providing the optimal structure of patient care through consistent assessment and intervention, ongoing education and patient support, and adherence and persistence management, which results in improved patient quality of life and outcomes. Also, as part of our normal business operations for refill management, we initiate monthly telephonic interactions with patients during which we gather robust data intended to improve patient specific and, in general, overall health outcomes.

Our programs incorporate Healthcare Effectiveness Data and Information Set, National Committee for Quality Assurance measures and Disease Management Association of America: The Care Continuum Alliance guidelines. Measurement, analysis, as well as improvement and repetition are key components of our regular program reviews. Our programs remain dynamic through our focus on continual improvement. Some of the components of the programs are described below:

•	Professional Intervention

Most of the disease states and conditions for which we dispense medications require complex, multi-drug regimens for treatment, many of which have potential or actual adverse side effects and adverse drug interactions. Our pharmacists review prescriptions presented for a patient against that patient’s medical history, his or her past and current medication usage, and clinical references known to us in order to insure that the therapy selected is clinically appropriate. If our pharmacists find a potential or actual problem they contact the prescriber or patient to discuss that patient’s case and alternative medications.

Our pharmacists and clinical staff stay informed about new medications and changing treatment protocols which are utilized in our target disease states and conditions.

•	Patient Education

Due to the complexity of the regimens associated with the medications we dispense and the need to educate patients on the importance of compliance and proper dosing and administration, we make great efforts to help our patients, including their caregivers, understand how their drug regimen may affect their health status and lifestyle. We routinely consult with each patient when they receive a prescription from us. We consult on what each medication is for, how it works, and what adverse side effects are most likely to occur, as well as potential interactions between or among multiple medications. Our goal is to fully inform each patient in order to prevent missed doses, delayed starts, and loss of other healthcare treatment options in some cases. We also provide patients with information concerning how medications might influence their lifestyle and give them recommendations on how to fit drug therapies into alternative schedules and travel plans.

With respect to injectible specialty medications we dispense, which we teach patients how to prepare their medications for administration, how to inject themselves, and how to deal with any reactions that may occur. We often have the patient administer their first dose in the pharmacy so they gain comfort and confidence in taking the medications when they get home. Our pharmacists are always available by telephone for patient questions.

Our pharmacies also provide physicians, patients and their caregivers with a broad range of written educational materials. We create some of those materials and receive others from pharmaceutical manufacturers and not-for-profit organizations. We promote local and national disease-related events.

•	Adherence and Persistence Management

“Adherence” is defined as taking medications on a timely basis, as and when prescribed — for example, twice daily. “Persistence” is defined as taking a regimen of medications for the length of time prescribed. People with the diseases and conditions we treat often struggle with both of these self-management issues, because their medications are often difficult to take and require months or years of use.

Adherence and persistence are key factors in achieving optimal medication effectiveness and our pharmacists and professional staffs are active with patients, caregivers and physicians in an effort to ensure the highest success rates. From the start of therapy and throughout a patient’s treatment cycle we continually impress upon the patient the importance of adherence and persistence through initial teaching sessions and ongoing communications with each medication refill. We provide refill reminders to alert people when a prescription refill is due or to take their daily medication regimen. We proactively contact patients in instances of missed refills and alert physicians and other healthcare providers when the patient cannot be located. We reinforce these activities with nurse-based adherence management and therapy optimization programs for select conditions that carry a higher risk of complications or treatment failures. The management methodology applied to each specific therapy constantly evolves to reflect such things as new available treatments, revised treatment guidelines, and other market developments. Since the inception of these programs, we have observed results that indicate the achievement of higher compliance rates as compared to industry averages and other documented and available metrics.

Traditional Pharmacy Services

Our Traditional Pharmacy Services business consists mainly of traditional mail order pharmacy fulfillment, and, to a lesser extent, prescription discount card programs and integrated PBM services. These services are designed to offer employers, MCOs, TPAs, and other Plan Sponsors cost-effective delivery of pharmacy benefit plans including the low cost distribution of mail services for plan members who receive traditional maintenance medications. Traditional Pharmacy Services available to our customers include the following:

Mail Order Pharmacy Dispensing.  Our traditional mail service pharmacy provides patients with medications, primarily via home delivery from our national distribution center located in Columbus, Ohio. Customers may order prescriptions by mail, phone or Internet, while ensuring accuracy. For our partners, mail service provides enhanced formulary compliance capabilities as well as the ability to utilize appropriate generic medications, all designed to help save money for Plan Sponsors and patients while maintaining high levels of patient satisfaction.

Prescription Discount Card Programs.  We administer numerous cash card or discount card programs on behalf of consumer marketing organizations and, to a lesser extent, other Plan Sponsors. Those cards may be “stand-alone” pharmacy discount programs or bundled with other healthcare discount arrangements. Under those discount programs, individuals who present a discount card at one of our participating network pharmacies or who order medications through one of our mail service pharmacies receive prescription medications at a discounted price as compared to the retail or “cash” price.

Clinical Services, Formulary and Benefit Design.  We work closely with our Plan Sponsors to offer formularies and benefit plan designs that meet their specific program requirements. Formulary design assists in controlling program costs to the extent consistent with accepted medical and pharmacy practices and applicable law, primarily through three principal techniques: (i) tiered co-pay or percentage coinsurance designs, which provide lower co-pays for formulary preferred medications and higher co-pays for non-preferred medications, or charge a percentage of the prescription price to the member at different percentages based on the preferred or non-preferred status of a drug; (ii) generic substitution, which involves the selection of a generic drug as a cost-effective alternative to its bio-equivalent brand name drug; and/or (iii) therapeutic interchange, which involves the selection of a lower cost brand name drug as an alternative to a higher priced brand name drug within a therapeutic class. Formulary rebates on brand name drugs are negotiated with drug manufacturers based on the drug’s preferred status and are typically shared with Plan Sponsors. We do not manage a rebate program on our own. Rather, our rebates are managed and administered by a third party vendor.

Many commercial Plan Sponsors do not restrict coverage to a specific list of pharmaceuticals and are said to have no formulary or an “open” formulary that generally covers all drugs approved by the FDA except for certain classes of excluded pharmaceuticals, such as certain vitamins and cosmetics, experimental, investigative or over-the-counter drugs. Other Plan Sponsors utilize a “restricted” or “closed” formulary. We actively involve our clinical staff with a Plan Sponsor’s Pharmacy and Therapeutics Committee, which we refer to as the P&T Committee, to assist with the design of clinically appropriate formularies in order to control pharmacy costs. Typically, the P&T Committee consists of a Plan Sponsor’s physicians, pharmacists and others, including independent healthcare professionals. The ultimate composition and approval of the formulary resides with the Plan Sponsor. The primary method for assuring formulary compliance on behalf of a Plan Sponsor is by managing pharmacy reimbursement to ensure that non-formulary drugs are not dispensed, or dispensed with higher co-payments, subject to certain limited exceptions. Closed formularies typically identify a limited number of drugs for preferred status within each therapeutic class to be the preferred drug agent in order to treat most medical conditions appropriately. Provision is also made for coverage of non-formulary or non-preferred drugs, other than certain excluded products, when documented to be clinically appropriate for a particular member. Since non-formulary drugs are rejected for coverage by our real-time point of sale system, we employ procedures to override restrictions on non-formulary medications for a particular member and period of treatment when necessary.

Drug Usage Evaluation.  Drug usage is evaluated on a concurrent, prospective and/or retrospective basis utilizing our real-time point of sale system and information systems for multiple drug interactions, duplication of therapy, step therapy protocol enforcement, minimum/maximum dose range edits, compliance with prescribed utilization levels and early refill notification. In addition, we maintain a drug utilization review program through which select medication therapies are reviewed and data is collected, analyzed and reported for management applications. At the request of Plan Sponsors our clinical pharmacy team also provides clinical reviews of a patient’s prescription history and medical condition, and our clinical pharmacist provides analysis and recommendations for the patient’s future treatment.

Pharmacy Data Services.  Our proprietary software and data management tools permit Plan Sponsors to access key industry measures, which are updated daily and delivered through secure internet-based access. Plan Sponsors often monitor these key measures associated with their members in order to review the effectiveness and success of our Traditional Pharmacy Services programs. In addition, we also build custom reporting systems to support specific customer projects.

Home Health

Home Infusion Therapy

We are a leading provider of home infusion therapy services in the United States. Home infusion therapy involves the preparation, delivery, administration and clinical monitoring of pharmaceutical treatments that are administered to a patient via intravenous (into the vein), subcutaneous (into the fatty layer under the skin), intramuscular (into the muscle) and intra-spinal (into the membranes around the spinal cord) methods. These methods are employed when a physician determines that the best outcome can be achieved through utilization of one or more of these therapies provided through one or more of the routes of administration described above.

Diseases commonly requiring infusion therapy include infections that are unresponsive to oral antibiotics, cancer and cancer-related pain, dehydration and gastrointestinal diseases or disorders that prevent normal functioning of the gastrointestinal tract. Other conditions treated with infusion therapies may include chronic diseases such as congestive heart failure, Crohn’s disease, hemophilia, immune deficiencies, multiple sclerosis, rheumatoid arthritis, growth disorders and genetic enzyme deficiencies, such as Gaucher’s or Pompe’s disease.

Our home infusion therapy services primarily involve the intravenous administration of medications treating a wide range of acute and chronic conditions, such as infections, nutritional deficiencies, various immunologic and neurologic conditions, pain and palliative care and cancer. Our services are usually provided in the patient’s home, but may also be provided at out patient clinics, the physician’s office or at one of our ambulatory infusion centers. We receive payment for our home health services and medications pursuant to provider agreements with government sources, such as Medicare and Medicaid programs, MCOs and other commercial insurance.

We provide a wide array of home infusion therapy products and services to meet the diverse needs of physicians, patients and payors. The therapies most commonly provided are listed below:

Therapy Type	Description

Antiinfective, Antiviral, and Antifungal Therapy	Providing intravenous medication for infections related to diseases such as HIV/AIDS, wounds, cancer, osteomyelitis, pneumonia, cellulitis and other infections of the kidney and urinary tract.
Enteral Nutrition	Delivering enteral nutritional formulas by a NG-tube, J-tube, G-tube, PEG or other access, directly into the stomach or small bowel.
Total Parenteral Nutrition	Providing life-sustaining nutrients intravenously to patients with digestive or gastro-intestinal diseases, most of whom suffer from chronic conditions.
Chemotherapy	Administering pharmaceuticals intravenously or orally to destroy cancer cells; we also provide BEAM Therapy, a four day pre-chemotherapy treatment given in advance of stem cell transplantation.
Intravenous Immune Globulins (IVIG) Therapy	Administrating blood derivative products to patients with immune deficiency or altered immune status, who usually must receive therapy for life.

Therapy Type	Description

Pain Management	Providing analgesic pharmaceuticals by intravenous or continuous injection therapy, delivered by a pump, to reduce pain and to manage symptoms resulting from either malignant or nonmalignant diseases.
Hemophilia	Hemophilia is an inherited disease in which the blood does not clot. People with hemophilia lack or have low levels of one of two blood-clotting substances, known as factor VIII and factor IX. As a result, they may bleed for a long time after an injury. They may also experience internal bleeding, especially in the joints. Our Hemophilia therapy management program provides training, clinical management, patient training and life saving products and services to support the needs of this patient population.
Respiratory Syncytial Virus (RSV) Prevention	RSV is a major cause of respiratory disease in young children and infants. Treatment commonly consists of monthly injections of Synagis®, a specialty pharmaceutical distributed throughout the “RSV season,” which lasts from approximately October through April.
Respiratory Therapy/Home Medical Equipment	Providing oxygen systems, continuous or bi-level positive airway pressure devices, nebulizers, home ventilators, respiratory devices, respiratory medications and other medical equipment.

Patients generally are referred to us by physicians, hospital discharge planners, MCOs and other referral sources. Our medications are compounded and dispensed under the supervision of a registered pharmacist in a pharmacy clean room. The therapy is typically administered in the patient’s home by a registered nurse or trained caregiver. Depending on the preferences of the patient or the payor, these services may also be provided at one of our ambulatory infusion centers, a physician’s office or another alternate site.

We currently have relationships with a large number of MCOs and other third party payors to provide specialty pharmacy products and services, including infusion therapy services. These relationships are provided primarily at a local or regional level. A key element of our business strategy is to leverage our relationships, geographic coverage, clinical expertise and reputation in order to gain national contracts with payors. Our infusion services contracts typically provide for us to receive a fee for preparing and delivering medications to patients in their homes. Pricing is typically negotiated in advance on the basis of AWP minus some percentage of contractual discount, or ASP, plus some percentage of contractual discount, which is the typical means of negotiating pricing in the industry. In addition, we typically receive a per diem payment for the service component of care provided to patients in connection with infusion services and a visit rate for the associated skilled nursing provided.

Home Nursing

We conduct our home nursing and therapy services operations through licensed and Medicare-certified agencies. Our healthcare professionals provide medically necessary healthcare services to adult and pediatric patients in their homes, including those suffering from chronic and acute illnesses, those in recovery from surgical procedures and those who require monitoring or care for other reasons. Our key services and program offerings are skilled nursing; wound care; oncology nursing and infusion nursing; rehabilitation services, which includes physical therapy; occupational therapy and speech language pathology; medical social services; and home health aid services. Our services are provided by trained nurses, physical, occupational and speech therapists, infusion specialists, wound care specialists and social workers. Our home nursing offerings also include private duty nursing care, in which our nurses provide services on an hourly or shift basis, and intermittent nursing care, in which our nurses provide services on an irregular basis or for a limited period of time. Our nurses provide medical care to these patients through pain and symptom management, wound treatment and management, medication management, infusion therapy services, skilled assessment and observations of patients through home visits and telemonitoring and education to patients and family caregivers.

Our typical home nursing location employs registered nurses, licensed practical nurses, physical, occupational and speech therapists, infusion specialists and wound care specialists. Most of our home nursing services are provided to beneficiaries of government sponsored programs. The majority of our skilled home nursing services are reimbursed by Medicare, based on the “prospective payment system” rates per episode, which vary by the complexity of patient condition. Typically, we receive predetermined payment based on a 60-day episode of skilled nursing care, assuming the nurses have made a minimum of five visits to the patient during that period. Our pediatric and adult private duty nursing services are generally billed on an hourly basis and are reimbursed primarily through one of a number of MCOs contracted by the TennCare program to administer these services on behalf of state residents who qualify for such benefits. TennCare is our largest Medicaid customer. The services are reimbursed on a per diem basis based on pre-established guidelines and payment schedules.

Suppliers

Effective August 25, 2009, we entered into a prime vendor agreement with ABDC under which we purchase from ABDC substantially all of our prescription products, subject to certain minimum periodic purchase levels and excluding purchases of therapeutic plasma products and products under which we are the preferred or the exclusive distributor of a product purchased directly from a manufacturer. Under the prime vendor agreement, we also participate in ABDC’s PRxO Genericstm Program and purchase from ABDC a specified percentage of our requirements for generic pharmaceuticals. Pricing of pharmaceutical products under the agreement is generally based on published WAC, less certain discounts, rebates and other adjustments that vary with the type of products being purchased. As a result of our acquisition of CHS, we entered into an amendment to the prime vendor agreement to modify the scope of the security interest in the collateral granted under the prime vendor agreement to provide ABDC with a lien on our and our subsidiaries’ inventory, accounts and proceeds. Also in connection with the acquisition, Jefferies Finance LLC, as agent for the first priority secured parties, and ABDC entered into an intercreditor agreement pursuant to which ABDC has subordinated the lien securing our obligations under the prime vendor agreement to the liens securing the New Credit Facility.

Information Technology

In each of the last three years, our investment in information technology has increased as we continue to upgrade our core infrastructure and systems. In 2009, we continued our focus on the migration to a new integrated accounts receivable, pharmacy dispensing and clinical management system for the specialty pharmacy business. We believe that this new system will yield increased efficiencies and improved controls when dispensing or transferring prescriptions and provide improved data and management reporting. The new system, in conjunction with other information technology infrastructure improvements, will enhance our product and service offerings to payors, physicians and pharmaceutical companies. In 2010, we continue to focus on migrating to our new platform, as well as leveraging new technology solutions to transform how we interface with our patients, referral sources and valued partners.

We bill payors and track all of our accounts receivable through computerized billing systems. These systems allow our billing staff the flexibility to review and edit claims in the system before they are submitted to payors. Claims are submitted to payors either electronically or through the mail. We utilize electronic claim submission whenever possible to expedite claim review and payment, and to minimize errors and omissions.

Sales and Marketing

We have approximately 140 sales representatives and over 1,000 MCO payor relationships. Our sales and marketing efforts are focused on payors, manufacturers, patients and physicians, and are driven by dedicated managed markets, pharmaceutical relations and physician sales teams. Our sales and marketing strategies seek to develop strong relationships with key referral sources, such as physicians, hospital discharge planners, case managers, long-term care facilities and other healthcare professionals, primarily through regular contact with the referral sources. Contracts with healthcare payors, including MCOs, are an integral component for sales success. Additionally, contracting with pharmaceutical manufacturers for distribution and management services for newly approved and/or marketed specialty medications continues to contribute to our revenue growth.

Intellectual Property

We own and use a variety of trademarks, trade names and service marks, including BIOSCRIP, BIOSCRIPCARE, SCRIPMINE, SCRIP PHARMACY, ADIMA, SCRIP PBM, INFOSCRIP, MD STAR, CRITICAL HOMECARE SOLUTIONS, CHS CRITICAL HOMECARE SOLUTIONS, INFUSION PARTNERS, Infusion Care, INFUSION SOLUTIONS, INC., INFUSION CARE SYSTEMS, NE-HT, WILCOX HOME INFUSION and Deaconess HomeCare, each of which has either been registered at the state or federal level or is being used pursuant to common law rights.

Competition

We believe we have been able to successfully compete based on our reputation, the strength of our growing presence in the eastern United States and our ability to effectively market our services at the national, regional and local levels and that these factors place us in a strong position against existing and potential competitors.

Pharmacy Services

We face substantial competition within the pharmaceutical healthcare services industry and the past year has seen even more consolidation among PBMs, specialty pharmacy providers and pharmaceutical wholesalers. We expect to see this trend continue in the coming year and it is uncertain what effect, if any, these consolidations will have on us or the industry as a whole. The industry also includes a number of large, well-capitalized companies with nationwide operations and capabilities in the specialty services and PBM services arenas, such as CVS Caremark Corporation, Express Scripts, Inc., Medco Health Solutions Inc., Walgreen Company, Apria Healthcare Group Inc. and many smaller organizations that typically operate on a local or regional basis. In the Specialty Pharmacy Services business, we compete with several national and regional specialty pharmaceutical distribution companies that have substantial financial resources and which also provide products and services to the chronically ill such as CVS Caremark, Express Scripts, Medco Health Solutions and Walgreens.

Some of our Specialty Pharmacy Services competitors are under common control with, or are owned by, pharmaceutical wholesalers and distributors or retail pharmacy chains and may be better positioned with respect to the cost-effective distribution of pharmaceuticals. Some of our primary competitors, such as US Bioservices, an AmerisourceBergen Specialty Group company, may have a substantially larger market share in many of our specialty disease therapies than our existing market share. Moreover, some of our competitors may have secured long-term supply or distribution arrangements for prescription pharmaceuticals necessary to treat certain chronic disease states on price terms substantially more favorable than the terms currently available to us. As a result of such advantageous pricing, we may be less price competitive than some of these competitors with respect to certain pharmaceutical products. However, we do not believe that we compete strictly on the selling price of particular products or services in either of our pharmacy services businesses; rather, we offer customers the opportunity to lower overall pharmaceutical and medical costs through therapy management while receiving high quality care.

Home Health

We believe that competition in our home infusion business lines is based on quality of care and reputation. Our national competitors include Option Care, Inc. (a subsidiary of Walgreen Co.), Apria Healthcare Group Inc. (which includes its subsidiary, Coram, Inc.), Critical Care Systems, Inc. (a subsidiary of Medco Health Solutions, Inc.) and Omnicare, Inc. Within each market, however, our main competitors continue to be local independent providers, as the industry remains highly fragmented. There are only a small number of regional competitors, none of which we believe are currently a competitive threat within our geographic service areas.

The home nursing market also tends to be dominated by local providers. With respect to our home nursing services, we compete primarily with Gentiva Health Services, Inc., Almost Family, Inc., Amedisys, Inc. and LHC Group, Inc. on a national level. The home nursing segment is highly fragmented with many competing local providers in our areas of service.

Properties

Our executive offices are located in Elmsford, New York, and we maintain corporate offices in Eden Prairie, Minnesota and Conshohocken, Pennsylvania. Our mail service operations are located in Columbus, Ohio; Lake Success, New York; and Burbank, California. Our community pharmacies are located in numerous major metropolitan locations across the United States. We currently lease all of our properties from third parties under various lease terms expiring over periods extending through 2019, in addition to a number of non-material month-to-month leases. Our property locations are as follows:

Corporate Offices	Community and Infusion Pharmacies and Home Nursing Locations(3)

Conshohocken, PA(1) Elmsford, NY Eden Prairie, MN Mail Operations Columbus, OH(2) Burbank, CA(3) Lake Success, NY(3)	Alabama	Indiana
	Birmingham(5)	Indianapolis (two locations)
	California	Kentucky
	Burbank	Lexington
	San Diego	Louisiana
	San Francisco(5)	Baton Rouge
	Sherman Oaks	Covington Area
	West Hollywood	Elmwood
	Connecticut	Maine
	Berlin	Lewiston
	Cromwell	Maryland
	Milford	Baltimore
	Vernon	Massachusetts
	District of Columbia	Boston
	Washington, D.C.	Southborough
	Florida	Michigan
	Ft. Lauderdale	Auburn Hills
	Miami Beach	Minnesota
	Melbourne	Minneapolis
	North Venice	Mississippi
	Orlando	Biloxi (two locations)
	Pompano Beach	Brookhaven (two locations)
	St. Petersburg	Columbia
	Tampa Bay	Gulfport
	West Palm Beach	Hattiesburg (four locations)(4)
	Georgia	Jackson
	Atlanta	Laurel
	Brunswick	Lucedale (two locations)
	Savannah	Magee
	Illinois	Meridian
	Chicago	Natchez
	Moline	Pascagoula

Community and Infusion Pharmacies and Home Nursing Locations(3)

Mississippi (continued)	Tennessee
Pearl	Baxter
Picayune	Fayetteville (four locations)
Vicksburg	Jackson
Waynesboro	Knoxville
Missouri	Lexington
Kansas City	Memphis (two locations)
St. Louis	Mt. Juliet
Nevada	Nashville (two locations)
Las Vegas(5)	Oneida
New Hampshire	Savannah
Bedford	Selmer
Concord	Waynesboro (two locations)
Pembroke	Texas
New Jersey	Dallas (two locations)
Morris Plains	Grand Prairie
New York	Houston (two locations)
Bronx	Vermont
Hawthorne	Rutland
Lake Success(5)	Williston
New York	Washington
Ohio	Seattle(5)
Akron	Wisconsin
Cincinnati	Milwaukee
Sylvania
Pennsylvania
Philadelphia
Pittsburgh
West Chester

(1)	Facility also provides administrative support to infusion and home nursing operations.

(2)	Facility houses operations for both Specialty Pharmacy Services and Traditional Pharmacy Services operations.

(3)	Facility houses operations for Specialty Pharmacy Services or home nursing operations.

(4)	In addition to nursing services, the facility also provides hospice services, warehouse services and administrative support, each in a separate location.

(5)	Facility provides both community pharmacy and infusion services in the same location.

Legal Proceedings

The sellers of a company, Northland Pharmacy, acquired by a BioScrip subsidiary are claiming a right to additional purchase price of at least $5.64 million in connection with an earn out provision in the stock purchase agreement regarding the acquisition. The sellers, named DiCello, first sued in federal court in Ohio in July 2007, but the court stayed the case and directed arbitration of the disagreement by the accounting firm KPMG, LLP, as the stock purchase agreement provides. We deny owing the sellers any additional purchase price. The parties have made extensive filings as directed by the arbitrator and are waiting for either the arbitrator’s decision or instructions as to further proceedings in the matter. We are confident in our position and do not believe an adverse ruling is likely; however, there can be no assurance that an adverse ruling will not be rendered. If the arbitrator rules in favor of DiCello, such ruling could have a material adverse effect on our business, operations or financial position.

On March 31, 2009, Professional Home Care Services, Inc., or PHCS, which is one of the subsidiaries we acquired through our acquisition of CHS, was sued by Alexander Infusion, LLC, a New York-based home infusion company, in the Supreme Court of the State of New York. The complaint alleges principally breach of contract arising in connection with PHCS’s failure to consummate an acquisition of Alexander Infusion after failing to satisfy the conditions to PHCS’s obligation to close. Alexander Infusion has sued for $2.5 million in damages. We believe Alexander Infusion’s claims to be without merit and intend to continue to defend against the allegations vigorously. Furthermore, under the Merger Agreement, subject to certain limits, the Former CHS Stockholders agreed to indemnify us in connection with any losses arising from claims made in respect of the acquisition agreement entered into between PHCS and Alexander Infusion.

On September 18, 2008, a complaint was filed in federal court in New Mexico, naming BioScrip Pharmacy Services, Inc., a subsidiary of ours, as a defendant. The action is captioned Hope Huerta as Next Friend and Parent of Blanca M. Valdez, a minor v. Spectrum Chemicals and Laboratory Products, et. al., 1:08-cv-00853 (D. NM). The complaint alleges that our and the other defendants’ actions are responsible for alleged injuries to the plaintiff due to the administration of medication that allegedly had been recalled by the manufacturer, Spectrum Chemicals, and was dispensed by us. The complaint asserts various tort causes of action, including but not limited to, strict products liability and negligence, breach of warranties and violations of New Mexico statutes. The complaint seeks unspecified money damages, including punitive damages. We have answered the complaint denying the material allegations. We intend to deny the allegations and defend the action vigorously. We have filed a motion for summary judgment and are awaiting the court’s ruling.

Employees

As of June 9, 2010, we had 2,294 full-time, 139 limited full-time, 180 part-time and 1,039 per diem employees, including 278 licensed pharmacists. Limited full-time employees work 30 hours per week. Per diem employees are defined as those available on an as-needed basis. None of our employees are represented by any union and, in our opinion, relations with our employees are satisfactory.

GOVERNMENT REGULATION

The healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local level. The healthcare regulatory landscape is also subject to frequent change. Laws and regulations in the healthcare industry are extremely complex and, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. Moreover, our business is impacted not only by those laws and regulations that are directly applicable to us but also by certain laws and regulations that are applicable to our payors, vendors and referral sources. While our management believes that we are in substantial compliance with all of the existing laws and regulations applicable to us stated below, such laws and regulations are subject to rapid change and often are uncertain in their application. As controversies continue to arise in the healthcare industry, federal and state regulation and enforcement priorities in this area may increase, the impact of which cannot be predicted. There can be no assurance that we will not be subject to scrutiny or challenge under one or more of these laws or that any such challenge would not be successful. Any such challenge, whether or not successful, could have a material adverse effect upon our business and results of operations. In addition, the new health reform legislation enacted in March 2010 will have considerable but uncertain impact on the financing and delivery of health care and conceivably could have a material adverse effect on our business.

Among the various federal and state laws and regulations which may govern or impact our current and planned operations are the following:

Medicare and Medicaid Reimbursement

Many of the products and services that we provide are reimbursed by Medicare and Medicaid and are therefore subject to extensive government regulation. Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons with certain specific conditions. The Medicare Program currently consists of four parts: Medicare Part A, which covers, among other things, inpatient hospital, skilled nursing facility, home nursing and certain other types of healthcare services; Medicare Part B, which covers physicians’ services, outpatient services, items and services provided by medical suppliers, and a limited number of prescription drugs; Medicare Part C, which generally allows beneficiaries to enroll in private healthcare plans (known as Medicare Advantage plans); and Medicare Part D, established by Medicare Modernization Act, which provides for a voluntary prescription drug benefit.

The Medicaid Program provides medical benefits to groups of low-income individuals, some who may have inadequate or no medical insurance. Although the federal government establishes general guidelines for the program, Medicaid is a state administered program and each state sets its own guidelines regarding eligibility and covered services, subject to certain minimum federal requirements.

Congress often enacts legislation that affects, positively or negatively, the reimbursement rates of Medicare providers and that also may impact Medicaid providers. Generally, Medicare provider payment modifications occur in the context of budget reconciliation; however, Medicare changes also may occur in the context of broader healthcare policy legislation, including the healthcare reform legislation recently enacted currently under consideration by Congress. In the last five years, Congress has reduced Medicare reimbursement for various providers, including Medicare Part A certified home health agencies, and Medicare Part B suppliers. Recent legislation that has affected our Medicare reimbursement rates for home infusion therapy and Medicare reimbursement rates for home health includes primarily the Medicare Modernization Act and the Deficit Reduction Act of 2005, which we refer to as the Deficit Reduction Act.

Approximately 29% and 33% of our pro forma revenues for the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, were derived directly from Medicare, Medicaid or other government-sponsored healthcare programs. Also, we indirectly provide benefits to managed care entities that provide services to beneficiaries of Medicare, Medicaid and other government-sponsored healthcare programs. Should there be material changes to federal or state reimbursement methodologies, regulations or policies, our direct reimbursements from government-sponsored healthcare programs, as well as services fees that relate indirectly to such reimbursements, could be adversely affected. In addition, certain state Medicaid programs only allow for reimbursement to pharmacies residing in the state or in a border state. While our management believes that we can service each company’s current Medicaid patients through existing pharmacies, there can be no assurance that additional states will not enact in-state dispensing requirements for their Medicaid programs. To the extent such requirements are enacted, certain therapeutic pharmaceutical reimbursements could be adversely affected.

Medicare Parts B and D.  We receive reimbursement for infusion therapy under both Medicare Part B and Medicare Part D. In connection with the enactment of the Medicare Modernization Act, CMS promulgated a substantial volume of new regulations implementing the federal government’s Voluntary Prescription Drug Benefit Program, known as Medicare Part D. CMS has attempted to clarify issues regarding coverage of infused drugs under Medicare Part D and the relationship with existing coverage under Medicare Part B. In certain cases, both Medicare Parts B and D will cover identical infused drugs. CMS has stated that coverage is generally determined by the diagnosis and the method of drug delivery. For example, parenteral nutrition is covered under Medicare Part B for patients with a non-functioning digestive tract. In all other situations, Medicare Part D covers parenteral nutrition. Confusion regarding the appropriate coverage of infusion therapy could adversely affect our business.

Under Medicare Part D, the ingredient costs and dispensing fees associated with the administration of home infusion therapies are covered under Medicare. Under Medicare Part B, no separate administration reimbursement is available. For eligible Medicare beneficiaries, the cost of equipment and supplies associated with infused covered Medicare Part D drugs will continue to be reimbursed on a limited basis under Medicare Part A or Part B, as applicable, and the cost of professional services associated with infused covered Medicare Part D drugs will continue to be reimbursed on a limited basis under Medicare Part A. For beneficiaries who are dually eligible for benefits under Medicare and a state Medicaid program, Medicaid covered infused drugs will be reimbursed under individual state coverage guidelines if coverage is denied by Medicare.

Both the OIG and CMS continue to issue guidance with regard to the Medicare Part D program and compliance with related federal laws and regulations by Part D sponsors and their subcontractors. The receipt of federal funds made available through this program may be subject to compliance with these new regulations as well as the established laws and regulations governing the federal government’s payment for healthcare goods and services. There are many uncertainties about the financial and regulatory risks of participating in the Medicare Part D program and these risks could negatively impact our business in future periods.

Current Medicare Reimbursement for Home Health Agencies.  Home health agencies, including ours, are reimbursed under the Medicare program on a prospective payment system. Home health services include:

•	skilled nursing care;

•	physical, occupational, and speech therapy;

•	medical social work; and

•	home health aide services.

Medicare’s home health prospective payment system is comprised of a set payment for each 60-day episode of care, a case-mix adjustment based on a patient’s medical condition and service needs, an outlier payment for high cost patients and a low-utilization adjustment for patients who require only a few visits. Patients are assigned to case mix resource groups based on clinical and functional status and service use.

Payments under the home health prospective payment system are updated annually by the increase in the home health market basket. On August 29, 2007, CMS issued a final rule to update and refine the home health prospective payment system for calendar year 2008. Among its significant changes, the final rule reduced the national standardized 60-day episode rate for calendar year 2008 and also implemented similar reductions to the 60-day episode payment rate for 2009 through 2011. This rule also implemented a reduction in the national standardized 60-day episode payment rate of 2.75% in 2008 to account for changes in case mix not attributable to a patient’s actual condition. This reduction continued in 2009 and will continue through 2010. We expect these changes to have an immaterial impact on our business and results of operations.

The Patient Protection and Affordable Care Act, or PPACA, and the Health Care and Education Reconciliation Act of 2010, which amended PPACA, which we refer to collectively as the Health Reform Law, include a number of additional changes to payment for home health care services, including the following:

•	reinstatement of the 3% home health rural add-on beginning April 1, 2010 (expiring January 1, 2016);

•	market basket adjustment for 2011 to be determined by CMS, offset by a 1% reduction (1% reduction to market based updates set also for 2012 and 2013;

•	revised outlier payment policy beginning in 2011; and

•	a negative 2.71% case mix adjustment.

Legislative Changes to Medicare Reimbursement.  The Medicare Modernization Act and the Deficit Reduction Act have changed some of the medical reimbursement rules applicable to our home infusion therapy business. The Medicare Modernization Act set reimbursement for inhalation drugs at 85% of AWP in 2004, set forth the ASP plus 6% methodology that has been in use since 2006, and also set reimbursement for infusion drugs at 95% of AWP.

The Deficit Reduction Act capped monthly payments for oxygen equipment at 36 months. In addition, the Medicare Modernization Act authorized a competitive bidding program for determining Medicare reimbursement rates for certain items of durable medical equipment, including enteral nutrients, supplies and equipment, and certain RT/HME products. CMS has the discretion to determine which products will be subject to competitive bidding. The statute requires that the first round of competitive bidding occur in ten metropolitan areas around the country. The second round of competitive bidding will be conducted in 70 additional geographic areas. CMS released the final rule implementing this program on April 10, 2007, and the program was set to go into effect on July 1, 2008. However, Medicare Improvements for Patients and Providers Act of 2008 further delayed the program by 18 months and required CMS to rebid the first round of the program.

Legislation has been introduced in the House and Senate that would establish Medicare coverage of home infusion therapy and home infusion drugs under Medicare Part B and consolidate coverage under Medicare Part D. Medicare currently covers home infusion therapy for selected therapies primarily through the durable medical equipment benefit. It is anticipated that these bills would expand Medicare beneficiary access to the majority of home infusion therapies but there can be no guarantees as to what will be contained in any final legislation, should it be passed. Healthcare reform legislation currently before Congress does not change Medicare reimbursement for home infusion therapy or home infusion drugs.

In the future, Congress could enact changes to Medicare reimbursement affecting home health services, including reducing the annual payment updates to below the current statutory levels, making other modifications for home health agencies in rural areas, adding beneficiary co-payments, requiring additional quality reporting or performance requirements and making broad-based changes to reimbursement for post-acute care settings (which includes nursing homes, inpatient rehabilitation facilities and long term care).

State Legislation and Other Matters Affecting Drug Prices.  Medicaid regulation provides that a pharmacy participating in the state Medicaid program must give the state the best price that the pharmacy makes available to any third party plan (“most favored nation” legislation). Such legislation may adversely affect our ability to negotiate discounts in the future from network pharmacies. At least one state has enacted “unitary pricing” legislation, which mandates that all wholesale purchasers of drugs within the state be given access to the same discounts and incentives. Such legislation has not yet been enacted in the states where our mail service pharmacies are located. Such legislation, if enacted in other states, could adversely affect our ability to negotiate discounts on our purchase of prescription drugs to be dispensed by the mail service pharmacies.

Effective September 26, 2009, First DataBank and Medi-Span agreed to reduce the mark-up factor applied to WAC, on which AWP is based, from 1.25 to 1.20 for the approximately 1,400 drug codes that were the subject of the lawsuits. These AWP publishers also similarly reduced the mark-up factor on all other national drug codes on which they had marked up AWP. This voluntary reduction affected approximately 18,000 national drug codes. First DataBank and Medi-Span also have indicated that, within the next two years, they will discontinue publication of AWP information. See “Risk Factors — Risks Related to Our Business — Changes in industry pricing benchmarks could adversely affect our financial performance.”

Home Nursing and Medicaid.  We are also sensitive to possible changes in state Medicaid programs as it does business with several state Medicaid programs. Budgetary concerns in many states have resulted in, and may continue to result in, reductions to Medicaid reimbursement and Medicaid eligibility as well as delays in payment of outstanding claims. Any reductions to or delays in collecting amounts reimbursable by state Medicaid programs for our products or services, or changes in regulations governing such reimbursements, could cause our revenue and profitability to decline and increase its working capital requirements.

As examples, effective August 1, 2008, CHS’s contract with Amerigroup was amended to reduce the private duty nursing rate. Furthermore, TennCare, CHS’s largest Medicaid customer representing approximately 7.6% of CHS’s net revenue for the year ended December 31, 2009, has experienced substantial financial challenges since its inception in 1994. In 2002, the State of Tennessee proposed, but later withdrew, limitations on home health services. Since mid-2005, the State of Tennessee has restructured TennCare significantly and has disenrolled approximately 323,000 persons not required to be covered by federal Medicaid law. Additionally, the State of Tennessee has recently mandated that certain patients who were previously subject to traditional TennCare private duty nursing benefits be shifted to an agency that contracts with the DMRS. We have, to date, elected not to become a provider under the DMRS benefit. Due to a lack of DMRS providers and pending appeals that are underway, this change has not had a significant impact on our business. This change or similar changes in benefits designed to reduce Medicaid program budgetary constraints may, however, have an adverse impact on our patient population and results of operations in the future.

Regulation of the Pharmacy Industry

Pharmacy Regulation.  Every state’s laws require that our pharmacy locations be licensed as an in-state pharmacy to dispense pharmaceuticals in that state. State controlled substance laws require registration and compliance with state pharmacy licensure, registration or permit standards promulgated by the state’s pharmacy licensing authority. Such standards often address the qualification of an applicant’s personnel, the adequacy of its prescription fulfillment and inventory control practices and the adequacy of its facilities. In general, pharmacy licenses are renewed annually. Our management believes that our pharmacy locations materially comply with all state licensing laws applicable to these businesses. If our pharmacy locations become subject to additional licensure requirements, are unable to maintain their required licenses or if states place burdensome restrictions or limitations on pharmacies, our ability to operate in some states would be limited, which could have an adverse impact on our business. We believe the impact of any such requirements would be mitigated by the ability to shift business among our numerous locations.

Many of the states into which we deliver pharmaceuticals have laws and regulations that require out-of-state mail service pharmacies to register with, or be licensed by, the boards of pharmacy or similar regulatory bodies in those states. These states generally permit the dispensing pharmacy to follow the laws of the state within which the dispensing pharmacy is located. However, various state pharmacy boards have enacted laws and/or adopted rules or regulations directed at restricting or prohibiting the operation of out-of-state pharmacies by, among other things, requiring compliance with all laws of the states into which the out-of-state pharmacy dispenses medications, whether or not those laws conflict with the laws of the state in which the pharmacy is located, or requiring the pharmacist-in-charge to be licensed in that state. To the extent that such laws or regulations are found to be applicable to our operations, we comply with them. To the extent that any of the foregoing laws or regulations prohibit or restrict the operation of mail service pharmacies and are found to be applicable to us, they could have an adverse effect on our prescription mail service operations.

Laws enforced by the U.S. Drug Enforcement Administration, or DEA, as well as some similar state agencies, require each of our pharmacy locations to register with the DEA in order to handle and dispense controlled substances. A separate registration is required at each principal place of business where we dispense controlled substances. Federal and state laws also require that we follow specific labeling, reporting and record- keeping requirements for controlled substances. We maintain federal and state controlled substance registrations for each of our facilities that require such registration and follows procedures intended to comply with all applicable federal and state requirements regarding controlled substances.

Many states in which we operate also require home infusion companies to be licensed as home health agencies. Our management believes that we are in compliance with these laws.

Mail Order Operations.  There are other statutes and regulations which may also affect our mail service operations. The U.S. Federal Trade Commission requires mail order sellers of goods generally to engage in truthful advertising, to stock a reasonable supply of the products to be sold, to fill mail orders within 30 days, and to provide clients with refunds when appropriate.

Professional Licensure.  Nurses and pharmacists employed by us are required to be individually licensed and/or certified under applicable state law. We perform criminal and other background checks on employees and are required under state licensure to ensure that their respective employees possess all licenses and certifications required in order to provide their relevant healthcare-related services. We believe that our employees comply with applicable licensure laws.

Food, Drug and Cosmetic Act.  Certain provisions of the federal Food, Drug and Cosmetic Act govern the handling and distribution of pharmaceutical products. This law exempts many pharmaceuticals and medical devices from federal labeling and packaging requirements as long as they are not adulterated or misbranded and are dispensed in accordance with, and pursuant to, a valid prescription. We believe that we comply in all material respects with all applicable requirements.

Quality Standards/Accreditation.  As mandated by the Medicare Modernization Act, in August 2006, CMS issued quality standards for suppliers, which are being applied by independent accredited organizations approved by CMS. As modified by MIPPA, all Medicare suppliers had to be accredited before October 1, 2009. We have complied with this requirement.

Antitrust Laws.  Numerous lawsuits have been filed throughout the United States by retail pharmacies against drug manufacturers challenging certain brand drug pricing practices under various state and federal antitrust laws. A settlement in one such suit would require defendant drug manufacturers to provide the same types of discounts on pharmaceuticals to retail pharmacies and buying groups as are provided to managed care entities to the extent that their respective abilities to affect market share are comparable, a practice which, if generally followed in the industry, could increase competition from pharmacy chains and buying groups and reduce or eliminate the availability to us of certain discounts, rebates and fees currently received in connection with our drug purchasing and formulary administration programs. In addition, to the extent that we or an associated business appear to have actual or potential market power in a relevant market, business arrangements and practices may be subject to heightened scrutiny from an anti-competitive perspective and possible challenge by state or federal regulators or private parties.

Regulation of the Home Health Industry

Home health agencies operate under licenses granted by the health authorities of their respective states. Home health agencies are surveyed for compliance with licensure regulation on a periodic basis, generally every 24 to 36 months. Certain states, including some in which we operate, carefully restrict new entrants into the market based on demographic and/or competitive changes. If our home health agencies become subject to new licensure requirements, are unable to maintain required licenses or if states place burdensome restrictions or limitations on home health agencies or home nursing agencies, our subsidiaries’ ability to operate in some states would be limited, which could have an adverse impact on our business. We, through our subsidiaries, operate our home health business through Medicare certified, licensed agencies and believe we are in material compliance with all current licensure laws and regulations.

Fraud and Abuse Laws

Anti-Kickback Laws.  Subject to certain statutory and regulatory exceptions (including exceptions relating to certain managed care, discount, bona fide employment arrangements, group purchasing and personal services arrangements), the federal “anti-kickback” law prohibits the knowing and willful offer or payment of any remuneration to induce the referral of an individual or the purchase, lease or order (or the arranging for or recommending of the purchase, lease or order) of healthcare items or services paid for in whole or in part by Medicare, Medicaid or other government-funded healthcare programs (including both traditional Medicaid fee-for-service programs as well as Medicaid managed care programs). Violation of the federal anti-kickback statute could subject us to criminal and/or civil penalties including suspension or exclusion from Medicare and Medicaid programs and other government-funded healthcare programs. A number of states also have enacted anti-kickback laws that sometimes apply not only to state-sponsored healthcare programs but also to items or services that are paid for by private insurance and self-pay patients. State anti-kickback laws can vary considerably in their applicability and scope and sometimes have fewer statutory and regulatory exceptions than does the federal law. Our management carefully considers the importance of such anti-kickback laws when structuring each company’s operations, and believes that each of their respective companies is in compliance therewith.

The federal anti-kickback law has been interpreted broadly by courts, the OIG and other administrative bodies. Because of the broad scope of those statutes, federal regulations establish certain safe harbors from liability. Safe harbors exist for certain properly reported discounts received from vendors, certain investment interests held by a person or entity, and certain properly disclosed payments made by vendors to group purchasing organizations, as well as for other transactions or relationships. Nonetheless, a practice that does not fall within a safe harbor is not necessarily unlawful, but may be subject to scrutiny and challenge. In the absence of an applicable exception or safe harbor, a violation of the statute may occur even if only one purpose of a payment arrangement is to induce patient referrals or purchases. Among the practices that have been identified by the OIG as potentially improper under the statute are certain “product conversion” or “switching” programs in which benefits are given by drug manufacturers to pharmacists or physicians for changing a prescription (or recommending or requesting such a change) from one drug to another. Anti-kickback laws have been cited as a partial basis, along with state consumer protection laws discussed below, for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to retail pharmacies in connection with such programs.

Certain governmental entities have commenced investigations of PBM companies and other companies having dealings with the PBM industry and have identified issues concerning selection of drug formularies, therapeutic substitution programs and discounts or rebates from prescription drug manufacturers and whether best pricing requirements are being complied with. Additionally, at least one state has filed a lawsuit concerning similar issues against a health plan. Governmental entities have also commenced investigations against specialty pharmaceutical distribution companies having dealings with pharmaceutical manufacturers concerning retail distribution and sales and marketing practices of certain products and therapies. There can be no assurance that we will not receive subpoenas or be requested to produce documents in pending investigations or litigation from time to time. As well, we may be the target or subject of one or more such investigations or named parties in corresponding actions.

We believe that we are in compliance with the legal requirements imposed by the anti-kickback laws and regulations, and we believe that there are material and substantial differences between drug switching programs that have been challenged under these laws and the generic substitution and therapeutic interchange practices and formulary management programs offered by us to our Plan Sponsors, since no remuneration or other incentives are provided to patients, pharmacists or others. However, there can be no assurance that we will not be subject to scrutiny or challenge under such laws or regulations, or that any such challenge would not have a material adverse effect on us.

On April 18, 2003, the OIG released Compliance Program Guidance for Pharmaceutical Manufacturers, which we refer to as the Guidance, which is designed to provide voluntary, nonbinding guidance in devising effective compliance programs to assist companies that develop, manufacture, market and sell pharmaceutical products or biological products. The Guidance provides the OIG’s view of the fundamental elements of a pharmaceutical manufacturer’s compliance program and principles that should be considered when creating and implementing an effective compliance program, or as a benchmark for companies with existing compliance programs. We currently maintain a compliance program that includes the key compliance program elements described in the Guidance. We believe that the fundamental elements of our compliance programs are consistent with the principles, policies and intent of the Guidance.

The Stark Laws.  The federal self-referral law, commonly known as the “Stark Law,” prohibits physicians from referring Medicare patients for “designated health services” (which include, among other things, outpatient prescription drugs, durable medical equipment and supplies and home health services) to an entity with which the physician, or an immediate family member of the physician, has a direct or indirect financial relationship, unless the financial relationship is structured to meet an applicable exception. Possible penalties for violation of the Stark Law include denial of payment, refund of amounts collected in violation of the statute, civil monetary penalties and program exclusion. Our management carefully considers the Stark Law and its accompanying regulations in structuring our financial relationships with physicians and believes that we are in compliance therewith.

State Self-Referral Laws.  We are subject to state statutes and regulations that prohibit payments for the referral of patients and referrals by physicians to healthcare providers with whom the physicians have a financial relationship. Some state statutes and regulations apply to services reimbursed by governmental as well as private payors. Violation of these laws may result in prohibition of payment for services rendered, loss of pharmacy or health provider licenses, fines and criminal penalties. The laws and exceptions or safe harbors may vary from the federal Stark Law and vary significantly from state to state. Certain of these state statutes mirror the federal Stark Law while others may be more restrictive. The laws are often vague, and in many cases, have not been widely interpreted by courts or regulatory agencies; however, we believe they are in compliance with such laws.

Statutes Prohibiting False Claims and Fraudulent Billing Activities.  A range of federal civil and criminal laws target false claims and fraudulent billing activities. One of the most significant is the federal False Claims Act, which we refer to as the False Claims Act, which imposes civil penalties for knowingly making or causing to be made false claims in order to secure a reimbursement from government-sponsored programs, such as Medicare and Medicaid. Investigations or actions commenced under the False Claims Act may be brought either by the government or by private individuals on behalf of the government, through a “whistleblower” or “qui tam” action. The False Claims Act authorizes the payment of a portion of any recovery to the individual bringing suit. Such actions are initially required to be filed under seal pending their review by the Department of Justice. If the government intervenes in the lawsuit and prevails, the whistleblower (or plaintiff filing the initial complaint) may share with the federal government in any settlement or judgment. If the government does not intervene in the lawsuit, the whistleblower plaintiff may pursue the action independently. The False Claims Act generally provides for the imposition of civil penalties and for treble damages, resulting in the possibility of substantial financial penalties for small billing errors that are replicated in a large number of claims, as each individual claim could be deemed to be a separate violation of the False Claims Act. Significantly, the Health Reform Law amended the False Claims Act to require that an overpayment must be reported and returned to the government within 60 days after an overpayment is identified. The failure to comply with this requirement now constitutes a violation of the federal False Claims Act.

Some states also have enacted statutes similar to the False Claims Act which may include criminal penalties, substantial fines, and treble damages. In recent years, federal and state governments have launched several initiatives aimed at uncovering practices that violate false claims or fraudulent billing laws. Under Section 1909 of the Social Security Act, which became effective January 1, 2007, if a state false claim act meets certain requirements as determined by the OIG in consultation with the U.S. Attorney General the state is entitled to an increase of ten percentage points in the state medical assistance percentage with respect to any amounts recovered under a state action brought under such a law. Some of the larger states in terms of population that have had the OIG review such laws include: California, Florida, Illinois, Indiana, Massachusetts, Michigan, Nevada, Tennessee and Texas. We operate in all nine of these states and we submit claims for

Medicaid reimbursement to the respective state Medicaid agencies. We expect the list of states that enact qualifying false claims act to continue to grow. This legislation has led to increased auditing activities by state healthcare regulators. As such, we have been the subject of an increased number of audits. Further, a number of states, including states in which we operate, have adopted their own false claims statutes as well as statutes that allow individuals to bring qui tam actions. We believe that we have procedures in place to ensure the accuracy of our claims. While we believe that we are in compliance with Medicaid and Medicare billing rules and requirements, there can be no assurance that regulators would agree with the methodology employed by them in billing for our products and services and a material disagreement between us, on the one hand, and these governmental agencies, on the other hand, on the manner in which we provide products or services could have a material adverse effect on our business and operations, financial position and results of operations.

The False Claims Act also has been used by the federal government and private whistleblowers to bring enforcement actions under so-called “fraud and abuse” laws like the federal anti-kickback statute and the Stark Law. Such actions are not based on a contention that an entity has submitted claims that are facially invalid. Instead, such actions are based on the theory that when an entity submits a claim, it either expressly or impliedly certifies that it has provided the underlying services in compliance with applicable laws, and therefore that services provided and billed for during an anti-kickback statute or Stark Law violation result in false claims, even if such claims are billed accurately for appropriate and medically necessary services. The availability of the False Claims Act to enforce alleged fraud and abuse violations has increased the potential for such actions to be brought, and which often are costly and time-consuming to defend.

Regulation of the PBM Industry

Licensure Laws.  Many states have licensure or registration laws governing certain types of ancillary healthcare organizations, including preferred provider organizations, TPAs, discount cash card prescription drug programs and companies that provide utilization review services. The scope of these laws differs significantly from state to state, and the application of such laws to the activities of PBMs often is unclear. We have registered under such laws in those states in which we have concluded that such registration or licensure is required.

We dispense prescription drugs pursuant to orders received through the BioScrip.com web site, as well as other affiliated private label web sites. Accordingly, we may be subject to laws affecting on-line pharmacies. Several states have proposed laws to regulate on-line pharmacies and require on-line pharmacies to obtain state pharmacy licenses. Additionally, federal regulation by the FDA, or another federal agency of on-line pharmacies that dispense prescription drugs has been proposed. To the extent that such state or federal regulation could apply to our operations, certain of those operations could be adversely affected by such licensure legislation. Our management does not believe that the adoption of any of these internet related laws would have a material adverse effect on our business or operations.

FDA Regulation.  The FDA generally has authority to regulate drug promotional information and materials that are disseminated by a drug manufacturer or by other persons on behalf of a drug manufacturer. In January 1998, the FDA issued Draft Guidance regarding its intent to regulate certain drug promotion and switching activities of pharmaceutical manufacturers that control, directly or indirectly, a PBM. The FDA effectively withdrew the Draft Guidance and has indicated that it would not issue new draft guidance. However, there can be no assurance that the FDA will not assert jurisdiction over certain aspects of our PBM business, including the internet sale of prescription drugs.

Legislation Imposing Plan Design Mandates.  Some states have enacted legislation that prohibits Plan Sponsors from implementing certain restrictions on design features, and many states have introduced legislation to regulate various aspects of managed care plans including legislation that prohibits or restricts therapeutic substitution, requires coverage of all drugs approved by the FDA, or prohibits denial of coverage for non-FDA approved uses. For example, some states provide that members may not be required to use network providers, but that they must instead be provided with benefits even if they choose to use non-network providers (“freedom of choice” legislation), or provide that a member may sue his or her health plan if care is denied. Some states have enacted, and other states have introduced, legislation regarding plan design mandates. Some states mandate coverage of certain benefits or conditions. Such legislation does not generally apply to our business, but it may apply to certain of our customers (generally, HMOs and health insurers). We do not believe the widespread enactment of these regulations would have a material adverse effect on our PBM business.

Consumer Protection Laws.  Most states have consumer protection laws that have been the basis for investigations and multi-state settlements relating to financial incentives provided by drug manufacturers to pharmacies in connection with drug switching programs. No assurance can be given that we will not be subject to scrutiny or challenge under one or more of these laws.

Comprehensive PBM Regulation.  Although no state has passed legislation regulating PBM activities in a comprehensive manner, such legislation has been introduced in the past in several states. Since we do not derive significant PBM revenues from business in any particular state, such legislation, if currently enacted in a state, would not have a material adverse impact on our operations.

Confidentiality, Privacy and HIPAA

Most of our activities involve the receipt, use and disclosure of confidential medical, pharmacy or other health-related information concerning individual members, including the disclosure of the confidential information to the member’s health benefit plan. In addition, we use aggregated and blinded (anonymous) data for research and analysis purposes.

On April 14, 2003 the final regulations issued by HHS regarding the privacy of individually identifiable health information, which we refer to as the Privacy Regulations, pursuant to HIPAA took effect. The Privacy Regulations are designed to protect the medical information of a healthcare patient or health plan enrollee that could be used to identify the individual. We refer to this information as protected health information, which we refer to as PHI. The Privacy Regulations apply directly to certain entities known as “covered entities,” which include Plan Sponsors and most healthcare providers. In addition, the Privacy Regulations require covered entities to enter into contracts requiring their “business associates” to agree to certain restrictions regarding the use and disclosure of PHI. The Privacy Regulations apply to PHI maintained in any format, including both electronic and paper records, and impose extensive restrictions on the way in which covered entities (and indirectly their business associates) may use and disclose PHI. In addition, the Privacy Regulations also give patients significant rights to understand and control how their PHI is used and disclosed. Often, use and disclosure of PHI must be limited to the minimum amount necessary to achieve the purpose of the use or disclosure. Certain of our businesses are covered entities directly subject to the Privacy Regulations, and other of their businesses are “business associates” of covered entities, such as Plan Sponsors.

Since October 16, 2003, we have been subject to compliance with the rules governing transaction standards and code sets issued by HHS pursuant to HIPAA, which we refer to as the Transactions Standards. The Transactions Standards establish uniform standards to be utilized by covered entities in the electronic transmission of health information in connection with certain common healthcare financing transactions, such as healthcare claims. Under the new Transactions Standards, any party transmitting or receiving health transactions electronically must send and receive data in a single format, rather than the large number of different data formats currently used. The Transactions Standards apply to us in connection with submitting and processing healthcare claims. The Transactions Standards also apply to many of our payors and to our relationships with those payors.

In addition, in February 2003, HHS issued final regulations governing the security of PHI pursuant to HIPAA, which we refer to as the Security Standards. The Security Standards impose substantial requirements on covered entities and their business associates regarding the storage, utilization of, access to and transmission of electronic PHI.

The requirements imposed by the Privacy Regulations, the Transactions Standards, and the Security Standards are extensive and have required substantial cost and effort to assess and implement. We have taken and will continue to take steps that we believe are reasonable to ensure that their policies and procedures are in compliance with the Privacy Regulations, the Transactions Standards and the Security Standards. The requirements imposed by HIPAA have increased our burden and costs of regulatory compliance (including their health improvement programs and other information-based products), altered our reporting and reduced the amount of information we can use or disclose if members do not authorize such uses or disclosures.

Most states also have enacted health information privacy laws which restrict the use and disclosure of patient health information. In addition, several states recently have enacted pharmacy-related privacy legislation that applies not only to patient records but that also prohibits the transfer or use for commercial purposes of pharmacy data that identifies prescribers. In response to concerns about identity theft, many states also have adopted so-called “security breach” notification laws that may impose requirements regarding the safeguarding of personal information such as social security numbers and bank and credit card account numbers, and that impose an obligation to notify persons when their personal information has or may have been accessed by an unauthorized person. Many of these laws apply to our business and have and will continue to increase our burden and costs of privacy and security related regulatory compliance.

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 was enacted and included Title XIII, the HITECH Act. The HITECH Act modified certain provisions of the HIPAA Privacy Regulations and Security Standards, and included additional requirements meant to protect the privacy and security of health information, including, but not limited to, a new federal breach notification obligation applicable to HIPAA covered entities and their business associates. HHS, as required by the HITECH Act, has issued a regulation setting forth the breach notification obligations applicable to covered entities and their business associates. The various requirements of the HITECH Act have different compliance dates, some of which have passed and some of which will occur in the future. With respect to those requirements whose compliance dates have passed, we believe that we are in compliance with these provisions. With respect to those requirements whose compliance dates are in the future, we are in the process of implementing these new requirements or have done so already, and believe that we will be in compliance with these requirements on or before the applicable compliance date.

Healthcare Reform Legislation

In March 2010, President Obama signed into law the Health Reform Law. The Health Reform Law will result in sweeping changes to the existing U.S. system for the delivery and financing of health care. In general, among other things, the reforms will increase the number of persons covered under government program and private insurance; furnish economic incentives for measurable improvements in health care quality outcomes; promote a more integrated health care delivery system and the creation of new health care delivery models; revise payment for health care services under the Medicare and Medicaid programs; and increase government enforcement tools and sanctions for combating fraud and abuse by health care providers. In particular, among other things, the Health Reform Law will reduce cost sharing for Medicare beneficiaries under the Part D prescription drug benefit program and provide funding for medication management services by licensed pharmacists to individuals with chronic conditions. In addition, subject to promulgation of regulations by the Secretary of the U.S. Department of Health and Human Services, or the HHS Secretary, PBMs will be required to begin reporting to the HHS Secretary information regarding the percentage of prescriptions provided through retail as opposed to mail order pharmacies; percentage of prescriptions for which a generic drug was available and dispensed; the aggregate amount of rebates, discounts and other price concessions that the PBM negotiates and the aggregate amount of such price concessions that are passed through to the plan sponsor; and the aggregate amount of the difference between the amount the health benefits plan pays the PBM, and the amount the PBM pays retail and mail order pharmacies.

The details for implementation of many of the requirements under the Health Reform Law will depend on the promulgation of regulations by a number of federal government agencies, including the U.S. Department of Health and Human Services. It is impossible to predict what many of the final requirements will be, and the net effect of those requirements on us. There is likely to be considerable uncertainty as health industry stakeholders absorb and adapt to the profound changes embodied in the Health Reform Law.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following discussion provides summary information about some of our indebtedness and does not purport to be a complete description of all the information that might be important to you. For a more complete understanding of such indebtedness, we encourage you to review the more detailed summary of our indebtedness under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and in the notes to our consolidated financial statements, each contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, which are incorporated by reference into this prospectus.

Concurrently with the acquisition, we entered into the New Credit Facility, which consists of the $100.0 million Term Loan and the $50.0 million Revolver. The Term Loan was fully funded at the closing of the acquisition. The Revolver remains undrawn since the closing of the acquisition on March 25, 2010. The Term Loan matures five years after funding and has a repayment schedule with quarterly amortization equal to 2.5%, 5.0%, 7.5%, 10.0% and 12.5% per annum of its principal amount in years one through five, with the balance due at maturity. The Revolver may be drawn upon for five years after the closing of the merger. The amount of borrowings which may be made under the Revolver is based on a borrowing base comprised of specified percentages of eligible receivables and eligible inventory, up to a maximum of $50.0 million. If the amount of borrowings outstanding under the Revolver exceeds the borrowing base then in effect, then we are required to repay such borrowings in an amount sufficient to eliminate such excess. Additionally, if there are no borrowings outstanding under the Revolver, and the principal amount of the Term Loan then outstanding exceeds the borrowing base then in effect, then we are required to repay the Term Loan in an amount sufficient to eliminate such excess. The Revolver includes $5.0 million of availability for letters of credit and $5.0 million of availability for swing line loans. Interest on both the Term Loan and advances under the Revolver is based on a base rate or Eurodollar rate plus an applicable margin of 3.0% and 4.0%, respectively, and with the base rate and Eurodollar rate having floors of 3.0% and 2.0%, respectively. In the event of any default, the interest rate may be increased to 2.0% over the rate applicable to base rate loans. The Revolver also carries a commitment fee of 0.75% per annum, payable quarterly in arrears, on the unused portion of the credit line.

Borrowings under the New Credit Facility are subject to mandatory prepayment upon the occurrence of certain events, including the issuance of certain securities, the incurrence of certain debt and the sale or other disposition of certain assets. In addition, borrowings under the New Credit Facility are subject to mandatory prepayment in the event we have excess cash flow, as defined in the credit agreement. Both the Term Loan and the Revolver have been guaranteed by substantially all of our domestic subsidiaries and secured by first priority security interests in substantially all of our assets (including the capital stock of our subsidiaries) and all such subsidiary guarantors. The New Credit Facility includes customary affirmative and negative covenants and events of default, as well as financial covenants relating to a maximum total leverage ratio and a minimum fixed charge coverage ratio. Negative covenants include, among others, limitations on additional debt, liens, negative pledges, investments, dividends, stock repurchases, asset sales and affiliate transactions. Events of default include, among others, non-performance of covenants, breach of representations, cross-default to other material debt, bankruptcy and insolvency, material judgments and changes in control.

Jefferies Finance LLC acts as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent. Healthcare Finance Group, LLC acts as collateral manager and issuing bank for the lenders. An affiliate of Healthcare Finance Group, LLC acts as swingline lender for the lenders.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, “BioScrip” refers only to BioScrip, Inc. and not to any of its Subsidiaries. Upon consummation of the Transactions, Critical Homecare Solutions Holdings, Inc. and its Subsidiaries became Subsidiaries of BioScrip.

BioScrip issued the old notes, and will issue the new notes, under an indenture among itself, the Guarantors and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Unless the context otherwise requires, all references to the “notes” in this “Description of Notes” include the old notes and the new notes. The old notes and the new notes will be treated as a single class for all purposes of the indenture.

The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part and Exhibit 10.5 to our Current Report on Form 8-K filed with the SEC on March 31, 2010, which is incorporated by reference into this prospectus, and are available as set forth below under “— Additional Information,” respectively. Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The notes:

•	are general unsecured obligations of BioScrip;

•	rank pari passu in right of payment to all existing and future senior unsecured indebtedness of BioScrip;

•	rank senior in right of payment to all future subordinated indebtedness of BioScrip; and

•	are unconditionally guaranteed on a senior unsecured basis by the Guarantors.

The notes are effectively subordinated to all borrowings under the senior credit facility, which are secured by substantially all of the assets of BioScrip, and to all other existing and future secured indebtedness of BioScrip, in each case to the extent of the assets securing such indebtedness, and are structurally subordinated to all indebtedness and other liabilities of any non-Guarantor Subsidiaries. See “Risk Factors — Risks Related to the New Notes — The new notes are not secured by our assets or those of our guarantor subsidiaries.” As of March 31, 2010, we had $100.0 million of borrowings outstanding, and up to $50.0 million of additional borrowings available, under the senior credit facility. We do not have any non-Guarantor Domestic Subsidiaries. Under certain circumstances, we will be able to incur additional secured debt and create non-Guarantor Subsidiaries in the future.

The Note Guarantees

The notes were initially guaranteed by all of BioScrip’s Domestic Subsidiaries in existence on the date of the indenture.

Each guarantee of the notes:

•	is a general unsecured obligation of the Guarantor;

•	ranks pari passu in right of payment to all existing and future senior unsecured indebtedness of the Guarantor; and

•	ranks senior in right of payment to all future subordinated indebtedness of the Guarantor.

The guarantees of the notes are effectively subordinated to the Guarantors’ guarantees of borrowings under the senior credit facility, which are secured by substantially all of the assets of the Guarantors, and to all other existing and future secured indebtedness of the Guarantors, in each case to the extent of the assets securing such indebtedness. See “Risk Factors — Risks Related to the New Notes — The new notes are not secured by our assets or those of our guarantor subsidiaries.”

Restricted and Unrestricted Subsidiaries

As of the date of the indenture, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture and do not guarantee the notes.

Principal, Maturity and Interest

BioScrip issued $225.0 million in aggregate principal amount of notes in the offering of the old notes. BioScrip may issue additional notes under the indenture from time to time after this offering. Any issuance of additional notes, including the new notes, will be subject to all of the covenants in the indenture, including the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. BioScrip will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on October 1, 2015.

Interest on the notes accrues at the rate of 10 1/4% per annum and is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2010. Interest on overdue principal and interest and Liquidated Damages, if any, accrues at a rate that is 2% higher than the then applicable interest rate on the notes. BioScrip will make each interest payment to the holders of record on the immediately preceding March 15 and September 15.

Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to BioScrip, BioScrip will pay all principal of, and interest, premium and Liquidated Damages, if any, on, that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless BioScrip elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar until changed in accordance with the indenture. BioScrip may change the paying agent or registrar without prior notice to the holders of the notes, and BioScrip or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. BioScrip will not be required to transfer or exchange any note selected for redemption. Also, BioScrip will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes are guaranteed by each of BioScrip’s Domestic Subsidiaries in existence on the date of the indenture, including Critical Homecare Solutions Holdings, Inc. and its Subsidiaries. Domestic Subsidiaries created or acquired by BioScrip in the future also will be required to become Guarantors, subject to certain limited exceptions. See “— Certain Covenants — Additional Note Guarantees.” The Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the New Notes — A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than BioScrip or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture described under “— Repurchase at the Option of Holders — Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) BioScrip or a Restricted Subsidiary of BioScrip, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) BioScrip or a Restricted Subsidiary of BioScrip, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if BioScrip designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(4) upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

Optional Redemption

At any time prior to April 1, 2013, BioScrip may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of BioScrip or a contribution to BioScrip’s common equity capital; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by BioScrip and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 45 days of the date of the closing of such sale or contribution.

At any time prior to April 1, 2013, BioScrip may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at BioScrip’s option prior to April 1, 2013.

On or after April 1, 2013, BioScrip may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed to the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage

On or after April 1, 2013 and before October 1, 2014	105.125%
On or after October 1, 2014	100.000%

Unless BioScrip defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

BioScrip is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require BioScrip to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, BioScrip will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, BioScrip will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. BioScrip will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, BioScrip will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, BioScrip will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by BioScrip.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. BioScrip will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require BioScrip to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that BioScrip repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

BioScrip will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by BioScrip and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of BioScrip and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require BioScrip to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of BioScrip and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Credit Agreement contains and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control. The exercise by the holders of notes of their right to require BioScrip to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on BioScrip. In the event a Change of Control occurs at a time when BioScrip is prohibited from purchasing notes, BioScrip could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If BioScrip does not obtain a consent or repay those borrowings, BioScrip will remain prohibited from purchasing notes. In that case, BioScrip’s failure to purchase tendered notes would constitute a Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, BioScrip’s ability to pay cash to the holders of notes upon a repurchase may be limited by BioScrip’s then existing financial resources. See “Risk Factors — Risks Related to the New Notes — We may not be able to satisfy our obligations to holders of the new notes upon a Change of Control or Asset Sale.”

Asset Sales

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) BioScrip (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by BioScrip or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on BioScrip’s most recent consolidated balance sheet, of BioScrip or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and with respect to which BioScrip or such Restricted Subsidiary is released from further liability;

(b) any securities, notes or other obligations received by BioScrip or any such Restricted Subsidiary from such transferee that are converted by BioScrip or such Restricted Subsidiary into cash within 60 days, to the extent of the cash received in that conversion;

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

(d) any cash received under any earn-out or similar provision, to the extent of the cash received.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, BioScrip (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Indebtedness and other Obligations under a Credit Facility, and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes, or is merged into, a Restricted Subsidiary of BioScrip;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, BioScrip may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, BioScrip will, within 30 days thereof, make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer (whether or not any notes have been tendered), BioScrip may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

BioScrip will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, BioScrip will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption unless BioScrip defaults in the payment of the redemption price.

Certain Covenants

Restricted Payments

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of BioScrip’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving BioScrip) or to the direct or indirect holders of BioScrip’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of BioScrip);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving BioScrip) any Equity Interests of BioScrip or any direct or indirect parent of BioScrip (other than any such Equity Interests owned by BioScrip or any of its Restricted Subsidiaries);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of BioScrip or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among BioScrip and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) payments in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within six months of the due date thereof (but only to the extent such due date is not on or after the date on which the notes mature); or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) BioScrip would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by BioScrip and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (8) of the next succeeding paragraph, is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of BioScrip for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of BioScrip’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by BioScrip since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of BioScrip (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of BioScrip that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of BioScrip); plus

(c) 100% of the net reduction in Restricted Investments after the date of the indenture, in any Person, resulting from (i) payments of interest on Indebtedness, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person, or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person after the date of the indenture; plus

(d) 100% of any dividends received by BioScrip or a Restricted Subsidiary of BioScrip after the date of the indenture from an Unrestricted Subsidiary of BioScrip, to the extent that such dividends were not otherwise included in the Consolidated Net Income of BioScrip for such period.

The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of BioScrip) of, Equity Interests of BioScrip (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to BioScrip; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of BioScrip or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of BioScrip or any Restricted Subsidiary of BioScrip held by any current or former officer, director or employee of BioScrip or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any calendar year; provided, however, that any unused amounts in any calendar year may be carried forward to one or more future periods, subject to a maximum aggregate amount of repurchases made pursuant to this clause (4) not to exceed $4.0 million in any calendar year;

(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those securities, and any cash paid in lieu of fractional shares in connection with the exercise of stock options, warrants or other convertible or exchangeable securities;

(6) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of BioScrip or any Restricted Subsidiary of BioScrip issued after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7) upon the occurrence of a Change of Control or Asset Sale, the defeasance, redemption, repurchase or other acquisition of any Indebtedness of BioScrip that is contractually subordinated to the notes pursuant to provisions substantially similar to those described under “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales,” provided that BioScrip has first complied with the provisions described under such sections; and

(8) so long as no Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $15.0 million since the date of the indenture.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by BioScrip or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of BioScrip whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $15.0 million.

Incurrence of Indebtedness and Issuance of Preferred Stock

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and BioScrip will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that BioScrip may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for BioScrip’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) the incurrence by BioScrip and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of BioScrip and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $150.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by BioScrip or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales,” and (b) the sum of 80% of the book value of accounts receivable inventory plus 50% of the book value of inventory, in each case of BioScrip and its Restricted Subsidiaries as shown on the most recent balance sheet of BioScrip and its Restricted Subsidiaries;

(2) Existing Indebtedness of BioScrip and its Restricted Subsidiaries;

(3) the incurrence by BioScrip and the Guarantors of Indebtedness represented by the old notes and the related Note Guarantees and the new notes and the related Note Guarantees;

(4) the incurrence by BioScrip or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of BioScrip or any of its Restricted Subsidiaries, in an aggregate amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

(5) the incurrence by BioScrip or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (13), (14), (15) or (16) of this paragraph;

(6) the incurrence by BioScrip or any of its Restricted Subsidiaries of intercompany Indebtedness between or among BioScrip and any of its Restricted Subsidiaries; provided, however, that:

(a) if BioScrip or any Guarantor is the obligor on such Indebtedness and the payee is not BioScrip or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes and the Note Guarantees; and

(b) any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than BioScrip or a Restricted Subsidiary of BioScrip, or (ii) sale or other transfer of any such Indebtedness to a Person that is not either BioScrip or a Restricted Subsidiary of BioScrip, will be deemed, in each case, to constitute an incurrence of such Indebtedness by BioScrip or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (6);

(7) the issuance by any of BioScrip’s Restricted Subsidiaries to BioScrip or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any (a) subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than BioScrip or a Restricted Subsidiary of BioScrip, or (b) sale or other transfer of any such preferred stock to a Person that is not either BioScrip or a Restricted Subsidiary of BioScrip, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that is not permitted by this clause (7);

(8) the incurrence by BioScrip or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by BioScrip or any of the Guarantors of Indebtedness of BioScrip or a Restricted Subsidiary of BioScrip that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by BioScrip or any of its Restricted Subsidiaries of Indebtedness (including by means of the issuance of letters of credit) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety and similar bonds (or letters of credit performing a similar function) and completion guarantees in the ordinary course of business;

(11) the incurrence by BioScrip or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is extinguished within five business days;

(12) the incurrence of Indebtedness arising from agreements of BioScrip or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Restricted Subsidiary otherwise permitted under the indenture;

(13) the incurrence by BioScrip or any of its Restricted Subsidiaries of Indebtedness resulting from the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred prior to such acquisition and was not incurred in connection with, or in contemplation of, such acquisition; provided, further, that the amount of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (13), and Permitted Refinancing Indebtedness in respect thereof, does not exceed $10.0 million;

(14) the incurrence by BioScrip or any Guarantor of Indebtedness in respect of the Cisco Lease in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $10.0 million;

(15) the incurrence by BioScrip’s Foreign Subsidiaries of Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $2.0 million.

(16) the incurrence by BioScrip or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $15.0 million.

BioScrip will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of BioScrip or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of BioScrip solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, BioScrip will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of BioScrip as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that BioScrip or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens, and except Liens securing Indebtedness if all payments due under the indenture and the notes are secured equally and ratably with (or prior to) the Indebtedness secured by such Liens until such time as such Indebtedness is no longer secured by such Liens; provided that if the Indebtedness so secured is subordinated by its terms to the notes or a Note Guarantee, the Liens securing such Indebtedness will also be so subordinated by their terms to the notes and the Note Guarantees at least to the same extent.

Dividend and Other Payment Restrictions Affecting Subsidiaries

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to BioScrip or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to BioScrip or any of its Restricted Subsidiaries;

(2) make loans or advances to BioScrip or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to BioScrip or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by BioScrip or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of the assets or Equity Interests of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of BioScrip’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any instrument governing Indebtedness of a Foreign Subsidiary; provided that such Indebtedness was permitted by the terms of the indenture to be incurred; and

(13) any other agreement governing Indebtedness or Disqualified Stock entered into after the date of the indenture that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary that those in effect on the date of the indenture with respect to that Restricted Subsidiary pursuant to agreements in effect on the date of the indenture.

Merger, Consolidation or Sale of Assets

BioScrip will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not BioScrip is the surviving entity); or (2) sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of BioScrip and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) BioScrip is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than BioScrip) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than BioScrip) or the Person to which such sale, assignment, lease, transfer, conveyance or other disposition has been made assumes all the obligations of BioScrip under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; provided that if the Person formed by or surviving any such consolidation or merger is not a corporation, the Person formed by or surviving any such consolidation or merger shall cause a wholly owned corporate Subsidiary to become a co-obligor under the notes, the indenture and the registration rights agreement;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) BioScrip or the Person formed by or surviving any such consolidation or merger (if other than BioScrip), or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) have a Fixed Charge Coverage Ratio at least equal to BioScrip’s Fixed Charge Coverage Ratio immediately prior to such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1) a merger of BioScrip with an Affiliate solely for the purpose of reincorporating BioScrip in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among BioScrip and its Restricted Subsidiaries.

Transactions with Affiliates

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of BioScrip (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to BioScrip or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by BioScrip or such Restricted Subsidiary with an unaffiliated Person; and

(2) BioScrip delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of BioScrip set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of BioScrip; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to BioScrip or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by BioScrip or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among BioScrip and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of BioScrip) that is an Affiliate of BioScrip solely because BioScrip owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of directors’ fees and the provision of indemnities and other benefits to Persons who are not otherwise Affiliates of BioScrip;

(5) any issuance of Equity Interests (other than Disqualified Stock) of BioScrip to Affiliates of BioScrip;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “— Restricted Payments”; and

(7) any agreement or arrangement as in effect on the date of the indenture and any amendment or modification thereto, and the performance of obligations thereunder, so long as such amendment or modification is not more disadvantageous to the holders of the notes in any material respect.

Business Activities

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to BioScrip and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If BioScrip or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then BioScrip will (1) cause that newly acquired or created Domestic Subsidiary to (a) execute a supplemental indenture pursuant to which it becomes a Guarantor and (b) if any obligations remain under the Registration Rights Agreement, execute an amendment to the Registration Rights Agreement pursuant to which it becomes subject to the obligations of a Guarantor thereunder, and (2) deliver an opinion of counsel satisfactory to the trustee; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of BioScrip may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by BioScrip and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by BioScrip. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of BioScrip may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of BioScrip as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” BioScrip will be in default of such covenant. The Board of Directors of BioScrip may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of BioScrip; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of BioScrip of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

BioScrip will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Consummation of the Transactions

Notwithstanding anything to the contrary in the indenture, the consummation of the Transactions was deemed not to violate any provision of the indenture or constitute a Change of Control. For all purposes under the indenture, the Acquisition will be deemed to have occurred immediately prior to entering into the indenture.

Reports

So long as any notes are outstanding, BioScrip will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if BioScrip were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if BioScrip were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy BioScrip’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on BioScrip’s consolidated financial statements by BioScrip’s certified independent accountants. In addition, unless the reports are available on the SEC’s EDGAR service, BioScrip will post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and, following the consummation of the exchange offer contemplated by the registration rights agreement, BioScrip will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within those time periods (unless the SEC will not accept such a filing).

If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, BioScrip is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, BioScrip will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. BioScrip will not take any action for the purpose of causing the SEC not to accept any such filings.

If BioScrip has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of BioScrip and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of BioScrip.

BioScrip will also arrange and participate in quarterly conference calls open to the public to discuss its results of operations no later than 10 Business Days following the date on which each of the quarterly and annual financial statements are made available as provided above. Dial-in conference call information will be provided in advance by press release.

In addition, BioScrip and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3) failure by BioScrip or any of its Restricted Subsidiaries to comply with the provisions described under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by BioScrip or any of its Restricted Subsidiaries for 30 days to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” “— Certain Covenants — Restricted Payments,” or “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(5) failure by BioScrip or any of its Restricted Subsidiaries for 60 days after notice to BioScrip by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by BioScrip or any of its Restricted Subsidiaries (or the payment of which is guaranteed by BioScrip or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $20.0 million or more;

(7) failure by BioScrip or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (net of any amounts that a reputable and credit-worthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to BioScrip or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising under clause (9) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest, premium or Liquidated Damages, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest, premium, or Liquidated Damages, if any, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal, interest, premium or Liquidated Damages, if any.

BioScrip is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days of becoming aware of any Default or Event of Default, BioScrip is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of BioScrip or any Guarantor, as such, will have any liability for any obligations of BioScrip or the Guarantors under the notes, the indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

BioScrip may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, and interest, premium and Liquidated Damages, if any, on, such notes when such payments are due from the trust referred to below;

(2) BioScrip’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and BioScrip’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, BioScrip may, at its option and at any time, elect to have the obligations of BioScrip and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) BioScrip must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by BioScrip, to pay the principal of, and interest, premium and Liquidated Damages, if any, on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and BioScrip must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, BioScrip must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) BioScrip has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, BioScrip must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which BioScrip or any Guarantor is a party or by which BioScrip or any Guarantor is bound;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which BioScrip or any of its Subsidiaries is a party or by which BioScrip or any of its Subsidiaries is bound;

(6) BioScrip must deliver to the trustee an officers’ certificate stating that the deposit was not made by BioScrip with the intent of preferring the holders of notes over the other creditors of BioScrip with the intent of defeating, hindering, delaying or defrauding any creditors of BioScrip or others; and

(7) BioScrip must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the notes or the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest, premium or Liquidated Damages, if any, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in currency other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest, premium or Liquidated Damages, if any, on, the notes;

(7) waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, BioScrip, the Guarantors and the trustee may amend or supplement the indenture, the notes and the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of BioScrip’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of BioScrip’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the notes, or the Note Guarantees to any provision of the “Description of Notes” section of the final offering memorandum relating to the offering of the old notes to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of the indenture, the notes or the Note Guarantees;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(9) to evidence and provide for the acceptance of appointment under the indenture by a successor trustee.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to BioScrip following the expiration of the period for holding unclaimed funds set forth in the indenture, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have (i) become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption in the name, and at the expense, of BioScrip, and, in any such case, BioScrip or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, interest, premium and Liquidated Damages, if any, to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which BioScrip or any Guarantor is a party or by which BioScrip or any Guarantor is bound;

(3) BioScrip or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4) BioScrip has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, except in the case of satisfaction and discharge of the indenture resulting from repayment of the notes at their Stated Maturity, BioScrip must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The indenture provides that the indenture, the notes and the Note Guarantees are governed by the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of BioScrip or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523, Attention: Corporate Secretary.

Book-Entry, Delivery and Form

The new notes will be issued in the form of one or more registered notes in global form without interest coupons (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Clearstream, each as defined below), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, N.A. (“Clearstream”) are provided solely as a matter of convenience. Euroclear and Clearstream are indirect participants in DTC, as described below. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. BioScrip takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised BioScrip that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”), such as Euroclear and

Clearstream. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised BioScrip that, pursuant to procedures established by it:

(1) upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the Participants; and

(2) ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants (with respect to other owners of beneficial interests in the Global Note).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. From March 25, 2010 through May 4, 2010, investors in the old notes offered and sold in offshore transactions in reliance on Regulation S (the “Regulation S Notes”) had to initially hold their interests therein through Euroclear or Clearstream, if they were participants in such systems, or indirectly through organizations that were participants in such systems. After May 4, 2010, investors could hold interests in the registered, global form (without interest coupons) of the Regulation S Notes through Participants other than Euroclear and Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, premium and Liquidated Damages, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, BioScrip and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither BioScrip, the trustee nor any agent of BioScrip or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised BioScrip that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the

Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or BioScrip. Neither BioScrip nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and BioScrip and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between the participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised BioScrip that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of BioScrip, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies BioScrip that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, BioScrip fails to appoint a successor depositary;

(2) BioScrip, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

BioScrip will make payments in respect of the notes represented by the Global Notes (including principal, interest, premium and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. BioScrip will make all payments of principal, interest, premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. BioScrip expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised BioScrip that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Acquisition” means the transactions contemplated by the Acquisition Agreement.

“Acquisition Agreement” means the agreement and plan of merger, dated as of January 24, 2010, among BioScrip, Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P. and S.A.C. Domestic Capital Funding, Ltd.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 20% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at April 1, 2013, (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 1, 2013 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of BioScrip and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of BioScrip’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $15.0 million;

(2) a transfer of assets to BioScrip or any of its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of BioScrip to BioScrip or to a Restricted Subsidiary of BioScrip;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(7) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(8) any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of BioScrip, BioScrip or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(9) the concurrent purchase and sale or exchange of assets or a combination of assets between BioScrip or any of its Restricted Subsidiaries and another person to the extent that the assets received by BioScrip or its Restricted Subsidiaries are of equivalent or better market value than the assets transferred;

(10) leases or subleases in the ordinary course of business to third persons that do not otherwise limit or restrict the ability of BioScrip or any of its Restricted Subsidiaries to engage in Permitted Businesses and otherwise in accordance with the provisions of the indenture;

(11) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) to the extent it is a Permitted Lien;

(12) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business; and

(13) foreclosures on assets to the extent it would not otherwise result in a Default or Event of Default.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“BioScrip” means BioScrip, Inc. and not any of its Subsidiaries.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Fitch Ratings Bank Group rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of BioScrip and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of BioScrip;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of BioScrip (for purposes of this clause (a), such person or group shall be deemed to Beneficially Own any Voting Stock of an entity held by any other entity (the “parent entity”) so long as such person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent entity);

(4) during any period of two consecutive years commencing after the date of the indenture, individuals who on the beginning of such period constituted the Board of Directors of BioScrip (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of BioScrip was approved by a vote of at least a majority of the members of such Board of Directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

(5) BioScrip consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, BioScrip, other than any such transaction where the holders of a majority of the outstanding Voting Stock of BioScrip immediately prior to such transaction are holders of a majority of the outstanding shares of Voting Stock of the surviving or transferee Person immediately following such transaction.

Notwithstanding the foregoing, the creation of a holding company that owns 100% of the capital stock of BioScrip, or of multiple holding companies each of which owns 100% of the capital stock of another holding company or of BioScrip (including any related merger transactions to consummate the creation of such structure), will be deemed not to be a Change of Control.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Cisco Lease” means the Master Agreement to Lease Equipment, dated as of January 15, 2010, between BioScrip and Cisco Systems Capital Corporation, as it may be amended from time to time.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) fees and expenses of the Company and its Restricted Subsidiaries payable in connection with the Transactions; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash items to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; plus

(6) the amount of any non-recurring restructuring charge or reserve deducted in accordance with GAAP (and not added back) in calculating Consolidated Net Income in such period; plus

(7) any non-recurring expenses or charges (including reasonable legal, accounting, financing, consulting, advisory and other out-of-pocket fees and expenses) incurred in connection with any equity offering, Permitted Investment, acquisition, recapitalization, any issuance or repayment of Indebtedness, amendment or modification of any debt instrument (in each case, including such transaction consummated prior to the date of the indenture and any such transaction undertaken and not completed) and any non-recurring merger costs incurred during such period as a result of any such transaction, in each case deducted in accordance with GAAP (and not added back) in calculating Consolidated Net Income; plus

(8) (i) any integration costs, expenses or reserves deducted in accordance with GAAP (and not added back) in calculating Consolidated Net Income relating to retention, severance, systems establishment cost, excess pension charges, contract termination costs, future lease commitments and costs to consolidate facilities and relocate employees or equipment and similar costs, expenses or reserves and (ii) the amount of net cost savings projected by BioScrip in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, in each case described in clauses (i) and (ii) in connection with any acquisition, recapitalization or Permitted Investment; provided that (a) any such cost savings are reasonably identifiable and factually supportable, and (b) any such actions referred to in clause (ii) have been taken or are to be taken within six months after the date of determination to take such action; minus

(9) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary of BioScrip will be added to Consolidated Net Income to compute Consolidated Cash Flow of BioScrip only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to BioScrip by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any non-cash expense recorded from issuances of Equity Interests in connection with the early extinguishment of debt, and non-cash compensation expense from grants of stock appreciation or similar rights, stock options, restricted stock or other rights will, in each case, be excluded; and

(5) notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Credit Agreement” means that certain Credit Agreement, dated March 25, 2010, by and among BioScrip and the lenders from time to party thereto and Jefferies Finance LLC, as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, in each case on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require BioScrip to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that BioScrip may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that BioScrip and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of BioScrip that was formed under the laws of the United States or any state of the United States or the District of Columbia, or that guarantees or otherwise provides direct credit support for any Indebtedness of BioScrip.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Indebtedness” means Indebtedness of BioScrip and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of BioScrip (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of BioScrip (other than Disqualified Stock) or to BioScrip or a Restricted Subsidiary of BioScrip, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of BioScrip that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each Domestic Subsidiary of BioScrip on the date of the indenture and (2) each other Subsidiary of BioScrip that executes a Note Guarantee in accordance with the provisions of the indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of BioScrip.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business, (ii) advances or extensions of credit to customers in the ordinary course of business, and (iii) any debt or extension of credit represented by a bank deposit other than a time deposit), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If BioScrip or any Subsidiary of BioScrip sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of BioScrip such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of BioScrip, BioScrip will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of BioScrip’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by BioScrip or any Subsidiary of BioScrip of a Person that holds an Investment in a third Person will be deemed to be an Investment by BioScrip or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the registration rights agreement.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by BioScrip or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and (4) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither BioScrip nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of BioScrip or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Note Guarantee” means the Guarantee by each Guarantor of BioScrip’s obligations under the indenture and the notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means a business in which BioScrip and its Restricted Subsidiaries were engaged on the date of the indenture, as described in the offering memorandum distributed in connection with the private offering of the old notes, and any business reasonably related, ancillary or complementary thereto.

“Permitted Investments” means:

(1) any Investment in BioScrip or in a Restricted Subsidiary of BioScrip;

(2) any Investment in Cash Equivalents;

(3) any Investment by BioScrip or any Restricted Subsidiary of BioScrip in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of BioScrip; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, BioScrip or a Restricted Subsidiary of BioScrip;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Investments the payment for which consists solely of Equity Interests (other than Disqualified Stock) of BioScrip;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of BioScrip or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of BioScrip or any Restricted Subsidiary of BioScrip in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9) repurchases of the notes;

(10) Investments in existence on the date of the indenture;

(11) Investments in joint ventures in an amount not to exceed $500,000 per joint venture or $5.0 million in the aggregate; and

(12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $10.0 million.

“Permitted Liens” means:

(1) Liens on assets of BioScrip or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted by the terms of the indenture to be incurred and/or securing Hedging Obligations related thereto;

(2) Liens in favor of BioScrip or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is acquired, merged with or into or consolidated with BioScrip or any Subsidiary of BioScrip; provided that such Liens were not created in contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with BioScrip or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by BioScrip or any Subsidiary of BioScrip; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) or clause (14) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (15) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets of Foreign Subsidiaries;

(8) Liens existing on the date of the indenture;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) encumbrances, ground leases, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the notes or the Note Guarantees;

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(14) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(16) Liens (i) that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of BioScrip or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of BioScrip and or any of its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of BioScrip or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (a) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (b) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(17) Liens securing judgments for the payment of money not constituting an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(18) leases, subleases, licenses or sublicenses of real or personal property (including intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of BioScrip or any Restricted Subsidiaries and do not secure any Indebtedness;

(19) any interest of title of an owner of equipment or inventory on loan or consignment to BioScrip or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by BioScrip or any Restricted Subsidiary in the ordinary course of business;

(20) deposits in the ordinary course of business to secure liability to insurance carriers;

(21) Liens securing Hedging Obligations so long as any related Indebtedness is permitted to be incurred under the indenture;

(22) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under the indenture;

(23) Liens granted to prime vendors on inventory, accounts receivable and the proceeds thereof in connection with prime vendor agreements in the ordinary course of business;

(24) Liens arising from filing Uniform Commercial Code financing statements regarding leases or other transactions that are not secured transactions;

(25) Liens securing reimbursement obligations with respect to letters of credit that are cash collateralized; and

(26) Liens incurred in the ordinary course of business of BioScrip or any Subsidiary of BioScrip with respect to obligations that do not exceed $12.5 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of BioScrip or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of BioScrip or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by BioScrip or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Transactions” means the Acquisition, the issuance of the notes, entering into and incurring the initial borrowings under the Credit Agreement, and the other transactions related thereto, in each case substantially as described in the offering memorandum distributed in connection with the private offering of the old notes under the caption “The Transactions.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2013; provided, however, that if the period from the redemption date to April 1, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of BioScrip that is designated by the Board of Directors of BioScrip as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with BioScrip or any Restricted Subsidiary of BioScrip unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to BioScrip or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of BioScrip;

(3) is a Person with respect to which neither BioScrip nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of BioScrip or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of old notes for new notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a new note, the holding period of the new note will include the holding period of the old note exchanged therefor, and the basis of the new note will be the same as the basis of the old note immediately before the exchange.

In any event, persons considering the exchange of old notes for new notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of new notes and cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

We will provide a reasonable number of copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers, and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the new notes and guarantees of the new notes will be passed on for us by King & Spalding LLP, New York, New York.

EXPERTS

The consolidated financial statements of BioScrip appearing in BioScrip’s Annual Report on Form 10-K for the year ended December 31, 2009 (including the schedule appearing therein), and the effectiveness of BioScrip’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CHS and its subsidiaries as of December 31, 2009 and for the year ended December 31, 2009 incorporated by reference into this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of CHS and its subsidiaries as of December 31, 2008 and 2007 and for the years then ended, incorporated by reference into this prospectus from our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 24, 2010, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

On January 15, 2010, Deloitte informed CHS, by notice to a CHS director at that time, that Deloitte had concluded that it was no longer independent with respect to CHS. CHS understood from Deloitte that this conclusion by Deloitte was a result of a communication to Deloitte from Kohlberg Capital Corporation. Thus, Deloitte’s notification did not relate to any action or activity of CHS. Prior to our acquisition of CHS, the Former CHS Stockholders associated with Kohlberg controlled CHS through their ownership of a majority of all of the equity of CHS. Two of CHS’s directors prior to the acquisition are Partners of Kohlberg and also serve on the board of directors and own shares of Kohlberg Capital Corporation. On January 20, 2010, as a result of Deloitte’s conclusion regarding its independence, CHS dismissed Deloitte as its registered public accounting firm. Both the Board of Directors of CHS and the Board’s Audit Committee approved the decision to dismiss Deloitte.

Deloitte’s reports on CHS’s financial statements for each of the fiscal years ended December 31, 2007 and December 31, 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during CHS’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in connection with its reports on the consolidated financial statements of CHS for the fiscal year ended December 31, 2007 or the fiscal year ended December 31, 2008.

CHS subsequently retained PricewaterhouseCoopers LLP as its independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS

This prospectus incorporates important information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The following documents filed by us under the Exchange Act, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) prior to the earlier of the date of consummation of the exchange offer or such time as broker-dealers no longer own any new notes, are incorporated by reference into this prospectus as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 2, 2010, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on May 5, 2010;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, filed with the SEC on May 5, 2010, as amended by our Annual Report on Form 10-Q/A for the three months ended March 31, 2010, filed with the SEC on June 17, 2010;

•	Audited Consolidated Financial Statements of CHS, and the notes thereto, as of and for the fiscal year ended December 31, 2009, filed with the SEC as Exhibit 99.1 to our Current Report on Form 8-K on March 16, 2010;

•	Audited Consolidated Financial Statements of CHS, and the notes thereto, as of and for the fiscal years ended December 31, 2008 and 2007, filed with the SEC on February 24, 2010 as pages F-2 — F-26 of our Definitive Proxy Statement on Schedule 14A; and

•	Our Current Reports on Form 8-K filed with the SEC on January 27, 2010, March 16, 2010, March 31, 2010 and June 10, 2010.

As explained below in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the Internet. In addition, we will provide without charge to each recipient of this prospectus, upon written request, a copy of any or all of the documents incorporated herein by reference. Exhibits to a document will not be provided unless they are specifically incorporated by reference into that document. Requests should be directed to:

BioScrip, Inc.
100 Clearbrook Road
Elmsford, NY 10523
Attention: Corporate Secretary
(914) 460-1600

In order to obtain timely delivery, you must request the information no later than          , 2010, which is five business days before the expiration date of the exchange offer.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects to all of the provisions of such contract or other document.

You should rely only on the information provided in this prospectus or incorporated into this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than that on the front cover of this prospectus. You should not assume that the information in the documents incorporated by reference is accurate as of any date other than their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

We will provide you, free of charge, with a copy of the new notes and the indenture governing the new notes, as well as a copy of each of our filings upon request. Exhibits to a document will not be provided unless they are specifically incorporated by reference into that document. You may request a copy of these documents in writing or by telephone at the following address:

BioScrip, Inc.
100 Clearbrook Road
Elmsford, NY 10523
Attention: Corporate Secretary
(914) 460-1600

We also maintain an Internet website at http://bioscrip.com, which provides additional information about us through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

Offer to Exchange
Up to $225,000,000 aggregate principal amount
of our 10 1/4% Senior Notes due 2015
and the guarantees thereof which have been registered
under the Securities Act of 1933, as amended,
for a like amount of our outstanding
10 1/4% Senior Notes due 2015
and the guarantees thereof.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Corporations

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

BioScrip, Inc.

The Second Amended and Restated Certificate of Incorporation, as amended, of BioScrip, Inc. (“BioScrip”) provides that BioScrip’s directors shall not be personally liable for monetary damages to the company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. BioScrip’s Amended and Restated By-Laws further provide that BioScrip shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

CHS Holdings, Inc.

The Certificate of Incorporation of CHS Holdings, Inc. provides that its directors shall not be personally liable for monetary damages to CHS Holdings or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Certificate of Incorporation and By-Laws of CHS Holdings further provide that CHS Holdings shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits CHS Holdings to provide broader indemnification rights than permitted prior to such amendment), provided that CHS Holdings shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Critical Homecare Solutions, Inc.

The Certificate of Incorporation of Critical Homecare Solutions, Inc. provides that its directors shall not be personally liable for monetary damages to Critical Homecare Solutions or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Certificate of Incorporation and By-Laws of Critical Homecare Solutions further provide that Critical Homecare Solutions shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Critical Homecare Solutions to provide broader indemnification rights than permitted prior to such amendment), provided that Critical Homecare Solutions shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Professional Home Care Services, Inc.

The Amended and Restated Certificate of Incorporation of Professional Home Care Services, Inc. provides that its directors shall not be personally liable for monetary damages to Professional Home Care Services or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Amended and Restated By-Laws of Professional Home Care Services further provide that Professional Home Care Services shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Professional Home Care Services to provide broader indemnification rights than permitted prior to such amendment), provided that Professional Home Care Services shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Specialty Pharma, Inc.

The Amended and Restated Certificate of Incorporation of Specialty Pharma, Inc. provides that its directors shall not be personally liable for monetary damages to Specialty Pharma or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (i) through (iv) of Section 102(b)(7) of the DGCL. The Amended and Restated By-Laws of Specialty Pharma further provide that Specialty Pharma shall indemnify its directors and officers to the fullest extent permitted by the DGCL, as amended (but only to the extent that such amendment permits Specialty Pharma to provide broader indemnification rights than permitted prior to such amendment), provided that Specialty Pharma shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company (“LLC”) may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its LLC agreement.

Applied Health Care, LLC

The Limited Liability Company Agreement of Applied Health Care, LLC provides that Applied Health Care shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers, and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Applied Health Care, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Deaconess HomeCare, LLC

The Limited Liability Company Agreement of Deaconess HomeCare, LLC provides that Deaconess HomeCare shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers, and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Deaconess HomeCare, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

BioScrip Infusion Management, LLC

The BioScrip Infusion Management, LLC Limited Liability Company Agreement provides that BioScrip Infusion Management shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

BioScrip Infusion Services, LLC

The BioScrip Infusion Services, LLC Third Amended and Restated Limited Liability Company Agreement provides that BioScrip Infusion Services shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

BioScrip PBM Services, LLC

The BioScrip PBM Services, LLC Limited Liability Company Agreement provides that BioScrip PBM Services shall indemnify the members of its management committee and its officers to the fullest extent permitted under Delaware law.

California Corporations

Section 317 of the California General Corporation Law (the “CGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer or other agent of the corporation, against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was an agent of the corporation, against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification of this type may be made (a) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification or (b) of amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval.

To the extent that an agent is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such agent against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection therewith.

Section 204(a)(10) of the CGCL permits a corporation, in its articles of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (f) under Section 310 (regarding conflicts of interest) or (g) under Section 316 (relating to unlawful distributions).

BioScrip Infusion Services, Inc.

The Articles of Incorporation of BioScrip Infusion Services, Inc. provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Further, the Articles provide that BioScrip Infusion Services is authorized to provide indemnification of agents (including directors and officers) for breach of duty to BioScrip Infusion Services and its stockholders through its By-Laws or other agreements, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on excess indemnification under Section 204 of the CGCL. The By-Laws of BioScrip Infusion Services provide indemnification for directors and officers made a party or involved in any proceeding to the fullest extent permitted by the CGCL, as amended (but only to the extent that such amendment permits BioScrip Infusion Services to provide broader indemnification rights than permitted prior to such amendment) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes and penalties, settlement payments, any interest, assessments, or other charges imposed thereof, and any federal, state, or foreign taxes imposed on such person as a result of the actual or deemed receipt of any indemnification payments) reasonably incurred or suffered in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing in, any proceeding; provided that BioScrip Infusion Services shall indemnify its directors and officers in connection with a proceeding initiated by such person (other than one to establish a right to indemnification) only if such proceeding was authorized by its board of directors.

Florida Corporation (National Health Infusion, Inc.)

The Articles of Incorporation and the By-Laws of National Health Infusion, Inc. provide that National Health Infusion shall indemnify any director or officer to the full extent of the law. Section 607.0850(1) of the Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or other type of proceeding (other than an action by, or in the right of, the corporation), whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys’ fees) incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA provides further that a corporation may indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

However, indemnification shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit, (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the FBCA (relating to unlawful distributions) are applicable or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Georgia Limited Liability Companies

Section 14-11-306 of the Georgia Limited Liability Company Act provides that an LLC may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the LLC, subject to the standards and restrictions, if any, set forth in its articles of organization or a written operating agreement; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited for (a) intentional misconduct or a knowing violation of law or (b) any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Infusion Partners of Brunswick, LLC

The Limited Liability Company Agreement of Infusion Partners of Brunswick, LLC provides that Infusion Partners of Brunswick shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners of Brunswick, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Infusion Partners of Melbourne, LLC

The Limited Liability Company Agreement of Infusion Partners of Melbourne, LLC provides that Infusion Partners of Melbourne shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners of Melbourne, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Illinois Corporation (Option Health, Ltd.)

The By-Laws of Option Health, Ltd. provide that Option Health shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 8.75(a) of the Illinois Business Corporation Act of 1983 (the “ILBCA”) provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 8.75(b) of the ILBCA provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75(c) of the ILBCA requires that, to the extent that such person is successful, on the merits or otherwise, in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys’ fees and any expenses of establishing a right to indemnification) actually and reasonably incurred by that person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Under Section 2.10(b)(3) of the ILBCA, a corporation may, in its articles of incorporation, limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the ILBCA (relating to unlawful distributions) or (iv) for any transaction from which the director derived an improper personal benefit.

Kentucky Corporation (Scott-Wilson, Inc.)

The By-Laws of Scott-Wilson, Inc. provide that Scott-Wilson shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses and attorneys’ fees, actually incurred in connection with any proceeding to the full extent permitted by the Kentucky Business Corporation Act (the “KBCA”), provided that if such proceeding was by or in the right of Scott-Wilson, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable to Scott-Wilson.

Sections 271B.8-500 to 271B.8-580 of the KBCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-520 of the KBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.2-020(2)(d) of the KBCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 or (4) for any transaction from which the director derived an improper personal benefit.

Massachusetts Corporation (New England Home Therapies, Inc.)

The Articles of Organization of New England Home Therapies, Inc. eliminate the personal liability of directors to the corporation or its shareholders for monetary damages for breach of their duties as a director to the fullest extent permitted by the Massachusetts Business Corporation Act (the “MABCA”). The By-Laws of New England Home Therapies provide that New England Home Therapies shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including legal expenses and attorneys’ fees, actually incurred in connection with any proceeding to the full extent permitted by the MABCA, provided that no indemnification shall be made in respect to any proceeding in which it is adjudged that (a) the director or officer did not act in good faith in the reasonable belief that his action was in New England Home Therapies’s best interests or (b) that the director or officer derived an improper personal benefit.

Sections 8.50 to 8.59 of the MABCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, because he is or was a director of a corporation or an individual, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed that his conduct was in the corporation’s best interests or that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

Section 8.52 of the MABCA provides that a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 2.02(b)(4) of the MABCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, provided that the corporation cannot limit or eliminate the liability of a director (i) for breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper distributions under Section 6.40 of the MABCA or (iv) for any transaction from which the director derived an improper personal benefit.

Minnesota Corporation (BioScrip Pharmacy, Inc.)

The Articles of Incorporation of BioScrip Pharmacy, Inc. provide that a director shall not be personally liable to BioScrip Pharmacy or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (a) liability based on a breach of the duty of loyalty to BioScrip Pharmacy or its shareholders; (b) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) liability based on the payment of an improper dividend or an improper repurchase of BioScrip Pharmacy’s stock under Section 302A.559 of the Minnesota Business Corporation Act (the “MNBCA”) or on the sale of unregistered securities or securities fraud under Section 80A.23 of the MNBCA; or (d) liability for any transaction from which the director derived an improper personal benefit. If the MNBCA is later amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of BioScrip Pharmacy, in addition to the limitation on personal liability provided in the Articles of Incorporation, shall be limited to the fullest extent permitted by the MNBCA, as amended. The By-Laws of BioScrip Pharmacy do not contain provisions regarding indemnification.

Section 302A.521 of the MNBCA provides that, unless the articles of incorporation or bylaws prohibit such indemnification, a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (a) has not been indemnified therefor by another organization or employee benefit plan; (b) acted in good faith; (c) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring in the person’s official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation or, in the case of acts or omissions occurring in the person’s official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Under Section 302A.251 subd. 4, a corporation’s articles of incorporation may eliminate or limit a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, but may not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Sections 302A.559 or 80A.23 or (d) for any transaction from which the director derived an improper personal benefit.

Minnesota Limited Liability Company (Chronimed, LLC)

The Amended and Restated Articles of Organization for Chronimed, LLC eliminate the personal liability of a governor to the LLC or its members for monetary damages for breach of fiduciary duty as a governor. The Chronimed Operating Agreement provides that Chronimed shall indemnify its governors, managers and officers to the fullest extent permitted by applicable law.

Section 322B.699 of the Minnesota Limited Liability Company Act (the “MNLLCA”) provides that, unless prohibited or limited in the articles of organization, a member control agreement, or bylaws, an LLC shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the LLC against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (a) has not been indemnified therefor by another organization or employee benefit plan; (b) acted in good faith; (c) received no improper personal benefit and Section 322B.666 of the MNLLCA (with respect to governor conflicts of interest), if applicable, has been satisfied; (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (e) in the case of acts or omissions occurring in the official capacity for the LLC reasonably believed that the conduct was in the best interests of the LLC, or in the case of acts or omissions occurring in the official capacity for another affiliated organization, reasonably believed that the conduct was not opposed to the best interests of the LLC. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the LLC if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Under Section 322B.115 subd. 4(18) of the MNLLCA, in the articles of organization or a member control agreement, an LLC may eliminate or limit the personal liability of a governor to the LLC or its members for monetary damages for breach of fiduciary duty as a governor.

Mississippi Corporations

Section 79-4-8.51 of the Mississippi Business Corporation Act (the “MSBCA”) provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because he is or was a director or officer, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

Unless ordered by a court under Section 79-4-8.54(a)(3) of the MSBCA, a corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 79-4-8.51 or (b) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

Section 79-4-8.52 of the MSBCA provides that a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Section 79-4-2.02(b)(4) of the MSBCA provides that a corporation’s articles of organization may limit the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) a violation of Section 79-4-8.33 (relating to unlawful distributions); or (d) an intentional violation of criminal law.

Section 79-4-2.02(b)(5) of the MSBCA provides that a corporation may also provide broader indemnification to an individual for any action taken, or any failure to take any action, as a director, except liability for: (a) receipt of a financial benefit to which he is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a violation of Section 79-4-8.33 (relating to unlawful distributions); or (d) an intentional violation of criminal law.

South Mississippi Home Health, Inc.

The By-Laws of South Mississippi Home Health, Inc. provide that South Mississippi Home Health shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region I

The By-Laws of South Mississippi Home Health, Inc. — Region I provide that South Mississippi Home Health — Region I shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region I), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region I’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region I, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region I unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region I shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region II

The By-Laws of South Mississippi Home Health, Inc. — Region II provide that South Mississippi Home Health — Region II shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region II), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region II’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region II, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region II unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region II shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

South Mississippi Home Health, Inc. — Region III

The By-Laws of South Mississippi Home Health, Inc. — Region III provide that South Mississippi Home Health — Region III shall indemnify its directors and officers against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative proceeding (other than an action by or on behalf of South Mississippi Home Health — Region III), provided that such director or officer acted in good faith and in a manner he reasonably believed to be not opposed to South Mississippi Home Health — Region III’s best interests, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If such proceeding was by or on behalf of South Mississippi Home Health — Region III, indemnification shall be made only against such reasonable expenses and provided further, that no indemnification shall be made in respect to any proceeding in which the director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to South Mississippi Home Health — Region III unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnification for such expenses. South Mississippi Home Health — Region III shall indemnify a director or officer that has been successful, on the merits or otherwise, in defense of any such proceeding or in defense of any claim, issue or matter in such proceeding, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the proceeding.

New Hampshire Corporation (Infusion Solutions, Inc.)

The Amended and Restated By-Laws of Infusion Solutions, Inc. provide that Infusion Solutions shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Sections 293-A:8.51 and 8.56 of the New Hampshire Business Corporation Act (the “NHBCA”) provide that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director, officer, employee or agent of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses (including attorneys’ fees) incurred in the proceeding if (a) he conducted himself in good faith; (b) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 293-A:8.52 of the NHBCA provides that a corporation, unless limited by its articles of incorporation, shall indemnify such a person who was wholly successful, on the merits or otherwise, in the defense of any such proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Under Section 293-A:2.02(b)(4) of the NHBCA, a corporation’s articles of incorporation may eliminate or limit the liability of a director, an officer or both, to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director or an officer, except liability for (i) the amount of a financial benefit received by a director or an officer to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of Section 293-A:8.33 (relating to unlawful distributions) or (iv) an intentional violation of criminal law.

New York Corporations

Section 722(a) of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL also provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (a) a threatened action or a pending action which is settled or otherwise disposed of or (b) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 402(b) of the NYBCL provides that the corporation’s Certificate of Incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by the provision.

BioScrip Pharmacy (NY), Inc.

The Certificate of Incorporation of BioScrip Pharmacy (NY), Inc. provides that the personal liability of its directors is eliminated other than the liability set forth in Section 402(b) of the NYBCL as described above. The By-Laws of BioScrip Pharmacy (NY) provide that BioScrip Pharmacy (NY) will indemnify its directors and officers as described above under the current NYBCL, as amended (but only to the extent that such amendment permits BioScrip Pharmacy (NY) to provide broader indemnification rights than permitted prior to such amendment).

Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy

The Certificate of Incorporation of Bradhurst Specialty Pharmacy, Inc. provides that the personal liability of its directors is eliminated other than the liability set forth in Section 402(b) of the NYBCL as described above. The By-Laws of Bradhurst Specialty Pharmacy provide that Bradhurst Specialty Pharmacy will indemnify directors and officers to the fullest extent permitted by the NYBCL.

Natural Living, Inc. d/b/a BioScrip Pharmacy

The By-Laws of Natural Living, Inc. provide that Natural Living will indemnify its directors and officers to the fullest extent permitted by the law.

New York Limited Liability Company (BioScrip Nursing Services, LLC d/b/a American Disease Management Associates)

The Amended and Restated Operating Agreement of BioScrip Nursing Services provides that of BioScrip Nursing Services shall indemnify its members, managers and officers to the fullest extent permitted by law, subject to clauses (a) and (b) of Section 420 of the New York Limited Liability Company Law (the “NYLLCL”), as described below.

Section 420 of the NYLLCL provides that an LLC may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Ohio Corporations

Under Section 1701.59(D) of the Ohio Revised Code (the “ORC”), a director shall be liable in damages for any action that the director takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation, unless the Articles of Incorporation or Code of Regulations states by specific reference that this section division does not apply.

Section 1701.13(E)(1) of the ORC provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company or a partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

Under Section 1701.13(E)(2) of the ORC, in the case of an action by or in the right of the corporation, the corporation may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that a corporation may not indemnify a director or officer if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses as the court deems proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 (relating to unlawful distributions).

To the extent that a director or officer has been successful on the merits or otherwise in defense of a proceeding as described above, the corporation shall indemnify the director or officer against expenses actually and reasonably incurred by him or her in connection with that proceeding.

BioScrip Pharmacy Services, Inc.

The Amended and Restated Code of Regulations of BioScrip Pharmacy Services, Inc. provides that BioScrip Pharmacy Services will indemnify its directors and officers to the fullest extent permitted by the ORC as described above.

Regional Ambulatory Diagnostics, Inc.

The Amended and Restated Code of Regulations of Regional Ambulatory Diagnostics, Inc. provides that Regional Ambulatory Diagnostics will indemnify its directors and officers to the fullest extent permitted by the ORC as described above.

Ohio Limited Liability Companies

Section 1705.32(A) of the ORC provides that an LLC may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative, or investigative action, suit or proceeding, other than an action by or in the right of the company, because he is or was a manager, member, partner, officer, employee or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 1705.32(B) of the ORC, in the case of an action by or in the right of the LLC, the LLC may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper.

To the extent that a manager, officer, employee, or agent of an LLC has been successful on the merits or otherwise in defense of any action, suit, or proceeding as described above or has been successful in defense of any claim, issue, or matter in such a proceeding, he shall be indemnified against expenses, including attorney’s fees, that were actually and reasonably incurred by him in connection with the action, suit or proceeding.

Deaconess Enterprises, LLC

The Limited Liability Company Agreement of Deaconess Enterprises provides that Deaconess Enterprises shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Deaconess Enterprises, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Infusion Partners, LLC

The Limited Liability Company Agreement of Infusion Partners provides that Infusion Partners shall indemnify, to the fullest extent permitted by law, its officers, the members of its board of managers and each of its members and their respective officers, directors, employees, agents and controlling persons from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney’s fees) incurred in performing the obligations to Infusion Partners, including any matter arising out of or resulting from the indemnified person’s own simple, partial or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to such person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Pennsylvania Corporation (East Goshen Pharmacy, Inc.)

The Amended and Restated By-Laws of East Goshen Pharmacy, Inc. eliminate the personal liability of its directors except for liability set forth in Section 1713 of the Pennsylvania Business Corporation Law (the “PBCL”) and provide that East Goshen Pharmacy shall indemnify its directors and officers to the fullest extent permitted by the PBCL, as amended (but only to the extent that such amendment permits East Goshen Pharmacy to provide broader indemnification rights than permitted prior to such amendment), provided that East Goshen Pharmacy shall indemnify its directors and officers in connection with a proceeding initiated by such person only if such proceeding was authorized by its board of directors.

Section 1741 of the PBCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 1742 of the PBCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

To the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection with the proceeding.

Section 1713 of the PBCL provides that a corporation may have a bylaw adopted by the shareholders that eliminates a director’s personal liability for monetary damages for any action taken unless (a) the director has breached or failed to perform the duties of his office and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, provided that such a elimination or limitation of liability shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law.

Tennessee Corporations

Section 48-18-502 and 48-18-506 of the Tennessee Business Corporation Act (the “TBCA”) provides that a corporation may indemnify an individual who was, is or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director, officer, employee or agent of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan or reasonable expenses (including attorneys’ fees) incurred in the proceeding if (a) he conducted himself in good faith; (b) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Section 48-18-503 of the TBCA provides that a corporation, unless limited by its charter, shall indemnify such a person who was wholly successful, on the merits or otherwise, in the defense of any such proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Under Section 48-12-102(b)(3) of the TBCA, a corporation’s charter may eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except liability (A) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (C) under Section 48-18-304 (relating to unlawful distributions). Under Section 48-18-509 of the TBCA, the corporation shall also not indemnify the director if a judgment or other final adjudication adverse to the director establishes the director’s liability under clause (A), (B) or (C) above.

Cedar Creek Home Health Care Agency, Inc.

The Amended and Restated Charter of Cedar Creek Home Health Care Agency, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA. The By-Laws of Cedar Creek Home Health Care Agency provide that Cedar Creek Home Health Care Agency shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Health Services, Inc.

The By-Laws of Elk Valley Health Services provide that Elk Valley Health Services shall indemnify directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Home Health Care Agency, Inc.

The By-Laws of Elk Valley Home Health Care Agency provide that Elk Valley Home Health Care Agency shall indemnify directors and officers to the fullest extent permitted by applicable law as then in effect.

Elk Valley Professional Affiliates, Inc.

The Amended and Restated Charter of Elk Valley Professional Affiliates, Inc. eliminates the personal liability of a director to the extent permitted under Section 48-12-102(b)(3) of the TBCA. The By-Laws of Elk Valley Professional Affiliates provide that Elk Valley Professional Affiliates shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Gericare, Inc.

The By-Laws of Gericare provide that Gericare shall indemnify its directors and officers to the fullest extent permitted by applicable law as then in effect.

Tennessee Limited Liability Company (Knoxville Home Therapies, LLC)

The Amended and Restated Operating Agreement of Knoxville Home Therapies provides that Knoxville Home Therapies will indemnify its officers, managers and each of its members and their respective officers, directors, employees, agents and controlling persons to the fullest extent permitted by law, including any matter arising out of or resulting from such person’s own simple, partial or concurrent negligence, except if the loss, cost, liability damage or expense is primarily attributable to such person’s breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct or fraud.

Section 48-249-115(b) of the Tennessee Revised Limited Liability Company Act (the “TRLLCA”) provides that a manager-managed LLC may indemnify an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding, because such individual is or was a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, against judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if the individual acted in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the LLC that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. However, an LLC may not indemnify such a person if (i) in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

Section 48-249-115(c) of the TRLLCA provides that an LLC shall indemnify a manager, officer, employee or agent or an individual who, while a manager, officer, employee or agent, is or was serving at the LLC’s request as a director, manager, officer, partner, trustee, employee or agent of an employee benefit plan or any other foreign or domestic entity, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party, because the person is or was held such a position, against reasonable expenses (including attorneys’ fees) incurred by the person in connection with the proceeding.

Vermont Corporation (Wilcox Medical, Inc.)

The Amended and Restated By-Laws of Wilcox Medical, Inc. provide that Wilcox Medical shall indemnify its directors and officers to the fullest extent permitted by applicable law.

Section 8.51 of the Vermont Business Corporation Act (the “VBCA”) provides that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 8.52 of the VBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 2.02(b)(4) of the VBCA, a corporation’s articles of organization may limit the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her own duties in accordance with Section 8.30 of the VBCA, except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled, (ii) an intentional or reckless infliction of harm on the corporation or the shareholders, (iii) a violation of Section 8.33 of the VBCA (relating to unlawful distributions) or (iv) an intentional or reckless criminal act.

Director and Officer Insurance

BioScrip maintains director and officer liability insurance policies under which the directors and officers of BioScrip and the directors, managers and officers of its subsidiaries are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers, which could include liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Exchange Act of 1934, as amended.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on August 9, 2004, SEC Accession No. 0001089355-04-000197).
2.2	Amendment No. 1 dated January 3, 2005 to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2005, SEC Accession No. 0001014739-05-000007).
2.3	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 24, 2010, SEC Accession No. 0000950123-10-005446).*
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).
3.2	Amendment to Second Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 10, 2010, SEC Accession No. 0000950123-10-057214).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009, SEC Accession No. 0001014739-09-000029).
4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.2	Form of 10 1/4% Senior Note due 2015 (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.3	Form of Guarantee (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.4	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).

Exhibit
No.	Description

4.5	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
5.1	Opinion of King & Spalding LLP.†
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Pro Forma Ratio of Earnings to Fixed Charges of BioScrip, Inc.†
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).†
23.2	Consent of Ernst & Young LLP.†
23.3	Consent of PricewaterhouseCoopers LLP.†
23.4	Consent of Deloitte & Touche LLP.†
25.1	Statement of Eligibility of Trustee on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Instructions to Registered Holders.†

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Agreement and Plan of Merger have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

†	Filed herewith.

(b)	Financial Statement Schedules.

The following financial statement schedule is included in BioScrip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 2, 2010, which is incorporated by reference into this registration statement:

Valuation and Qualifying Accounts for the years ended December 31, 2009, 2008 and 2007

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Charlotte W. Collins Charlotte W. Collins	Director

/s/ Louis T. DiFazio, Ph.D. Louis T. DiFazio, Ph.D.	Director

/s/ Samuel P. Frieder Samuel P. Frieder	Director

/s/ Myron Z. Holubiak Myron Z. Holubiak	Director

/s/ David R. Hubers David R. Hubers	Director

/s/ Richard L. Robbins Richard L. Robbins	Director

/s/ Stuart A. Samuels Stuart A. Samuels	Director

/s/ Richard M. Smith Richard M. Smith	President, Chief Operating Officer and Director

/s/ Gordon H. Woodward Gordon H. Woodward	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP INFUSION MANAGEMENT, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Manager (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Manager

/s/ Richard M. Smith Richard M. Smith	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP INFUSION SERVICES, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP INFUSION SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Joseph Smith Joseph Smith	President (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard H. Friedman Richard H. Friedman	Member of the Management Committee

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Member of the Management Committee

/s/ Richard M. Smith Richard M. Smith	Member of Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP NURSING SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Treasurer (Principal Financial and Accounting Officer)

/s/ Tasha Scott Tasha Scott	Manager of BioScrip Nursing Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP PBM SERVICES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Member of the Management Committee (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Member of the Management Committee

/s/ Richard M. Smith Richard M. Smith	Member of Management Committee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP PHARMACY (NY), INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

BIOSCRIP PHARMACY SERVICES, INC.

BIOSCRIP PHARMACY, INC.

BRADHURST SPECIALTY PHARMACY, INC.

NATURAL LIVING, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

CHRONIMED, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	President and Governor (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Governor

/s/ Richard M. Smith Richard M. Smith	Governor

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

CRITICAL HOMECARE SOLUTIONS, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard M. Smith Richard M. Smith	President and Director

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

CHS HOLDINGS, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

/s/ Richard M. Smith Richard M. Smith	President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

APPLIED HEALTH CARE, LLC

DEACONNESS ENTERPRISES, LLC

DEACONESS HOMECARE, LLC

INFUSION PARTNERS, LLC

INFUSION PARTNERS OF BRUNSWICK, LLC

INFUSION PARTNERS OF MELBOURNE, LLC

KNOXVILLE HOME THERAPIES, LLC

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Manager (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Richard H. Friedman Richard H. Friedman	Manager

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmsford, State of New York, on June 21, 2010.

CEDAR CREEK HOME HEALTH CARE AGENCY, INC.

EAST GOSHEN PHARMACY, INC.

ELK VALLEY HEALTH SERVICES, INC.

ELK VALLEY HOME HEALTH CARE AGENCY, INC.

ELK VALLEY PROFESSIONAL AFFILIATES, INC.

GERICARE, INC.

INFUSION SOLUTIONS, INC.

NATIONAL HEALTH INFUSION, INC.

NEW ENGLAND HOME THERAPIES, INC.

OPTION HEALTH, LTD.

PROFESSIONAL HOME CARE SERVICES, INC.

REGIONAL AMBULATORY DIAGNOSTICS, INC.

SCOTT-WILSON, INC.

SOUTH MISSISSIPPI HOME HEALTH, INC.

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION I

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION II

SOUTH MISSISSIPPI HOME HEALTH, INC. — REGION III

SPECIALTY PHARMA, INC.

WILCOX MEDICAL, INC.

By:	/s/ Barry A. Posner
Name:     Barry A. Posner

Title:	Executive Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title(s)

/s/ Richard M. Smith Richard M. Smith	President and Director (Principal Executive Officer)

/s/ Stanley G. Rosenbaum Stanley G. Rosenbaum	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Signature	Title(s)

/s/ Richard H. Friedman Richard H. Friedman	Director

/s/ Barry A. Posner Barry A. Posner	Executive Vice President, Secretary, General Counsel and Director

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of August 9, 2004, among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on August 9, 2004, SEC Accession No. 0001089355-04-000197).
2.2	Amendment No. 1 dated January 3, 2005 to Agreement and Plan of Merger dated August 9, 2004 by and among MIM Corporation, Chronimed Acquisition Corp. and Chronimed Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2005, SEC Accession No. 0001014739-05-000007).
2.3	Agreement and Plan of Merger, dated as of January 24, 2010, by and among BioScrip, Inc., Camelot Acquisition Corp. (now known as CHS Holdings, Inc.), Critical Homecare Solutions Holdings, Inc., Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 24, 2010, SEC Accession No. 0000950123-10-005446).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, SEC Accession No. 0000950123-05-003294).
3.2	Amendment to Second Amended and Restated Certificate of Incorporation of BioScrip, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 10, 2010, SEC Accession No. 0000950123-10-057214).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 30, 2009, SEC Accession No. 0001014739-09-000029).
4.1	Indenture, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.2	Form of 10 1/4% Senior Note due 2015 (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.3	Form of Guarantee (included in the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906, which is incorporated by reference).
4.4	Registration Rights Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., the guarantors party thereto and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
4.5	Credit Agreement, dated as of March 25, 2010, by and among BioScrip, Inc., as borrower, the subsidiary guarantors party thereto, the lenders party thereto, Jefferies Finance LLC, as lead arranger, as book manager, as administrative agent for the lenders, as collateral agent for the secured parties and as syndication agent, Compass Bank, as a co-documentation agent, GE Capital Corporation, a co-documentation agent, Healthcare Finance Group, LLC, as collateral manager, HFG Healthco-4, LLC, as swingline lender for the lenders, and Healthcare Finance Group, LLC, as issuing bank for the lenders (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 31, 2010, SEC Accession No. 0000950123-10-030906).
5.1	Opinion of King & Spalding LLP.†
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Pro Forma Ratio of Earnings to Fixed Charges of BioScrip, Inc.†
23.1	Consent of King & Spalding LLP (included in Exhibit 5.1 hereto).†
23.2	Consent of Ernst & Young LLP.†
23.3	Consent of PricewaterhouseCoopers LLP.†

Exhibit
No.	Description

23.4	Consent of Deloitte & Touche LLP.†
25.1	Statement of Eligibility of Trustee on Form T-1.†
99.1	Form of Letter of Transmittal.†
99.2	Form of Notice of Guaranteed Delivery.†
99.3	Form of Instructions to Registered Holders.†

†	Filed herewith.